EXHIBIT 10.1 US-DOCS\161783810.15 U.S. $3,500,000,000 FIVE YEAR REVOLVING CREDIT AGREEMENT dated as of August 18, 2025 among HALLIBURTON COMPANY and HALLIBURTON OPERATIONS FINANCE COMPANY, LLC as Borrowers, THE ISSUING BANKS NAMED HEREIN as Issuing Banks, CITIBANK, N.A. as Swingline Bank, THE BANKS NAMED HEREIN as Banks, CITIBANK, N.A. as Administrative Agent, DEUTSCHE BANK SECURITIES INC. and MUFG BANK, LTD. as Co-Syndication Agents, and BOFA SECURITIES, INC., BARCLAYS BANK PLC, BNP PARIBAS, HSBC SECURITIES (USA) INC., and STANDARD CHARTERED BANK as Co-Documentation Agents CITIBANK, N.A., DEUTSCHE BANK SECURITIES INC., MUFG BANK, LTD, BOFA SECURITIES, INC. BARCLAYS BANK PLC BNP PARIBAS HSBC SECURITIES (USA) INC.,

2 US-DOCS\161783810.15 and STANDARD CHARTERED BANK as Joint Lead Arrangers and Joint Bookrunners

TABLE OF CONTENTS

Page

ARTICLE I DEFINITIONS AND ACCOUNTING TERMS 1

Section 1.01	Certain Defined Terms	1
Section 1.02	Computation of Time Periods	21
Section 1.03	Accounting Terms; GAAP	22
Section 1.04	Miscellaneous	22
Section 1.05	Ratings	22
Section 1.06	Divisions	22
Section 1.07	Rates	23

ARTICLE II AMOUNTS AND TERMS OF THE ADVANCES 23

Section 2.01	The Revolving Credit Advances	23
Section 2.02	Making the Revolving Credit Advances	26
Section 2.03	Issuance of and Drawings and Reimbursement Under Letters of Credit	28
Section 2.04	Fees	30
Section 2.05	Reduction of Commitments	31
Section 2.06	Repayment of Advances; Required Cash Collateral	32
Section 2.07	Interest	34
Section 2.08	[Reserved]	35
Section 2.09	Interest Rate Determination	35
Section 2.10	Optional Prepayments	36
Section 2.11	Payments and Computations	37
Section 2.12	Increased Costs and Capital Requirements	39
Section 2.13	Taxes	40
Section 2.14	Sharing of Payments, Etc	44
Section 2.15	Illegality	45
Section 2.16	Conversion of Advances	46
Section 2.17	Replacement or Removal of Bank	46
Section 2.18	Evidence of Indebtedness	47
Section 2.19	[Reserved]	48
Section 2.20	Increase in the Aggregate Revolving Credit Commitments	48
Section 2.21	New Issuing Banks	49
Section 2.22	Extension of Commitments	49
Section 2.23	Change in Control	51
Section 2.24	Defaulting Bank Provisions	53
Section 2.25	Acknowledgment and Consent to Bail-In of Affected Financial Institutions	53
Section 2.26	Benchmark Replacement Setting	54

US-DOCS\161783810.15

ii US-DOCS\161783810.15 ARTICLE III CONDITIONS OF LENDING ...............................................................................55 Section 3.01 Conditions Precedent to Effectiveness.......................................................55 Section 3.02 Conditions Precedent to each Advance, each Commitment Increase and each Issuance, Renewal and Increase of each Letter of Credit ...........57 Section 3.03 Determinations Under Section 3.01...........................................................58 Section 3.04 Additional Defaulting Bank Requirements................................................58 ARTICLE IV REPRESENTATIONS AND WARRANTIES ......................................................58 Section 4.01 Representations and Warranties of the Borrowers.....................................58 ARTICLE V COVENANTS OF THE BORROWERS.................................................................61 Section 5.01 Affirmative Covenants...............................................................................61 Section 5.02 Negative Covenants ...................................................................................64 ARTICLE VI EVENTS OF DEFAULT........................................................................................68 Section 6.01 Events of Default .......................................................................................68 Section 6.02 Actions in Respect of the Letters of Credit upon Default..........................70 ARTICLE VII THE AGENT.........................................................................................................71 Section 7.01 Authorization and Action...........................................................................71 Section 7.02 Agent’s Reliance, Etc.................................................................................71 Section 7.03 Exculpatory Provisions ..............................................................................72 Section 7.04 Delegation of Duties ..................................................................................73 Section 7.05 The Agent and its Affiliates.......................................................................73 Section 7.06 Bank Credit Decision.................................................................................73 Section 7.07 Indemnification ........................................................................................74 Section 7.08 Successor Agent.........................................................................................74 Section 7.09 Joint Lead Arrangers, Co-Syndication Agents and Co-Documentation Agents.........................................................................75 Section 7.10 Defaulting Bank Provisions .......................................................................75 Section 7.11 Erroneous Payments...................................................................................75 ARTICLE VIII MISCELLANEOUS ............................................................................................79 Section 8.01 Amendments, Etc.......................................................................................79 Section 8.02 Notices, Etc ................................................................................................80 Section 8.03 No Waiver; Remedies ................................................................................83 Section 8.04 Expenses; Compensation ...........................................................................83 Section 8.05 Right of Set-Off .........................................................................................85 Section 8.06 Limitation and Adjustment of Interest.......................................................86 Section 8.07 Binding Effect............................................................................................87 Section 8.08 Assignments and Participations .................................................................87 Section 8.09 No Liability of Issuing Banks ....................................................................90

iii US-DOCS\161783810.15 Section 8.10 Execution in Counterparts..........................................................................90 Section 8.11 Judgment ....................................................................................................91 Section 8.12 Governing Law ..........................................................................................91 Section 8.13 Jurisdiction; Damages................................................................................91 Section 8.14 Confidentiality ...........................................................................................92 Section 8.15 Patriot Act Notice ......................................................................................93 Section 8.16 Waiver of Jury Trial...................................................................................93 Section 8.17 No Advisory or Fiduciary Responsibility ..................................................93 Section 8.18 Acknowledgement Regarding Any Supported QFCs ................................94 Section 8.19 Severability ................................................................................................95 Section 8.20 Joint and Several ........................................................................................95 ARTICLE IX BORROWER REPRESENTATIVE ......................................................................96 Section 9.01 Appointment; Nature of Relationship........................................................96 Section 9.02 Powers........................................................................................................96 Section 9.03 Employment of Agents ..............................................................................96 Section 9.04 Notices .......................................................................................................96 Section 9.05 Successor Borrower Representative ..........................................................96 Section 9.06 Execution of Loan Documents...................................................................97 ANNEX Annex A SCHEDULES Schedule I - Commitments Schedule 1.01(a) - Existing Letters of Credit Schedule 5.02(a) - Certain Existing Indebtedness EXHIBITS Exhibit A-1 - Form of Revolving Note Exhibit A-2 - Form of Swingline Note Exhibit B-1 - Form of Notice of Revolving Credit Borrowing Exhibit B-2 - Form of Notice of Issuance and Application for Letter of Credit Exhibit B-3 - Form of Notice of Swingline Advance Exhibit C - Form of Assignment and Acceptance

US-DOCS\161783810.15 FIVE YEAR REVOLVING CREDIT AGREEMENT DATED AS OF August 18, 2025 Halliburton Company, a Delaware corporation (“HALCO”) and Halliburton Operations Finance Company, LLC, a Texas limited liability company (“HOFC”; HOFC and HALCO are sometimes referred to herein collectively as the “Borrowers” and individually as a “Borrower”), the lenders party hereto and Citibank, N.A. (“Citi”), as Agent hereunder, agree as follows: ARTICLE I DEFINITIONS AND ACCOUNTING TERMS Section 1.01 Certain Defined Terms. As used in this Agreement, the terms “Borrowers”, “Citi”, “HALCO” and “HOFC” shall have the meanings set forth above and the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined): “Additional Amount” has the meaning specified in Section 2.13(a). “Additional Change in Control Commitment Bank” has the meaning specified in Section 2.23(e). “Additional Commitment Bank” has the meaning specified in Section 2.22(c). “Advance” means a Revolving Credit Advance under Section 2.01(a), a Letter of Credit Advance under Section 2.03 or a Swingline Advance under Section 2.01(c) and refers to a Base Rate Advance or a SOFR Advance. “Affected Bank” has the meaning specified in Section 2.15. “Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution. “Affiliate” means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person. For purposes of this definition, the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ability to exercise voting power, by contract or otherwise, and “controlled” has a meaning analogous thereto. “Agent” or “Administrative Agent” means Citi solely in its capacity as Agent pursuant to Article VII and any successor in such capacity pursuant to Section 7.08. “Agent Parties” has the meaning specified in Section 8.02(c). “Agent’s Account” means the account of the Agent maintained by the Agent with Citi at its office at 1 Penns Way, Ops II, New Castle, DE 19720, Account No. 36852248, Attention: Halliburton Account Officer, or such other account as the Agent shall specify in writing to the Banks.

2 US-DOCS\161783810.15 “Agreement” means this Five Year Revolving Credit Agreement dated as of August 18, 2025 among the Borrowers, the Banks and the Agent, as amended from time to time in accordance with the terms hereof. “Anti-Corruption Laws” means the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act of 2010 and any other similar anti-corruption laws of the European Union or any jurisdiction where the Borrowers or any of their respective Subsidiaries is physically located, organized or resident. “Applicable Commitment Fee Rate” has the meaning specified in Annex A. “Applicable Margin” has the meaning specified in Annex A. “Assignment and Acceptance” means an assignment and acceptance entered into by a Bank and an Eligible Assignee, and accepted by the Agent, in substantially the form of Exhibit C or any other form approved by the Agent. “Assuming Lender” has the meaning specified in Section 2.20(d). “Assumption Agreement” has the meaning specified in Section 2.20(d). “Available Amount” of any Letter of Credit means, at any time, the Dollar Equivalent of (a) the maximum amount available to be drawn under such Letter of Credit at such time (assuming compliance at such time with all conditions to drawing) less (b) with respect to any Letter of Credit that has been cash collateralized as a result of an Exercising Bank or a Non-Extending Bank, the amount of such cash collateral. “Available Tenor” means, as of any date of determination and with respect to the then- current Benchmark, as applicable, (x) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark pursuant to this Agreement, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 2.26(d). “Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution. “Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time that is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

3 US-DOCS\161783810.15 “Bank Insolvency Event” means that (i) a Bank or its Parent Company is insolvent, or is generally unable to pay its debts as they become due, or admits in writing its inability to pay its debts as they become due, or makes a general assignment for the benefit of its creditors, (ii) a Bank or its Parent Company is the subject of a bankruptcy, insolvency, reorganization, liquidation or similar proceeding, or a receiver, trustee, conservator, intervenor or sequestrator or the like has been appointed for such Bank or its Parent Company or (iii) a Bank or its Parent Company is the subject of a Bail-in Action, or such Bank or its Parent Company has taken any action in furtherance of or indicating its consent to or acquiescence in any such proceeding or appointment; provided that a Bank Insolvency Event shall not exist solely as the result of the acquisition or maintenance of an ownership interest in a Bank or its Parent Company by a governmental authority or an instrumentality thereof so long as such ownership interest does not result in or provide such Bank with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Bank (or such governmental authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Bank. “Banks” means the Issuing Banks, the Swingline Bank and the other banks and other financial institutions party hereto from time to time as lenders, including each Eligible Assignee that becomes a party hereto pursuant to Section 8.08(a), (b) and (d). “Base Rate” means, for any day, a fluctuating interest rate per annum as shall be in effect from time to time which rate per annum shall at all times be equal to the highest of: (a) the rate of interest announced publicly by the Agent in New York, New York, from time to time, as its base rate; (b) the sum of ½ of one percent per annum plus the Federal Funds Rate in effect from time to time; and (c) the sum of one percent per annum plus the Term SOFR for a one-month tenor in effect on such day (or if such day is not a U.S. Government Securities Business Day, the immediately preceding U.S. Government Securities Business Day). “Base Rate Advance” means an Advance which bears interest as provided in Section 2.07(a). “Base Rate Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR”. “Benchmark” means, initially, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.26(a). “Benchmark Replacement” means, with respect to any Benchmark Transition Event, the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower Representative giving due consideration to (i) any selection or recommendation of a

4 US-DOCS\161783810.15 replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated syndicated credit facilities at such time and (b) the related Benchmark Replacement Adjustment; provided that, if such Benchmark Replacement as so determined would be less than the Floor, such Benchmark Replacement will be deemed to be equal to the Floor for the purposes of this Agreement and the other Loan Documents. “Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower Representative giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities at such time. “Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark: (a) in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or (b) in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non- representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date. For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof). “Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark: (a) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that

5 US-DOCS\161783810.15 such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); (b) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or (c) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative. For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof). “Benchmark Transition Start Date” means, in the case of a Benchmark Transition Event, the earlier of (a) the applicable Benchmark Replacement Date and (b) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication). “Benchmark Unavailability Period” means, the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.26 and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.26. “Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation, in a substantially similar form and substance to the form of Certification Regarding Beneficial Owners of Legal Entity Customers published jointly, in May 2018, by the Loan Syndications and Trading Association and the Securities Industry and Financial Markets Association.

6 US-DOCS\161783810.15 “Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230. “Borrower Representative” has the meaning specified in Section 9.01. “Borrowing” means a borrowing consisting of Advances of the same Type made on the same day by the Banks pursuant to Section 2.01 and, if such Advances are SOFR Advances, having Interest Periods of the same duration. “Business Day” means a day of the year on which banks are not required or authorized to close in New York City. “Cash Collateral Account” means the cash collateral deposit account, Account No. 30597952, with Citi, as securities intermediary and depository bank, at its office at 1 Penns Way, 2nd Floor, New Castle, DE 19720, in the name of the Borrower Representative but under the sole control and dominion of the Agent and subject to the terms of this Agreement. “Change in Control” means (x) that any Person or group of Persons (within the meaning of Section 13 or Section 14 of the Securities Exchange Act of 1934, as amended) shall have acquired, directly or indirectly, beneficial ownership (with the meaning of Rule 13d-3 promulgated by the SEC under said Act) of 50% or more of the outstanding shares of equity securities of HALCO at the time entitled to vote for election of directors (or equivalent governing body) of HALCO, or (y) HALCO shall cease to own directly or indirectly 100% of the Equity Interests of HOFC. “Co-Documentation Agents” means each of BofA Securities, Inc., Barclays Bank PLC, BNP Paribas, HSBC Securities (USA) Inc. and Standard Chartered Bank, solely in its capacity as co-documentation agent under this Agreement. “Co-Syndication Agents” means each of Deutsche Bank Securities Inc. and MUFG Bank, Ltd., solely in its capacity as co-syndication agent under this Agreement. “Code” means the Internal Revenue Code of 1986, as amended, or any successor Federal tax code, and the regulations promulgated and rulings issued thereunder, in each case as now or hereafter in effect, and any reference to any statutory provision shall be deemed to be a reference to any successor provision or provisions. “Commercial Letter of Credit” means a letter of credit qualifying as a “commercial letter of credit” under 12 C.F.R. Part 3, Appendix A, Section 3(b)(3)(i) or any successor U.S. Comptroller of the Currency regulation. “Commitment” means a Revolving Credit Commitment or a Letter of Credit Commitment. “Commitment Date” has the meaning specified in Section 2.20(b). “Commitment Fee” has the meaning specified in Section 2.04(a). “Commitment Increase” has the meaning specified in Section 2.20(a).

7 US-DOCS\161783810.15 “Communications” has the meaning specified in Section 8.02(c). “Conforming Changes” means, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 8.04(b) and other technical, administrative or operational matters) that the Administrative Agent and the Borrower Representative decide may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent and the Borrower Representative decide is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents). “Consolidated Net Worth” means at any time the consolidated stockholders’ equity of HALCO and its consolidated subsidiaries calculated on a consolidated basis as of such time (excluding treasury stock), determined in accordance with GAAP. “Convert”, “Conversion” and “Converted” each refers to a conversion of Revolving Credit Advances of one Type into Revolving Credit Advances of the other Type pursuant to Section 2.09, 2.15 or 2.16. “Deemed Public Information” has the meaning specified in Section 8.02(c). “Default” means any event or condition which with notice or lapse of time or both would, unless cured or waived, become an Event of Default. “Defaulting Bank” means, subject to Section 2.24(c), (i) any Bank that has failed for two or more Business Days to comply with its obligations under this Agreement to make an Advance, make a payment to an Issuing Bank in respect of a Letter of Credit Advance, make a payment to the Swingline Bank in respect of a Swingline Advance or make any other payment due hereunder (each, a “funding obligation”), unless such Bank has notified the Agent and the Borrower Representative in writing that such failure is the result of such Bank’s good faith determination that one or more conditions precedent to funding has not been satisfied (which conditions precedent, together with the applicable default, if any, will be specifically identified in such writing), (ii) any Bank that has notified the Agent, the Borrower Representative, an Issuing Bank or the Swingline Bank in writing, or has stated publicly, that it does not intend to comply with its funding obligations hereunder, unless such writing or statement states that such position is based on such Bank’s good faith determination that one or more conditions precedent to funding cannot be satisfied (which conditions precedent, together with the applicable default, if any, will be specifically identified in such writing or public statement), (iii) any Bank that has, for three or

8 US-DOCS\161783810.15 more Business Days after written request of the Agent or the Borrower Representative, failed to confirm in writing to the Agent and the Borrower Representative that it will comply with its prospective funding obligations hereunder (provided that such Bank will cease to be a Defaulting Bank pursuant to this clause (iii) upon the Agent’s and the Borrower Representative’s receipt of such written confirmation), or (iv) any Bank with respect to which a Bank Insolvency Event has occurred and is continuing with respect to such Bank or its Parent Company (provided, in each case, that neither the reallocation of funding obligations provided for in Section 2.24(a) as a result of a Bank being a Defaulting Bank nor the performance by Non-Defaulting Banks of such reallocated funding obligations will by themselves cause the relevant Defaulting Bank to become a Non-Defaulting Bank). Any determination by the Agent that a Bank is a Defaulting Bank under any of clauses (i) through (iv) above will be conclusive and binding absent manifest error, and such Bank will be deemed to be a Defaulting Bank (subject to Section 2.24(c)) upon notification of such determination by the Agent to the Borrower Representative, the Issuing Banks, the Swingline Bank and the Banks. “Defaulting Bank Exposure” means the sum of such Defaulting Bank’s Pro Rata Share of (a) the aggregate Available Amount of all Letters of Credit outstanding at such time, (b) the aggregate principal amount of all Letter of Credit Advances made by the Issuing Banks pursuant to Section 2.03(c) and outstanding at such time and (c) the aggregate principal amount of all Swingline Advances made by the Swingline Bank pursuant to Section 2.01(c) and outstanding at such time. “Designated Jurisdiction” means any country or territory to the extent that such country or territory itself is the subject of any Sanction that broadly prohibits trade or investment with that country or territory (as of the date of this Agreement, the Crimea, Donetsk and Luhansk regions of Ukraine; Cuba; Iran; and North Korea). “Dollar Equivalent” means, on any date, (a) in relation to an amount denominated in a currency other than Dollars, the equivalent in Dollars determined by using the quoted spot rate at which Citi’s principal office in London offers to exchange Dollars for such currency in London prior to 4:00 P.M. (London time) on such date and (b) in relation to an amount denominated in Dollars, such amount. “Dollars” and “$” mean lawful money of the United States of America. “Early Maturity Date” has the meaning specified in Section 2.23(a). “EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country that is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country that is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country that is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent. “EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

9 US-DOCS\161783810.15 “EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution. “Effective Date” has the meaning specified in Section 3.01. “Eligible Assignee” means, with the consent of the Agent, the Issuing Banks and the Swingline Bank (which consents shall not be unreasonably withheld or delayed) and, so long as no Event of Default under Section 6.01(a) or 6.01(e) shall have occurred and be continuing, each Borrower (which consent shall not be unreasonably withheld or delayed) (a) any Bank, (b) any Affiliate of any Bank and (c) any other Person not covered by clause (a) or (b) of this definition; provided, however, that no assignment shall be made to (i) any Borrower or any Affiliate of any Borrower, (ii) to any Defaulting Bank, any Potential Defaulting Bank or any of their respective Subsidiaries, or any Person who, upon becoming a Bank hereunder, would constitute any of the foregoing Persons described in this clause (ii), or (iii) to a natural person (or a holding company, investment vehicle, or trust for, or owned and operated for the primary benefit of, a natural person); and provided further that a Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Agent within five (5) Business Days after having received notice thereof. “Equity Interests” means, with respect to any Person, shares of capital stock of (or other ownership or profit interests in) such Person, warrants, options or other rights for the purchase or other acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or other acquisition from such Person of such shares (or such other interests), and other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are authorized or otherwise existing on any date of determination. “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder, in each case as now or hereafter in effect, and any reference to any statutory provision shall be deemed to be a reference to any successor provision or provisions. “ERISA Affiliate” means any Person that for purposes of Title IV of ERISA is a member of any Borrower’s controlled group, or under common control with any Borrower, within the meaning of Section 414(a) or (b) of the Code, and, for purposes of Section 412 of the Code, Section 414(m) of the Code. “ERISA Event” means (a) (i) the occurrence of a reportable event, within the meaning of Section 4043 of ERISA, with respect to any Plan unless the 30-day notice requirement with respect to such event has been waived by the PBGC or applicable regulation, or (ii) the requirements of subsection (1) of Section 4043(b) of ERISA (without regard to subsection (2) of such Section) are met with respect to a contributing sponsor, as defined in Section 4001(a)(13) of ERISA, of a Plan, and an event described in paragraph (9), (10), (11), (12) or (13) of Section 4043(c) of ERISA is reasonably expected to occur with respect to such Plan within the following 30 days; (b) the

10 US-DOCS\161783810.15 application for a minimum funding waiver with respect to a Plan; (c) the provision by the administrator of any Plan of a notice of intent to terminate such Plan pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (d) the cessation of operations at a facility of a Borrower or any ERISA Affiliate in the circumstances described in Section 4062(e) of ERISA; (e) the withdrawal by a Borrower or any ERISA Affiliate from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (f) the conditions for the imposition of a lien under Section 303(k) of ERISA (or Section 302(f) of ERISA, for plan years beginning prior to 2007) shall have been met with respect to any Plan; or (g) the institution by the PBGC of proceedings to terminate a Plan pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that constitutes grounds for the termination of, or the appointment of a trustee to administer, a Plan. “Erroneous Payment” has the meaning specified in Section 7.11(a). “Erroneous Payment Deficiency Assignment” has the meaning specified in Section 7.11(d)(i). “Erroneous Payment Impacted Class” has the meaning specified in Section 7.11(d)(i). “Erroneous Payment Return Deficiency” has the meaning specified in Section 7.11(d)(i). “Erroneous Payment Subrogation Rights” has the meaning specified in Section 7.11(e). “EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time. “Events of Default” has the meaning specified in Section 6.01. “Excluded Taxes” has the meaning specified in Section 2.13(a). “Exercising Bank” has the meaning specified in Section 2.23(b). “Existing Agreement” means the Five Year Revolving Credit Agreement dated as of April 27, 2022 among HALCO, as borrower, the lenders party thereto and Citi, as agent, as amended or otherwise modified through the date hereof. “Existing Letters of Credit” means the letters of credit issued under the Existing Agreement and set forth on Schedule 1.01(a). “Extending Banks” has the meaning specified in Section 2.22(a). “Extension Request Notice” has the meaning specified in Section 2.22(a). “FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b)(1) of the Code, and any fiscal or regulatory

11 US-DOCS\161783810.15 legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among governmental authorities and implementing such Sections of the Code. “Federal Funds Rate” means, for any day, a fluctuating interest rate per annum equal for such day to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it. “Federal Reserve Board” means the Board of Governors of the Federal Reserve System or any successor thereof. “Financial Statements” means the consolidated balance sheet and other financial statements of HALCO and its consolidated subsidiaries dated December 31, 2024 included in HALCO’s Form 10-K filed with the SEC for the fiscal year ended December 31, 2024. “Floor” means a rate of interest equal to 0.00% per annum. “Foreign Bank” has the meaning specified in Section 2.13(f). “Foreign Currency” means any lawful currency (other than Dollars) that is freely transferable and convertible into Dollars. “GAAP” means generally accepted accounting principles in the United States of America. “Increase Date” has the meaning specified in Section 2.20(a). “Increasing Lender” has the meaning specified in Section 2.20(b). “Indebtedness” means, for any Person, (a) its liabilities for borrowed money or the deferred purchase price of property or services (other than current accounts and salaries payable or accrued in the ordinary course of business), (b) obligations of such Person for borrowed money evidenced by bonds, debentures, notes or other similar instruments, (c) all Indebtedness of others the payment, purchase or other acquisition or obligation of which such Person has assumed, or the payment, purchase or other acquisition or obligation of which such Person has otherwise become directly or contingently liable for and (d) leases of such Person required to be capitalized by such Person, each determined in accordance with GAAP, provided that for the avoidance of doubt, Indebtedness shall not include obligations under letter of credit reimbursement agreements so long as letters of credit issued thereunder remain undrawn. “Indemnified Costs” has the meaning specified in Section 7.07. “Indemnified Person” has the meaning specified in Section 8.04(c). “Initial Extension of Credit” means the earlier to occur of the initial Revolving Credit Borrowing and the initial issuance of a Letter of Credit hereunder.

12 US-DOCS\161783810.15 “Interest Period” means, for each SOFR Advance comprising part of the same Borrowing, the period commencing on the date of such SOFR Advance or the date of the Conversion of any Base Rate Advance into such SOFR Advance and ending on the last day of the period selected by the Borrower Representative pursuant to the provisions below and, thereafter, with respect to SOFR Advances, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrower Representative pursuant to the provisions below. The duration of each such Interest Period shall be one, three or six months (or such other period as the Borrowers and each of the Banks may agree to) (in each case, subject to the availability thereof), in each case as the Borrower Representative may, upon notice received by the Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the first day of such Interest Period (or, as to any Interest Period, at such other time as the Borrowers and the Banks may agree to for such Interest Period), select; provided, however, that: (i) Interest Periods commencing on the same date for Advances comprising part of the same Borrowing shall be of the same duration; (ii) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided that if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day; (iii) any Interest Period which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month in which it would have ended if there were a numerically corresponding day in such calendar month; (iv) the Borrower Representative may not select an Interest Period for any Advance if the last day of such Interest Period would be later than the date on which the Advances are then payable in full or if any Event of Default under Section 6.01(a) or Section 6.01(e) shall have occurred and be continuing at the time of selection; and (v) no tenor that has been removed and not reinstated from this definition pursuant to Section 2.26(d) shall be available for specification. “IRS” means the Internal Revenue Service. “Issuing Bank” means (a) each of Citi, Deutsche Bank AG New York Branch, MUFG Bank, Ltd., Bank of America, N.A., Barclays Bank PLC, BNP Paribas, HSBC Bank USA, N.A., and Standard Chartered Bank and any of their respective Affiliates, in their capacities as initial issuing banks, (b) any Eligible Assignee to which a Letter of Credit Commitment has been assigned pursuant to Section 8.08(f) so long as each such Eligible Assignee expressly agrees to perform in accordance with their terms all the obligations that by the terms of this Agreement are required to be performed by it as an Issuing Bank and notifies the Agent of its Lending Office and the amount of its Letter of Credit Commitment (which information shall be recorded by the Agent

13 US-DOCS\161783810.15 in the Register), and (c) each New Issuing Bank, in each case for so long as such initial Issuing Bank, Eligible Assignee or New Issuing Bank, as the case may be, shall have a Letter of Credit Commitment. “Joint Lead Arrangers” means Citi, Deutsche Bank Securities Inc., MUFG Bank, Ltd., BofA Securities, Inc. (or any other registered broker-dealer wholly-owned by Bank of America Corporation to which all or substantially all of Bank of America Corporation’s or any of its subsidiaries’ investment banking, commercial lending services or related businesses may be transferred following the date of this Agreement), Barclays Bank PLC, BNP Paribas, HSBC Securities (USA) Inc. and Standard Chartered Bank. “Joint Venture Debt” has the meaning specified in Section 5.02(a)(vii). “JV Subsidiary” means each Subsidiary of HALCO (a) that, at any time, directly holds an Equity Interest in any joint venture that is not a Subsidiary of HALCO and (b) that has no other material assets. “L/C Related Documents” has the meaning specified in Section 2.06(b)(ii)(A). “Lending Office” means, with respect to any Bank, the office of such Bank specified as its “Lending Office” as on file with the Agent or in the Assignment and Acceptance pursuant to which it became a Bank, or such other office of such Bank as such Bank may from time to time specify to the Borrower Representative and the Agent. “Letter of Credit” has the meaning specified in Section 2.01(b). “Letter of Credit Advance” means an Advance made by any Issuing Bank or any Bank pursuant to Section 2.03(c). “Letter of Credit Commitment” of any Issuing Bank means, at any time, the amount set forth opposite such Issuing Bank’s name on Schedule I under the heading “Letter of Credit Commitments” or as set forth in the New Issuing Bank Agreement for such Issuing Bank or as reflected for such Issuing Bank in the relevant Assignment and Acceptance to which it is a party, as such amount may be terminated, reduced or increased pursuant to Section 2.05, Section 2.23, Section 6.01 or Section 8.08 or increased pursuant to agreement between the Borrowers and such Issuing Bank with notice to the Agent. “Lien” means any lien, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement, including the lien or retained security title of a conditional vendor, a statutory deemed trust and any easement, right of way or other encumbrance on title to real property; provided, however, that for the avoidance of doubt, the interest of a Person as owner or lessor under charters or leases of property and the rights of setoff of banks shall not constitute a “Lien” on or in respect of the relevant property. “Loan Documents” means this Agreement and the Notes. “Material Adverse Effect” means a material adverse effect on (a) the business, financial condition, operations, performance or properties of the Borrowers and their respective

14 US-DOCS\161783810.15 Subsidiaries, taken as a whole, (b) the rights and remedies of the Agent or any Bank under any Loan Document or (c) the ability of the Borrowers to perform their Obligations under any Loan Document to which it is or is to be a party. “Moody’s” means Moody’s Investors Service, Inc. or any successor to its debt ratings business. “Multiemployer Plan” means any multiemployer plan, as defined in Section 4001(a)(3) of ERISA, which is maintained by (or to which there is an obligation to contribute of) a Borrower or any ERISA Affiliate. “Multiple Employer Plan” means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of a Borrower or any ERISA Affiliate and at least one Person other than such Borrower and the ERISA Affiliates or (b) was so maintained and in respect of which a Borrower or any ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated. “New Issuing Bank” means any Person that becomes an Issuing Bank pursuant to Section 2.21. “New Issuing Bank Agreement” means an agreement between the Borrowers and a Person that becomes a New Issuing Bank pursuant to such agreement in accordance with Section 2.21. “Non-Defaulting Bank” means, at any time, a Bank that is not a Defaulting Bank or a Potential Defaulting Bank. “Non-Extending Bank” has the meaning specified in Section 2.22(a). “Note” means a Revolving Note or a Swingline Note. “Notice” has the meaning specified in Section 8.02(d). “Notice of Issuance and Application for Letter of Credit” has the meaning specified in Section 2.03(a). “Notice of Revolving Credit Borrowing” has the meaning specified in Section 2.02(a). “Notice of Swingline Advance” has the meaning specified in Section 2.01(c)(ii). “Obligation” means, with respect to any Person, any payment, performance or other obligation of such Person of any kind, including any liability of such Person on any claim, whether or not the right of any creditor to payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured or unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any proceeding referred to in Section 6.01(e). Without limiting the generality of the foregoing, the Obligations of the Borrowers under the Loan Documents include (a) the obligation to pay principal, interest, Letter of Credit commissions, charges, expenses, fees, attorneys’ fees and disbursements, indemnities and other amounts payable by the Borrowers under any Loan

15 US-DOCS\161783810.15 Document, (b) the obligation of the Borrowers to reimburse any amount in respect of any of the foregoing that any Bank, in its sole discretion, may elect to pay or advance on behalf of the Borrowers and (c) the Erroneous Payment Subrogation Rights. “OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury. “Other Connection Taxes” means, with respect to the Agent or any Bank, Taxes imposed as a result of a present or former connection between the Agent or such Bank and the jurisdiction imposing such Tax (other than connections arising from the Agent or such Bank having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Advance or Loan Document). “Other Taxes” has the meaning specified in Section 2.13(b). “Parent Company” means, with respect to a Bank, the bank holding company (as defined in Federal Reserve Board Regulation Y), if any, of such Bank, and/or any Person owning, beneficially or of record, directly or indirectly, a majority of the shares of such Bank. “Participant” has the meaning specified in Section 8.08(e). “Participant Register” has the meaning specified in Section 8.08(e). “Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. 107-56, signed into law October 26, 2001, as amended. “Payment Recipient” has the meaning specified in Section 7.11(a). “PBGC” means the Pension Benefit Guaranty Corporation or any successor thereto. “Performance Letter of Credit” means a letter of credit qualifying as a “performance-based standby letter of credit” under 12 C.F.R. Part 3, Appendix A, Section 3(b)(2)(i) or any successor U.S. Comptroller of the Currency regulation. “Periodic Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR”. “Permitted Non-Recourse Indebtedness” means Indebtedness and other obligations of any Borrower or any Subsidiary incurred in connection with the acquisition, lease, repair, improvement, construction, development or operation by such Borrower or such Subsidiary of any Property with respect to which: (a) the documents evidencing such Indebtedness or other obligations provide that holders of such Indebtedness shall have recourse solely to the type of Property described in Section 5.02(a)(iii) securing such Indebtedness, and neither any Borrower nor any Subsidiary (i) provides any direct or indirect credit support, including any undertaking, agreement or instrument

16 US-DOCS\161783810.15 that would constitute Indebtedness or (ii) is otherwise directly or indirectly liable for such Indebtedness, other than (A) recourse to any Project Finance Subsidiary generally and recourse to the Property of, and Equity Interests in, such Project Finance Subsidiary, including the income, cash flow or other proceeds deriving from such Property to secure such Indebtedness or other obligations, and (B) recourse to the debtor and indirectly to any Affiliate of the debtor, under any form of assurance, undertaking or support, which recourse is limited to a claim for a breach of an obligation (other than a payment obligation or an obligation to comply or to procure compliance by another Person with any financial ratios or other tests of financial condition), fraud, misappropriation of funds or willful misconduct by the Person against which such recourse is available; and (b) no default with respect to such Indebtedness or obligations would cause, or permit (after notice or passage of time or otherwise), according to the terms thereof, any holder (or any representative of such holder) of any other Indebtedness of such Borrower or such Subsidiary to declare a default on such Indebtedness or cause the payment, repurchase, redemption, defeasance or other acquisition or retirement for value thereof to be accelerated or payable prior to any scheduled principal payment, scheduled sinking fund or scheduled maturity. “Person” means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, limited liability company or other entity, or a government or any political subdivision or agency thereof or any trustee, receiver, custodian or similar official. “Plan” means a Single Employer Plan or a Multiple Employer Plan. “Platform” has the meaning specified in Section 8.02(c). “Potential Defaulting Bank” means, at any time, (a) any Bank that has notified, or whose Parent Company or a financial institution affiliate thereof has notified, the Agent, the Borrower Representative, an Issuing Bank or the Swingline Bank in writing, or has stated publicly, that it does not intend to comply with its funding obligations under other loan agreements or credit agreements generally, unless such writing or statement states that such position is based on such Bank’s good faith determination that one or more conditions precedent to funding cannot be satisfied (which conditions precedent, together with the applicable default, if any, will be specifically identified in such writing or public statement), or (b) any Bank that has, or whose Parent Company has, a non-investment grade rating from Moody’s or S&P or another nationally recognized rating agency. Any determination by the Agent that a Bank is a Potential Defaulting Bank under any of clauses (a) and (b) above will be conclusive and binding absent manifest error, and such Bank will be deemed a Potential Defaulting Bank (subject to Section 2.24(c)) upon notification of such determination by the Agent to the Borrower Representative, the Issuing Banks, the Swingline Bank and the Banks. “Primary Currency” has the meaning specified in Section 8.11(c). “Pro Rata Share” of any amount means, with respect to any Bank at any time, such amount times a fraction the numerator of which is the amount of such Bank’s Revolving Credit Commitment at such time (or, if such Bank’s Revolving Credit Commitment shall have been

17 US-DOCS\161783810.15 terminated pursuant to Section 2.05 or 6.01, such Bank’s Revolving Credit Commitment as in effect immediately prior to such termination) and the denominator of which is the Revolving Credit Facility at such time (or, if the Revolving Credit Commitments shall have been terminated pursuant to Section 2.05 or 6.01, the Revolving Credit Facility as in effect immediately prior to such termination). “Proceeding” has the meaning specified in Section 8.04(c). “Project Finance Subsidiary” means a Subsidiary that is a special-purpose entity created solely to (a) construct, lease repair, improve, acquire, develop or operate any asset or project that will be or is financed solely with Project Financing for such asset or project and related equity investments in, loans to, or capital contributions in, such Subsidiary that are not prohibited hereby and/or (b) own an interest in any such asset or project or another Project Finance Subsidiary. “Project Financing” means Indebtedness and other obligations that (a) are incurred by a Project Finance Subsidiary and (b) constitute Permitted Non-Recourse Indebtedness and/or Indebtedness to finance working capital requirements of a Project Finance Subsidiary and related obligations. “Projections” has the meaning specified in Section 4.01(i). “Property” or “asset” (in each case, whether or not capitalized) means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible. “Public Bank” has the meaning specified in Section 8.02(c). “Rating Agencies” means S&P and Moody’s. “Register” has the meaning specified in Section 8.08(c). “Regulation U” means Regulation U of the Federal Reserve Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof. “Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees and advisors of such Person and of such Person’s Affiliates. “Relevant Governmental Body” means the Federal Reserve Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board or the Federal Reserve Bank of New York, or any successor thereto. “Required Banks” means, subject to Section 8.01(b), at any time Banks owed or holding at least a majority in interest of the sum of (a) the aggregate principal amount of the Advances outstanding at such time (with Letter of Credit Advances held by an Issuing Bank and Swingline Advances held by the Swingline Bank being deemed held by each Bank in accordance with such Bank’s Pro Rata Share); (b) the Available Amount of all Letters of Credit outstanding at such time (calculated by reference to each Bank’s Pro Rata Share) and (c) the aggregate Unused Revolving Credit Commitments at such time.

18 US-DOCS\161783810.15 “Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority. “Responsible Officer” means each of the chairman and chief executive officer, the president, the chief financial officer, the treasurer, the secretary or any vice president (whether or not further described by other terms, such as, for example, senior vice president or vice president- operations) of any Borrower or the Borrower Representative or, if any such office is vacant, any Person performing any of the functions of such office. “Revolving Credit Advance” means an Advance by a Bank to any Borrower pursuant to Section 2.01(a) and refers to a Base Rate Advance or a SOFR Advance (each of which shall be a “Type” of Revolving Credit Advance). “Revolving Credit Borrowing” means a borrowing consisting of simultaneous Revolving Credit Advances of the same Type made by the Banks. “Revolving Credit Commitment” means, with respect to any Bank at any time, the amount set forth opposite such Bank’s name on Schedule I hereto under the caption “Revolving Credit Commitments” or, if such Bank has entered into one or more Assignment and Acceptances, set forth for such Bank in the Register maintained by the Agent pursuant to Section 8.08(c) as such Bank’s “Revolving Credit Commitment”, as such amount may be reduced, increased or terminated at or prior to such time pursuant to Section 2.05, Section 2.17, Section 2.20, Section 2.22, Section 2.23 or Section 6.01. “Revolving Credit Facility” means, at any time, the aggregate amount of the Banks’ Revolving Credit Commitments at such time. “Revolving Note” means a promissory note of the Borrowers payable to any Bank, in substantially the form of Exhibit A-1 hereto, evidencing the aggregate indebtedness of the Borrowers to such Bank resulting from the Advances owing to such Bank. “S&P” means S&P Global Ratings on the date hereof, or any successor to its debt ratings business. “Sanction” means any sanction imposed, administered or enforced by the United States Government (including OFAC), the United Nations Security Council, the European Union or His Majesty’s Treasury. “SEC” means the Securities and Exchange Commission or any successor thereto. “Securitization Transaction” means any transfer by any Borrower or any Subsidiary of accounts receivable or interests therein (including all collateral securing such accounts receivable, all contracts and guarantees or other obligations in respect of such accounts receivable, the proceeds of such accounts receivable and other assets which are customarily transferred, or in respect of which security interests are customarily granted, in connection with asset securitizations involving accounts receivable), or grant of a security interest therein, (a) to a trust, partnership, corporation, limited liability company or other entity, which transfer is funded in whole or in part, directly or indirectly, by the incurrence or issuance by the transferee or any successor transferee

19 US-DOCS\161783810.15 of Indebtedness or securities that are to receive payments from, or that represent interests in, the cash flow derived from such accounts receivable or interests, or (b) directly to one or more investors or other purchasers. “Single Employer Plan” means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of a Borrower or any ERISA Affiliate and no Person other than such Borrower and the ERISA Affiliates or (b) was so maintained and in respect of which a Borrower or any ERISA Affiliate could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated. “SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator. “SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate). “SOFR Advance” means an Advance which bears interest as provided in Section 2.07(b). “Stated Termination Date” means, for any Bank, the earlier of (i) August 16, 2030 or such later day, if any, as may be in effect for such Bank pursuant to Section 2.22 and (ii) if such Bank becomes an Exercising Bank, the Early Maturity Date applicable pursuant to Section 2.23. “Subsidiary” of any Person means any corporation (including a business trust), partnership, joint stock company, limited liability company, trust, unincorporated association, joint venture or other entity of which more than 50% of the outstanding capital stock, securities or other ownership interests having ordinary voting power to elect directors of such corporation or, in the case of any other entity, others performing similar functions (irrespective of whether or not at the time capital stock, securities or other ownership interests of any other class or classes of such corporation or such other entity shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by such Person, by such Person and one or more other Subsidiaries of such Person or by one or more other Subsidiaries of such Person. Unless the context otherwise requires, references herein to “Subsidiary” or “Subsidiaries” are to a Subsidiary or Subsidiaries of HALCO. “Swingline Advance” means an Advance by the Swingline Bank to any Borrower pursuant to Section 2.01(c). “Swingline Bank” means Citi. “Swingline Note” means a promissory note of the Borrowers payable to the Swingline Bank, in substantially the form of Exhibit A-2 hereto, evidencing the aggregate indebtedness of the Borrowers to the Swingline Bank resulting from the Swingline Advances owing to the Swingline Bank. “Swingline Sublimit” means $100,000,000. “Taxes” has the meaning specified in Section 2.13(a).

20 US-DOCS\161783810.15 “Term SOFR” means, (a) for any calculation with respect to a SOFR Advance, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day, and (b) for any calculation with respect to a Base Rate Advance on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “Base Rate Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Base Rate Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Base Rate Term SOFR Determination Day; provided that, if Term SOFR determined as provided above (including pursuant to the proviso under clause (a) or clause (b) above) shall ever be less than the Floor, then Term SOFR shall be deemed to be the Floor. “Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion in consultation with the Borrower Representative). “Term SOFR Reference Rate” means the forward-looking term rate based on SOFR. “Termination Date” means, for any Bank, the Stated Termination Date for such Bank or the earlier date of termination in whole of the Revolving Credit Commitments pursuant to Section 2.05 or Section 6.01. “Trust Indenture Act” has the meaning specified in Section 7.05. “Type” has the meaning specified in the definition of Revolving Credit Advance.

21 US-DOCS\161783810.15 “UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms. “UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution. “Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment. “Unused Revolving Credit Commitment” means, with respect to any Bank at any time, (a) such Bank’s Revolving Credit Commitment at such time minus (b) without duplication, the sum of (i) the aggregate principal amount of all Revolving Credit Advances and Letter of Credit Advances made by such Bank (other than Letter of Credit Advances made by such Bank in its capacity as an Issuing Bank) and outstanding at such time plus (ii) such Bank’s Pro Rata Share of (A) the aggregate Available Amount of all Letters of Credit outstanding at such time, (B) the aggregate principal amount of all Letter of Credit Advances made by the Issuing Banks pursuant to Section 2.03(c) and outstanding at such time and (C) the aggregate principal amount of all Swingline Advances made by the Swingline Bank pursuant to Section 2.01(c) and outstanding at such time. “U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities. “U.S. Person” has the meaning specified in Section 2.13(f). “U.S. Tax Compliance Certificate” has the meaning specified in Section 2.13(f)(ii)(B)(3). “Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers. Section 1.02 Computation of Time Periods. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding”.

22 US-DOCS\161783810.15 Section 1.03 Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower Representative notifies the Agent that the Borrowers request an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Agent notifies the Borrower Representative that the Required Banks request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith; provided further that any lease that would not be considered a capital lease pursuant to GAAP prior to the effectiveness of Accounting Standards Codification 842 (whether or not such lease was in effect on such date) shall be treated as an operating lease for all purposes under this Agreement and shall not be deemed to constitute a capitalized lease or Indebtedness hereunder. Section 1.04 Miscellaneous. The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article, Section, Annex, Schedule and Exhibit references are to Articles and Sections of and Annexes, Schedules and Exhibits to this Agreement, unless otherwise specified. The term “including” shall mean “including, without limitation”. Section 1.05 Ratings. A rating, whether public or private, by S&P or Moody’s shall be deemed to be in effect on the date of announcement or publication by S&P or Moody’s, as the case may be, of such rating or, in the absence of such announcement or publication, on the effective date of such rating and will remain in effect until the announcement or publication of, or (in the absence of such announcement or publication) the effective date of, any change in such rating. In the event the standards for any rating by Moody’s or S&P are revised, or such rating is designated differently (such as by changing letter designations to numerical designations), then the references herein to such rating shall be deemed to refer to the revised or redesignated rating for which the standards are closest to, but not lower than, the standards at the date hereof for the rating which has been revised or redesignated, all as determined by the Required Banks in good faith. Long- term debt supported by a letter of credit, guaranty or other similar credit enhancement mechanism shall not be considered as senior unsecured long-term debt. If either Moody’s or S&P has at any time more than one rating applicable to senior unsecured long-term debt of any Person, the lowest such rating shall be applicable for purposes hereof. For example, if Moody’s rates some senior unsecured long-term debt of HALCO Baal and other such debt of HALCO Baa2, the senior unsecured long-term debt of HALCO shall be deemed to be rated Baa2 by Moody’s. Section 1.06 Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.

23 US-DOCS\161783810.15 Section 1.07 Rates. The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to (a) the continuation of, administration of, submission of, calculation of or any other matter related to Base Rate, the Term SOFR Reference Rate, or Term SOFR, or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, Base Rate, the Term SOFR Reference Rate, Term SOFR or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions that affect the calculation of Base Rate, the Term SOFR Reference Rate, Term SOFR, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrowers. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain Base Rate, the Term SOFR Reference Rate, Term SOFR, or any other Benchmark, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrowers, any Bank or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service. ARTICLE II AMOUNTS AND TERMS OF THE ADVANCES Section 2.01 The Revolving Credit Advances. (a) Each Bank severally agrees, on the terms and conditions hereinafter set forth, to make Revolving Credit Advances in Dollars to the Borrowers from time to time on any Business Day during the period from the Effective Date until the Termination Date for such Bank in an aggregate amount not to exceed such Bank’s Unused Revolving Credit Commitment at such time; provided that no Revolving Credit Advance shall be required to be made, except as a part of a Revolving Credit Borrowing that is in an aggregate amount not less than $10,000,000 in the case of SOFR Advances and $5,000,000 in the case of Base Rate Advances and in an integral multiple of $1,000,000, and each Revolving Credit Borrowing shall consist of Revolving Credit Advances of the same Type made on the same day by the Banks according to their Pro Rata Shares. Within the limits of each Bank’s Unused Revolving Credit Commitment in effect from time to time, the Borrowers may borrow, prepay pursuant to Section 2.10 and reborrow under this Section 2.01. The Borrower Representative agrees to give a Notice of Revolving Credit Borrowing in accordance with Section 2.02(a) as to each Revolving Credit Advance. (b) Letters of Credit. The Issuing Banks, the Banks and the Borrowers agree that effective as of the Effective Date, the Existing Letters of Credit shall be deemed to have been issued and maintained under, and to be governed by the terms and conditions of, this Agreement. Each Issuing Bank agrees, on the terms and conditions hereinafter set forth, to issue letters of credit (collectively, the “Letters of Credit”, and each a “Letter of Credit”) for the account of any Borrower (such issuance, and any funding of a draw thereunder, to be made by the Issuing Banks in reliance

24 US-DOCS\161783810.15 on the agreements of the other Banks pursuant to Section 2.03) from time to time on any Business Day during the period from the Effective Date until the earlier of (y) the Termination Date for all the Banks and (z) five (5) Business Days prior to the latest Stated Termination Date for any Bank in an aggregate Available Amount (i) for all Letters of Credit issued by the Issuing Banks not to exceed at any time the aggregate Letter of Credit Commitments at such time minus all Letter of Credit Advances outstanding at such time, (ii) for all Letters of Credit issued by any Issuing Bank, not to exceed at any time the Letter of Credit Commitment of such Issuing Bank at such time minus all Letter of Credit Advances owed to such Issuing Bank outstanding at such time (or such greater amount as such Issuing Bank shall approve), and (iii) for each such Letter of Credit not to exceed an amount equal to the Unused Revolving Credit Commitments of the Banks at such time; provided, however, that no Issuing Bank shall be required to issue a Letter of Credit if any Bank is a Defaulting Bank or Potential Defaulting Bank unless the Borrowers have deposited cash collateral to the extent required under Section 2.06(c)(ii). If the Stated Termination Date for all Banks is not the same and the aggregate Available Amount of the Letters of Credit that have an expiration date later than the Stated Termination Date for any Non-Extending Bank will exceed the Unused Revolving Credit Commitments as of such Stated Termination Date, then the Borrowers shall grant a first priority perfected security interest in, and deliver to (A) each Issuing Bank that is an Extending Bank, for such Issuing Bank’s sole benefit, an amount in Dollars and in same day funds equal to each applicable Non-Extending Bank’s Pro Rata Share of all outstanding Letters of Credit issued by such Issuing Bank, to be held as cash collateral by such Issuing Bank under the sole control and dominion of such Issuing Bank and subject to the terms of this Agreement and (B) any Issuing Bank that is a Non-Extending Bank, for such Issuing Bank’s sole benefit, an amount in Dollars and in same days funds equal to the Available Amount of all outstanding Letters of Credit issued by such Issuing Bank (but without duplication of amounts, if any, delivered in respect of such Letters of Credit pursuant to Section 2.01(b)(iii)(A)), to be held as cash collateral by such Issuing Bank under the sole control and dominion of such Issuing Bank and subject to the terms of this Agreement. Within the limits referred to above, the Borrowers may request the issuance of Letters of Credit under this Section 2.01(b), repay any Letter of Credit Advances resulting from drawings thereunder and request the issuance of additional Letters of Credit under this Section 2.01(b). (c) Swingline Advances. (i) Subject to the terms and conditions set forth herein, the Swingline Bank, in reliance on the agreements of the other Banks pursuant to Section 2.01(c)(iii), shall, on the terms and conditions hereinafter set forth, make Swingline Advances in Dollars to the Borrowers from time to time on any Business Day during the period from the Effective Date until the Termination Date for the Swingline Bank in an aggregate amount not to exceed the lesser of (i) the Swingline Sublimit and (ii) for each such Swingline Advance, the Unused Revolving Credit Commitments of the Banks at such time; provided that the Swingline Bank shall not be required to make a Swingline Advance to refinance an outstanding Swingline Advance; and provided further that the Swingline Bank shall not be required to make Swingline Advances if any Bank is a Defaulting Bank or Potential Defaulting Bank unless the Borrowers have deposited cash collateral to the extent required under Section 2.06(c)(ii). Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may borrow, prepay pursuant to Section 2.10 and reborrow under this Section 2.01(c). Immediately upon the making of a Swingline

25 US-DOCS\161783810.15 Advance, each Bank shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swingline Bank a risk participation in such Swingline Advance in an amount equal to such Bank’s Pro Rata Share of such Swingline Advance. (ii) Each Swingline Advance shall be made on notice in substantially the form of Exhibit B-3 (a “Notice of Swingline Advance”), given not later than 3:00 P.M. (New York City time), on the day of a proposed Swingline Advance, by the Borrower Representative to the Agent, which shall give the Swingline Bank prompt notice thereof by facsimile or other electronic communication (e-mail). Each Notice of Swingline Advance shall be consistent with the requirements of this Section 2.01(c) and shall be by facsimile or other electronic communication (e-mail) (or by telephone notice promptly confirmed by a written, fax or electronic communication (e-mail)), specifying therein the requested (A) date of such Swingline Advance and (B) amount of such Swingline Advance. The Swingline Bank shall, before 4:00 P.M. (New York City time) on the date of such Swingline Advance, make available, in same day funds, such Swingline Advance to the Borrowers by means of a credit to the general deposit account of the Borrowers with the Swingline Bank; provided that the Swingline Bank shall not make any Swingline Advances if the applicable conditions set forth in Article III have not been fulfilled. Each Swingline Advance shall be a Base Rate Advance at all times. Each Swingline Advance shall be in a minimum amount of $1,000,000 and in an integral multiple of $1,000,000. (iii) Upon written demand by the Swingline Bank with an outstanding Swingline Advance, with a copy of such demand to the Agent, each Bank shall make a Base Rate Advance in an amount equal to such Bank’s Pro Rata Share of such outstanding Swingline Advance as of the date of such demand (and the Agent may apply cash collateral available with respect to any Defaulting Bank’s ratable share). Such request shall be made in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Advances, but subject to the amount of the Unused Revolving Credit Commitments and the conditions set forth in Section 3.02. Each Bank shall on (A) the Business Day on which demand therefor is made by the Swingline Bank, provided that notice of such demand is given not later than 11:00 A.M. (New York City time) on such Business Day, or (B) the first Business Day next succeeding such demand if notice of such demand is given after such time, make available to the Agent for the account of the Swingline Bank, in same day funds, such Bank’s Pro Rata Share of such Swingline Advance. Promptly after receipt thereof, the Agent shall transfer such funds to the Swingline Bank. (iv) If for any reason any Swingline Advance cannot be refinanced by such a Revolving Credit Borrowing, the request for Base Rate Advances made by the Swingline Bank as set forth herein shall be deemed to be a request by the Swingline Bank that each of the Banks, and each of the Banks absolutely and unconditionally agrees to, fund its risk participation in such Swingline Advance by purchasing from the Swingline Bank, and the Swingline Bank shall sell and assign to each such Bank, such Bank’s Pro Rata Share of such outstanding Swingline Advance as of the date of such purchase, by making available for the account of its Lending Office to the Agent for the account of the Swingline Bank, by deposit to the Agent’s Account, in same day funds, an amount equal to the portion of the outstanding principal amount of such Swingline Advance to be

26 US-DOCS\161783810.15 purchased by such Bank. Promptly after receipt thereof, the Agent shall transfer such funds to the Swingline Bank. The Borrowers hereby agree to each such sale and assignment. Upon any such assignment by the Swingline Bank to any Bank of a portion of a Swingline Advance, the Swingline Bank represents and warrants to such Bank that such Swingline Bank is the legal and beneficial owner of such interest being assigned by it, free and clear of any Liens, but makes no other representation or warranty and assumes no responsibility with respect to such Swingline Advance, the Loan Documents or the Borrowers. Each Bank acknowledges and agrees that its obligation to acquire participations in Swingline Advances pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or Event of Default or reduction or termination of the Revolving Credit Commitments; and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. The purchase of participations in a Swingline Advance pursuant to this paragraph shall not relieve the Borrowers of any default in the payment thereof. (v) If and to the extent that any Bank shall not have so made its Pro Rata Share of the amount of such Swingline Advance available to the Agent for the account of the Swingline Bank pursuant to this Section 2.01(c), such Bank agrees to pay to the Agent for the account of the Swingline Bank forthwith on demand its Pro Rata Share of such amount together with interest thereon, for each day from the date of demand by the Swingline Bank until the date such Bank pays its Pro Rata Share of such amount to the Agent, at the Federal Funds Rate for its account or the account of the Swingline Bank, as applicable. If such Bank shall pay to the Agent its Pro Rata Share of such amount for the account of the Swingline Bank on any Business Day, such amount so paid in respect of principal shall constitute a Revolving Credit Advance or funded participation made by such Bank on such Business Day for purposes of this Agreement, and the outstanding principal amount of the Swingline Advance made by the Swingline Bank shall be reduced on such Business Day by such amount so paid in respect of principal. (vi) The failure of any Bank to pay its Pro Rata Share of any Swingline Advance to be made by it on the date specified in Section 2.01(c) shall not relieve any other Bank of its obligation hereunder to pay its Pro Rata Share of any Swingline Advance on such date, but no Bank shall be responsible for the failure of any other Bank to pay its Pro Rata Share of any Swingline Advance to be made by such other Bank on such date. Section 2.02 Making the Revolving Credit Advances. (a) Each Revolving Credit Borrowing shall be made on notice in substantially the form of Exhibit B-1 (a “Notice of Revolving Credit Borrowing”), given not later than 11:00 A.M. (New York City time) (i) on the date of a proposed Revolving Credit Borrowing comprised of Base Rate Advances and (ii) on the third U.S. Government Securities Business Day prior to the date of a proposed Revolving Credit Borrowing comprised of SOFR Advances, by the Borrower Representative to the Agent, which shall give to each Bank prompt notice thereof by facsimile or other electronic communication (e-mail). Each Notice of Revolving Credit Borrowing shall be consistent with the requirements of Section 2.01(a) and shall be by facsimile or other electronic communication (e-mail) (or by telephone notice promptly confirmed by a written, fax or electronic communication (e-mail)), specifying therein the requested (i) date of such Revolving Credit Borrowing, (ii) Type of Revolving Credit Advances comprising such Revolving Credit Borrowing, (iii) aggregate amount of such Revolving

27 US-DOCS\161783810.15 Credit Borrowing, and (iv) if such Revolving Credit Borrowing is to be comprised of SOFR Advances, the initial Interest Period for each such Revolving Credit Advance. Each Bank shall, before 2:00 P.M. (New York City time) on the date of such Revolving Credit Borrowing, make available for the account of its Lending Office to the Agent at its address referred to in Section 8.02, in same day funds, such Bank’s Pro Rata Share of such Revolving Credit Borrowing. After the Agent’s receipt of such funds, the Agent will make such funds available to the applicable Borrower at the Agent’s aforesaid address; provided that the Agent shall not be required to make such funds available if the applicable conditions set forth in Article III have not been fulfilled. (b) Notwithstanding any other provision in this Agreement, at no time shall there be more than ten (10) Revolving Credit Borrowings outstanding; provided that for purposes of the limitation set forth in this sentence, all Revolving Credit Borrowings consisting of Base Rate Advances shall constitute a single Revolving Credit Borrowing. (c) Each Notice of Revolving Credit Borrowing shall be irrevocable and binding on the applicable Borrower. In the case of any Revolving Credit Borrowing that the related Notice of Revolving Credit Borrowing specifies is to be comprised of SOFR Advances, the applicable Borrower shall indemnify each Bank against any loss, cost or expense incurred by such Bank as a result of any failure to fulfill on or before the date specified in such Notice of Revolving Credit Borrowing for such Revolving Credit Borrowing the applicable conditions set forth in Article III, including any loss (excluding loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Bank to fund the Revolving Credit Advance to be made by such Bank as part of such Revolving Credit Borrowing when such Revolving Credit Advance, as a result of such failure, is not made on such date. (d) Unless the Agent shall have received notice from a Bank prior to the time of any Revolving Credit Borrowing that such Bank will not make available to the Agent such Bank’s Pro Rata Share of such Revolving Credit Borrowing, the Agent may assume that such Bank has made such Pro Rata Share available to the Agent on the date of such Revolving Credit Borrowing in accordance with Section 2.02(a) and the Agent may, in reliance upon such assumption, make available to the applicable Borrower on such date a corresponding amount. If and to the extent that such Bank shall not have so made its Pro Rata Share available to the Agent, such Bank and the applicable Borrower severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the applicable Borrower until the date such amount is repaid to the Agent, at (i) in the case of the applicable Borrower, the interest rate applicable at the time to Revolving Credit Advances comprising such Revolving Credit Borrowing and (ii) in the case of such Bank, the Federal Funds Rate. If such Bank shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Bank’s Revolving Credit Advance as part of such Revolving Credit Borrowing as of the date of such Revolving Credit Borrowing for all purposes. (e) The failure of any Bank to make the Revolving Credit Advance to be made by it as part of any Revolving Credit Borrowing shall not relieve any other Bank of its obligation, if any, hereunder to make its Revolving Credit Advance on the date of such Revolving Credit Borrowing, but no Bank shall be responsible for the failure of any other Bank to make the

28 US-DOCS\161783810.15 Revolving Credit Advance to be made by such other Bank on the date of any Revolving Credit Borrowing. Section 2.03 Issuance of and Drawings and Reimbursement Under Letters of Credit. (a) Request for Issuance. Each Letter of Credit shall be issued upon notice and application, given not later than 11:00 A.M. (New York City time) on the third Business Day (or a later day, if acceptable to the relevant Issuing Bank in its sole discretion) prior to the date of the proposed issuance of such Letter of Credit, by the applicable Borrower to any Issuing Bank, which shall give to the Agent prompt notice thereof by facsimile or other electronic communication (e-mail) (or by telephone notice promptly confirmed by a written, fax or electronic communication (e-mail)). Each such notice of issuance of a Letter of Credit (a “Notice of Issuance and Application for Letter of Credit”) shall be consistent with the requirements of Section 2.01(b) and shall be by telephone, confirmed immediately in writing or by facsimile or other electronic communication (e-mail), in substantially the form of Exhibit B-2, specifying therein the requested (A) date of such issuance (which shall be a Business Day), (B) Available Amount of such Letter of Credit, (C) expiration date of such Letter of Credit, (D) name and address of the beneficiary of such Letter of Credit, (E) form of such Letter of Credit and (F) currency of such Letter of Credit, if other than Dollars. If the requested form of such Letter of Credit is acceptable to such Issuing Bank in its sole discretion, such Issuing Bank will make such Letter of Credit available to the applicable Borrower at its office referred to in Section 8.02 or as otherwise agreed with the applicable Borrower in connection with such issuance; provided that no Issuing Bank shall be obligated to issue any Letter of Credit in any currency other than Dollars, but each Issuing Bank shall be permitted to issue any Letter of Credit in any Foreign Currency in its sole discretion if requested by the applicable Borrower; provided further that no Issuing Bank shall be obligated to issue any Letter of Credit that is not consistent with the requirements of Section 2.01(b); provided further that no Issuing Bank shall be required to issue any Letter of Credit if the applicable conditions set forth in Article III have not been fulfilled. Notwithstanding the foregoing, no Issuing Bank shall issue any Letter of Credit after it has received a notice from the Agent or the Required Banks that a Default or Event of Default has occurred and is continuing, until it receives a subsequent notice from the Agent or the Required Banks that such Default or Event of Default has been cured or waived. (b) Letter of Credit Reports. Each Issuing Bank shall furnish (A) to the Agent on the first Business Day of each week a written report summarizing issuance and expiration dates of Letters of Credit issued by such Issuing Bank during the previous week and drawings during such week under all Letters of Credit issued by such Issuing Bank, (B) to the Agent on the first Business Day of each month a written report summarizing issuance and expiration dates of Letters of Credit issued by such Issuing Bank during the preceding month and drawings during such month under all Letters of Credit issued by such Issuing Bank and (C) to the Agent on the first Business Day of each calendar quarter a written report setting forth the average daily aggregate Available Amount during the preceding calendar quarter of all Letters of Credit issued by such Issuing Bank. The Agent shall promptly deliver each such report to the Banks by the means provided for delivery of Communications pursuant to Section 8.02. (c) Drawing and Reimbursement. Upon receipt of any notice of drawing under any Letter of Credit, the applicable Issuing Bank shall notify the Borrower Representative and the Agent thereof. If such drawing is paid, the applicable Issuing Bank shall apply cash collateral

29 US-DOCS\161783810.15 provided for this purpose with respect to any Defaulting Bank’s, Exercising Bank’s or Non- Extending Bank’s ratable share so long as the requirements of Section 2.06(c)(ii) shall continue to be satisfied and the Borrowers shall either reimburse the Issuing Bank in an amount equal to the remaining amount of such drawing or the Issuing Bank may make a Letter of Credit Advance, which shall be a Base Rate Advance, in the Dollar Equivalent amount of such draft (or such lesser amount after giving effect to any payments or application of cash collateral referred to above). Upon written demand by any Issuing Bank with an outstanding Letter of Credit Advance, with a copy of such demand to the Agent, each Bank absolutely and unconditionally agrees to purchase from such Issuing Bank, and such Issuing Bank shall sell and assign to such Bank, such Bank’s Pro Rata Share of such outstanding Letter of Credit Advance as of the date of such purchase, by making available for the account of its Lending Office to the Agent for the account of such Issuing Bank, by deposit to the Agent’s Account, in same day funds, an amount equal to the portion of the outstanding principal amount of such Letter of Credit Advance to be purchased by such Bank. Promptly after receipt thereof, the Agent shall transfer such funds to such Issuing Bank. The Borrowers hereby agree to each such sale and assignment. Each Bank agrees to so purchase its Pro Rata Share of an outstanding Letter of Credit Advance, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Advances, on (i) the Business Day on which demand therefor is made by the Issuing Bank which made such Advance, provided that notice of such demand is given not later than 11:00 A.M. (New York City time) on such Business Day, or (ii) the first Business Day next succeeding such demand if notice of such demand is given after such time, but subject to the amount of the Unused Revolving Credit Commitments and the conditions set forth in Section 3.02. If any Borrowing cannot be made because the conditions set forth in Section 3.02 cannot be satisfied or for any other reason, each Bank’s payment to the Agent for the account of such Issuing Bank pursuant to this Section 2.03(c) shall be deemed a Letter of Credit Advance from such Bank in satisfaction of its participation obligation under this Section 2.03. Upon any such assignment by an Issuing Bank to any Bank of a portion of a Letter of Credit Advance, such Issuing Bank represents and warrants to such other Bank that such Issuing Bank is the legal and beneficial owner of such interest being assigned by it, free and clear of any Liens, but makes no other representation or warranty and assumes no responsibility with respect to such Letter of Credit Advance, the Loan Documents or the Borrowers. If and to the extent that any Bank shall not have so made its Pro Rata Share of the amount of such Letter of Credit Advance available to the Agent, such Bank agrees to pay to the Agent forthwith on demand its Pro Rata Share of such amount together with interest thereon, for each day from the date of demand by such Issuing Bank until the date such Bank pays its Pro Rata Share of such amount to the Agent, at the Federal Funds Rate for its account or the account of Issuing Bank, as applicable. If such Bank shall pay to the Agent its Pro Rata Share of such amount for the account of such Issuing Bank on any Business Day, such amount so paid in respect of principal shall constitute a Base Rate Advance under the Revolving Credit Facility or a Letter of Credit Advance, as the case may be, made by such Bank on such Business Day for purposes of this Agreement, and the outstanding principal amount of the Letter of Credit Advance made by such Issuing Bank shall be reduced on such Business Day by such amount so paid in respect of principal. Each Bank acknowledges and agrees that its obligation to make Base Rate Advance or Letter of Credit Advance, as the case may be, pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or Event of Default or reduction or termination of the Revolving Credit Commitments, and that each such payment shall be made without any offset, abatement,

30 US-DOCS\161783810.15 withholding or reduction whatsoever. The making of Letter of Credit Advances by the Banks pursuant to this paragraph shall not relieve the Borrowers of any default in the payment thereof. (d) Failure to Make Letter of Credit Advances. The failure of any Bank to make the Letter of Credit Advance to be made by it on the date specified in Section 2.03(c) shall not relieve any other Bank of its obligation hereunder to make its Letter of Credit Advance on such date, but no Bank shall be responsible for the failure of any other Bank to make the Letter of Credit Advance to be made by such other Bank on such date. (e) Expiration Date. Each Letter of Credit shall have an expiration date not later than the earlier of (i) one year after the date of the issuance of such Letter of Credit and (ii) the date that is three months after the latest Stated Termination Date; provided that 91 days prior to the latest Stated Termination Date the Borrowers shall grant a first priority perfected security interest in, and deliver to each applicable Issuing Bank, for such Issuing Bank’s sole benefit, an amount in Dollars and in same days funds equal to 105% of the Available Amount of all outstanding Letters of Credit issued by such Issuing Bank that have an expiration date later than the latest Stated Termination Date, to be held as cash collateral by such Issuing Bank under the sole control and dominion of such Issuing Bank and subject to the terms of this Agreement, which amount (or the appropriate portion thereof) shall be released within three (3) Business Days after notice from the Borrower Representative to the Agent that a Letter of Credit that has an expiration date later than the latest Stated Termination Date has been terminated or cancelled or has expired or that there otherwise exists excess cash collateral. Notwithstanding anything herein to the contrary, provided that the Borrowers have cash collateralized 105% of the Available Amount of all outstanding Letters of Credit with an expiration date after the latest Stated Termination Date in accordance with this Section 2.03(e), each Bank’s participation in the Letters of Credit shall be released as of the latest Stated Termination Date; provided to the extent that any cash collateral by or on behalf of the Borrowers is made to an Issuing Bank and such cash collateral or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party, in connection with any proceeding under bankruptcy law or otherwise, then (i) to the extent of such recovery, each Bank’s participation or part thereof shall be revived and continued in full force and effect as if such cash collateralization had not occurred, and (ii) each Bank severally agrees to pay to the applicable Issuing Bank upon demand its applicable share (without duplication) of any amount so recovered from or repaid by such Issuing Bank, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Banks and the Issuing Banks under the preceding sentence of this clause (e) shall survive the payment in full of the Obligations and the termination of this Agreement. Section 2.04 Fees. (a) Commitment Fees. The Borrowers shall pay to the Agent for the account of each Bank a commitment fee through the Termination Date for such Bank on the amount of (i) such Bank’s Revolving Credit Commitment at such time minus (ii) without duplication, the sum of (A) the aggregate principal amount of all Revolving Credit Advances and Letter of Credit Advances made by such Bank (other than Letter of Credit Advances made by such Bank in its capacity as an Issuing Bank) and outstanding at such time plus (B) such Bank’s Pro Rata Share of (x) the aggregate Available Amount of all Letters of Credit outstanding at such time, (y) the aggregate principal amount of all Letter of Credit Advances made by the Issuing Banks pursuant to Section 2.03(c) and outstanding at such time and (z) cash collateral deposited with

31 US-DOCS\161783810.15 respect to any Exercising Bank’s or Non-Extending Bank’s ratable share, (1) from the date of this Agreement in the case of each Bank listed on the signature pages hereof or (2) from the effective date specified in the Assignment and Acceptance pursuant to which it became a Bank, payable quarterly in arrears (within three (3) Business Days after receipt from the Agent of an invoice therefor) for each period ending on the last day of each March, June, September and December hereafter, commencing September 30, 2025, and on the Termination Date for each Bank, at a rate per annum equal to the Applicable Commitment Fee Rate in effect from time to time (the “Commitment Fee”). (b) Letter of Credit Fees, Etc. (i) The Borrowers shall pay to the Agent for the account of each Bank (including, without duplication, the applicable Issuing Bank) a commission, payable in arrears quarterly (within three Business Days after receipt from the Agent of an invoice therefor) for each period ending on the last day of each March, June, September and December, commencing September 30, 2025 until the applicable expiration date for such Letter of Credit and, if applicable, on the Termination Date for each Bank, on such Bank’s Pro Rata Share of the average daily aggregate Available Amount during such quarter of all Letters of Credit then outstanding at a rate equal to the Applicable Margin on SOFR Advances in effect from time to time; provided, however, that with respect to Performance Letters of Credit and Commercial Letters of Credit such commission shall be equal to 50% of such Applicable Margin from time to time. (ii) The Borrowers shall pay to each Issuing Bank, for its own account, (A) an issuance fee for each Letter of Credit issued by such Issuing Bank in an amount as the Borrowers and such Issuing Bank shall agree and (B) such other commissions, fronting fees, transfer fees and other fees and charges in connection with the issuance or administration of each Letter of Credit as the Borrowers and such Issuing Bank shall agree (within three Business Days after receipt from the Issuing Bank of an invoice therefor). (c) Other Fees. The Borrowers shall pay to the Agent, the Joint Lead Arrangers, and the Banks such other fees as may be separately agreed to in writing. (d) Defaulting Bank Adjustments. Anything herein to the contrary notwithstanding, during such period as a Bank is a Defaulting Bank, such Defaulting Bank will not be entitled to any fees accruing during such period pursuant to Section 2.04(a) and Section 2.04(b) (without prejudice to the rights of the Non-Defaulting Banks in respect of such fees), provided that (i) to the extent that all or a portion of the Defaulting Bank Exposure of such Defaulting Bank is reallocated to the Non-Defaulting Banks pursuant to Section 2.24(a), such fees that would have accrued for the benefit of such Defaulting Bank will instead accrue for the benefit of and be payable to such Non-Defaulting Banks, pro rata in accordance with their respective Revolving Credit Commitments, and (ii) to the extent that all or any portion of such Defaulting Bank Exposure cannot be so reallocated, such fees will instead accrue for the benefit of and be payable to the Issuing Banks and the Swingline Bank, as applicable (and the pro rata payment provisions of Section 2.14 will automatically be deemed adjusted to reflect the provisions of this Section). Section 2.05 Reduction of Commitments. The Borrowers shall have the right, upon at least three (3) Business Days’ notice by the Borrower Representative to the Agent, to terminate in whole or reduce ratably in part the Unused Revolving Credit Commitments; provided that each

32 US-DOCS\161783810.15 partial reduction shall be in the minimum aggregate amount of $10,000,000 and in an integral multiple of $5,000,000; provided further that no such termination or reduction shall be made pursuant to this Section 2.05, unless after giving effect thereto, the Revolving Credit Facility equals or exceeds the aggregate Letter of Credit Commitments of the Issuing Banks. The Borrowers shall have the right, upon at least three (3) Business Days’ notice by the Borrower Representative to the Agent and an Issuing Bank to terminate in whole or reduce the Letter of Credit Commitment of such Issuing Bank; provided that each partial reduction shall be in the minimum amount of $10,000,000 and in an integral multiple of $5,000,000; provided further that no termination or reduction of the Letter of Credit Commitment of any Issuing Bank shall be made pursuant to this Section 2.05, unless after giving effect thereto, the Letter of Credit Commitment of such Issuing Bank equals or exceeds the sum of the Available Amount of all outstanding Letters of Credit issued by such Issuing Bank plus the principal amount of all outstanding Letter of Credit Advances relating to any Letter of Credit issued by such Issuing Bank plus cash collateral deposited with such Issuing Bank with respect to any Exercising Bank or Non-Extending Bank. A notice of termination of the Commitments delivered by the Borrower Representative may state that such notice is conditioned upon the effectiveness of other credit facilities, and such notice may be revoked by the Borrower Representative (by notice to the Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of any of the Commitments shall be permanent. Section 2.06 Repayment of Advances; Required Cash Collateral. (a) Revolving Credit Advances. The Borrowers shall repay the principal amount of each Revolving Credit Advance owing to each Bank on the Termination Date for such Bank or on such earlier date as may be applicable pursuant hereto. (b) Letter of Credit Advances. (i) The Borrowers shall repay to the Agent for the account of each Issuing Bank and each other Bank that has made a Letter of Credit Advance on the earlier of the third Business Day following the date on which such Letter of Credit Advance is made and the earliest Termination Date then in effect for any Bank the outstanding principal amount of each Letter of Credit Advance made by each of them. (ii) The Obligations of the Borrowers under this Agreement and any other agreement or instrument, in each case relating to any Letter of Credit, shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement and such other agreement or instrument under all circumstances, including the following circumstances (it being understood that any such payment by the Borrowers is without prejudice to, and does not constitute a waiver of, any rights the Borrowers might have or might acquire against any Issuing Bank as a result of the payment by any Issuing Bank of any draft or the reimbursement by the Borrowers thereof): (A) any lack of validity or enforceability of any Loan Document, any Letter of Credit, any Notice of Issuance and Application for Letter of Credit or any other agreement or instrument relating thereto (all of the foregoing being, collectively, the “L/C Related Documents”); (B) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations of the Borrowers in respect of any

33 US-DOCS\161783810.15 L/C Related Document or any other amendment or waiver of or any consent to departure from all or any of the L/C Related Documents; (C) the existence of any claim, set-off, defense or other right that the Borrowers may have at any time against any beneficiary or any transferee of a Letter of Credit (or any Persons for which any such beneficiary or any such transferee may be acting), any Issuing Bank or any other Person, whether in connection with the transactions contemplated by the L/C Related Documents or any unrelated transaction; (D) any statement or any other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; (E) payment by any Issuing Bank under a Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; (F) any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any guarantee, for all or any of the Obligations of the Borrowers in respect of the L/C Related Documents; or (G) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrowers or a guarantor. (c) Required Payment and Cash Collateral. (i) If on any date the sum of the aggregate Available Amount of all Letters of Credit outstanding on such date plus the aggregate principal amount of Revolving Credit Advances, Letter of Credit Advances and Swingline Advances outstanding on such date exceeds the Revolving Credit Facility on such date, the Borrowers shall, within three (3) Business Days thereafter, (A) prepay Swingline Advances, Letter of Credit Advances and Revolving Credit Advances in an aggregate principal amount sufficient to reduce the sum of the Available Amount of all Letters of Credit outstanding on such date plus the aggregate principal amount of Revolving Credit Advances, Letter of Credit Advances and Swingline Advances outstanding on such date to be less than or equal to the Revolving Credit Facility on such date or (B) if no Revolving Credit Advances, Letter of Credit Advances or Swingline Advances are outstanding at such time or prepayment pursuant to clause (A) of this sentence does not result in the sum of the Available Amount of all Letters of Credit outstanding on such date plus the aggregate principal amount of Revolving Credit Advances, Letter of Credit Advances and Swingline Advances outstanding on such date being less than or equal to the Revolving Credit Facility on such date, pay to the Agent in same day funds at the Agent’s office, for deposit in the Cash Collateral Account, an amount equal to such excess less the principal amount of

34 US-DOCS\161783810.15 Advances so prepaid, which amount shall be released within three (3) Business Days after notice from the Borrower Representative to the Agent that the sum of the aggregate Available Amount of all Letters of Credit plus the aggregate principal amount of Revolving Credit Advances, Letter of Credit Advances and Swingline Advances outstanding no longer exceeds the Revolving Credit Facility. If on any date the Available Amount of all Letters of Credit outstanding on such date issued by any Issuing Bank plus the aggregate principal amount of all Letter of Credit Advances outstanding on such date relating to any Letter of Credit issued by such Issuing Bank plus the cash collateral deposited with such Issuing Bank with respect to any Exercising Bank or Non-Extending Bank exceeds the Letter of Credit Commitment of such Issuing Bank on such date, the Borrowers shall, within three (3) Business Days thereafter, pay to the Agent in same day funds at the Agent’s office, for deposit in the Cash Collateral Account, an amount equal to such excess which amount shall be released within three (3) Business Days after notice from the Borrower Representative to the Agent that the sum of the Available Amount of all Letters of Credit issued by such Issuing Bank plus the aggregate principal amount of all Letter of Credit Advances outstanding made by such Issuing Bank plus the cash collateral deposited with such Issuing Bank with respect to any Exercising Bank or Non-Extending Bank no longer exceeds the Letter of Credit Commitment of such Issuing Bank. (ii) If any Bank becomes, and during the period it remains, a Defaulting Bank or a Potential Defaulting Bank, if any Letter of Credit or Swingline Advance is at the time outstanding, any Issuing Bank and the Swingline Bank, as the case may be, may (except, in the case of a Defaulting Bank, to the extent the Commitments have been fully reallocated pursuant to Section 2.24(a)), by notice to the Borrower Representative and such Defaulting Bank or Potential Defaulting Bank through the Agent, require the Borrowers to pay to the Agent in same day funds at the Agent’s office, for deposit in the Cash Collateral Account, an amount equal to the obligations of the Borrowers to the Issuing Banks and the Swingline Bank in respect of such Letters of Credit or Swingline Advances in amount at least equal to 100% of the aggregate amount of the unreallocated obligations (contingent or otherwise) of such Defaulting Bank or such Potential Defaulting Bank to be applied pro rata in respect thereof, or to make other arrangements satisfactory to the Agent, and to the Issuing Banks and the Swingline Bank, as the case may be, in their sole discretion to protect them against the risk of non-payment by such Defaulting Bank or Potential Defaulting Bank. (d) Swingline Advances. The Borrowers shall repay the outstanding principal amount of each Swingline Advance to the Agent for the account of the Swingline Bank on the earlier of the third Business Day following the date on which such Swingline Advance is made and the earliest Termination Date then in effect for the Swingline Bank. Section 2.07 Interest. The Borrowers shall pay interest on the unpaid principal amount of each Advance from the date of such Advance until such principal amount shall be paid in full, at the following rates per annum: (a) During such periods as a Revolving Credit Advance is a Base Rate Advance, a rate per annum equal at all times to the sum of the Base Rate in effect from time to time plus the Applicable Margin in effect from time to time, payable quarterly in arrears on the

35 US-DOCS\161783810.15 last day of each March, June, September and December and on the date such Base Rate Advance shall be Converted or paid in full; provided that any amount of principal of a Base Rate Advance which is not paid when due (whether at stated maturity, by acceleration or otherwise) shall bear interest, payable on demand, from the date on which such amount is due until such amount is paid in full, at a rate per annum equal at all times to the sum of the rate otherwise payable thereon plus 2%. (b) During such periods as a Revolving Credit Advance is a SOFR Advance, a rate per annum equal at all times during each Interest Period for such Advance to the sum of Term SOFR for such Interest Period plus the Applicable Margin in effect from time to time, payable on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on each day that occurs during such Interest Period every three months from the first day of such Interest Period and on the date such SOFR Advance shall be Converted or paid in full; provided that any amount of principal of a SOFR Advance which is not paid when due (whether at stated maturity, by acceleration or otherwise) shall bear interest, payable on demand, (i) from the date on which such amount is due until the end of the Interest Period for such SOFR Advance, at a rate per annum equal at all times to the sum of Term SOFR for such Interest Period plus the Applicable Margin in effect from time to time plus 2%, and (ii) from the end of such Interest Period until such amount is paid in full, at a rate per annum equal at all times to the sum of the rate of interest in effect from time to time for Base Rate Advances plus 2%. (c) With respect to each Swingline Advance, a rate per annum equal at all times to the sum of the Base Rate in effect from time to time plus the Applicable Margin in effect from time to time, payable quarterly in arrears on the last day of each March, June, September and December and on the date such Swingline Advance shall be paid in full; provided that any amount of principal of a Swingline Advance which is not paid when due (whether at stated maturity, by acceleration or otherwise) shall bear interest, payable on demand, from the date on which such amount is due until such amount is paid in full, at a rate per annum equal at all times to the sum of the rate otherwise payable thereon plus 2%. (d) Upon the occurrence and during the continuance of an Event of Default under Section 6.01(a) or Section 6.01(e), the Borrowers shall pay simple interest, to the fullest extent permitted by law, on the amount of any interest, fee or other amount (other than principal of Advances which is covered by Sections 2.07(a), 2.07(b) and 2.07(c)) payable hereunder that is not paid when due, from the date such amount shall be due until such amount shall be paid in full, payable in arrears on the date such amount shall be paid in full and on demand, at a rate per annum equal at all times to the sum of the rate of interest in effect from time to time for Base Rate Advances plus 2% per annum. Section 2.08 [Reserved]. Section 2.09 Interest Rate Determination. (a) The Agent shall give prompt notice to the Borrower Representative and the Banks of the applicable interest rate determined by the Agent for purposes of Section 2.07(b). (b) Subject to Section 2.26, if the Agent is unable to determine Term SOFR for any SOFR Advances:

36 US-DOCS\161783810.15 (i) the Agent shall forthwith notify the Borrower Representative and the Banks that the interest rate cannot be determined for such SOFR Advances, (ii) such SOFR Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance (or if such Advance is then a Base Rate Advance, will continue as a Base Rate Advance), and (iii) the obligation of the Banks to make SOFR Advances or to Convert Revolving Credit Advances into SOFR Advances shall be suspended (to the extent of the affected SOFR Advances or affected Interest Periods) until the Agent shall notify the Borrower Representative and the Banks that the circumstances causing such suspension no longer exist. (c) If, due to a major disruption in the interbank funding market with respect to any SOFR Advances, the Required Banks notify the Agent that Term SOFR for any Interest Period for such Advances will not adequately reflect the cost to such Required Banks of making, funding or maintaining their respective SOFR Advances for such Interest Period, the Agent shall forthwith so notify the Borrower Representative and the Banks, whereupon (i) each SOFR Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance, and (ii) the obligation of the Banks to make, or to Convert Advances into, SOFR Advances shall be suspended until the Agent shall notify the Borrower Representative and the Banks that the circumstances causing such suspension no longer exist. (d) If the Borrowers shall fail to select the duration of any Interest Period for any SOFR Advances in accordance with the provisions contained in the definition of “Interest Period” in Section 1.01, the Agent will forthwith so notify the Borrower Representative and the Banks and such Revolving Credit Advances will automatically, on the last day of the then existing Interest Period therefor, Convert into Base Rate Advances (or if such Advances are then Base Rate Advances, will continue as Base Rate Advances). (e) On the date on which the aggregate unpaid principal amount of SOFR Advances comprising any Borrowing shall be reduced, by payment or prepayment or otherwise, to less than $10,000,000, such Advances shall automatically Convert into Base Rate Advances, and on and after such date the right of the Borrowers to Convert such Advances into SOFR Advances shall terminate. (f) Upon the occurrence and during the continuance of any Event of Default under Section 6.01(a) or Section 6.01(e), (i) each SOFR Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance and (ii) the obligation of the Banks to make or continue, or to Convert Advances into, SOFR Advances shall be suspended. Section 2.10 Optional Prepayments. The Borrowers may, upon notice given by the Borrower Representative to the Agent before 11:00 A.M. (New York City time) on the first

37 US-DOCS\161783810.15 Business Day prior to the date of prepayment in the case of Base Rate Advances or upon at least three (3) U.S. Government Securities Business Days’ notice to the Agent in the case of SOFR Advances, in each case stating the proposed date (which shall be a Business Day) and aggregate principal amount of the prepayment, and if such notice is given the Borrowers shall, prepay the outstanding principal amounts of the Revolving Credit Advances comprising part of the same Borrowing in whole or ratably in part, together with accrued interest to the date of such prepayment on the principal amount prepaid; provided, however, that (x) each partial prepayment shall be in an aggregate principal amount not less than $10,000,000 in the case of SOFR Advances and $5,000,000 in the case of Base Rate Advances and in integral multiples of $1,000,000, and after giving effect thereto no Borrowing then outstanding shall have a principal amount of less than $5,000,000; and (y) in the case of any such prepayment of a SOFR Advance, the Borrowers shall be obligated to reimburse the Banks in respect thereof pursuant to Section 8.04(b). The Borrowers may, upon notice given by the Borrower Representative to the Swingline Bank before 1:00 P.M. (New York City time) on the date of prepayment stating the proposed date (which shall be a Business Day) and aggregate principal amount of the prepayment, and if such notice is given the Borrowers shall, prepay the outstanding principal amounts of the Swingline Advances in whole or ratably in part, together with accrued interest to the date of such prepayment on the principal amount prepaid; provided, however, that each partial prepayment shall be in an aggregate principal amount not less than $1,000,000 and in integral multiples of $1,000,000. If a notice of prepayment is given pursuant to this Section 2.10 in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.05, such notice of prepayment may be revoked (and no prepayment shall be required pursuant thereto) if such notice of termination is revoked in accordance with Section 2.05. Section 2.11 Payments and Computations. (a) All payments to be made by the Borrowers shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. The Borrowers shall make each payment hereunder and under the Notes not later than 11:00 A.M. (New York City time) on the day when due in Dollars to the Agent (except that payments under Section 2.08 shall be paid directly to the Bank entitled thereto) at 1 Penns Way, Ops II, New Castle, DE 19720, in same day funds. The Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal, interest, Commitment Fees or Letter of Credit fees ratably (except amounts payable pursuant to Section 2.12, Section 2.13 or Section 2.17 and except that (i) any Bank may receive less than its Pro Rata Share of interest to the extent Section 8.06 is applicable to it, (ii) if the Stated Termination Date for all Banks is not the same, then principal payments due pursuant to Section 2.06(a) in respect of the Stated Termination Date for any Bank (but not in respect of payments due before the relevant Stated Termination Date as contemplated by Section 2.06(a)) shall be distributed ratably among all Banks having that same Stated Termination Date (and not to those Banks with a Stated Termination Date occurring later), and (iii) if, in respect of any Change in Control, not all Banks are Exercising Banks, then payments due from the Borrowers pursuant to Section 2.23 shall be distributed ratably among all such Exercising Banks (and not to those Banks that are not Exercising Banks)) to the Banks for the account of their respective Lending Offices, and like funds relating to the payment of any other amount payable to any Bank to such Bank for the account of its Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to Section 8.08(c), from and after the effective date specified in such Assignment and Acceptance, the Agent shall make all payments hereunder and under the Notes in respect of the

38 US-DOCS\161783810.15 interest assigned thereby to the Bank assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves. At the time of each payment of any principal of or interest on any Borrowing to the Agent, the Borrower Representative shall notify the Agent of the Borrowing to which such payment shall apply. In the absence of such notice the Agent may specify the Borrowing to which such payment shall apply. (b) All computations of interest based on the Base Rate (except during such times as the Base Rate is determined pursuant to clause (b) or clause (c) of the definition thereof), of Commitment Fees and of Letter of Credit fees shall be made by the Agent on the basis of a year of 365 or 366 days, as the case may be, and all computations of interest based on Term SOFR, the Federal Funds Rate or, during such times as the Base Rate is determined pursuant to clause (b) or clause (c) of the definition thereof, the Base Rate shall be made by the Agent, and all computations of interest pursuant to Section 2.08 shall be made by a Bank, on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or fees are payable. Each determination by the Agent (or in the case of Section 2.08, by a Bank) of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error. (c) Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest, Commitment Fees and Letter of Credit fees, as the case may be; provided, however, if such extension would cause payment of interest on or principal of SOFR Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day. (d) Unless the Agent shall have received notice from the Borrower Representative prior to the date on which any payment is due to the Banks hereunder that any Borrower will not make such payment in full, the Agent may assume that the Borrowers have made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent that the Borrowers shall not have so made such payment in full to the Agent, each Bank shall repay to the Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Agent, at the Federal Funds Rate. (e) In connection with the use or administration of Term SOFR, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. The Administrative Agent will promptly notify the Borrower Representative and the Banks of the effectiveness of any Conforming Changes in connection with the use or administration of Term SOFR.

39 US-DOCS\161783810.15 Section 2.12 Increased Costs and Capital Requirements. (a) If, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation by any governmental authority charged with the interpretation or administration thereof after the date of this Agreement or (ii) the compliance with any guideline or request from any central bank or other governmental authority that would be complied with generally by similarly situated banks acting reasonably (whether or not having the force of law and for the avoidance of doubt, including any changes resulting from requests, rules, guidelines or directives concerning capital adequacy or liquidity issued after the date hereof in connection with the Dodd-Frank Wall Street Reform and Consumer Protection Act or promulgated after the date hereof by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III) made or issued after the date of this Agreement, there shall be any increase in the cost to any Bank of agreeing to make or making, funding or maintaining any SOFR Advance or of agreeing to issue or of issuing or maintaining or participating in Letters of Credit or of agreeing to make or of making or maintaining Letter of Credit Advances or any reduction in the amount of any sum receivable by such Bank hereunder (whether of principal, interest or any other amount) (excluding in each case, for purposes of this Section 2.12, any such increased costs resulting from (x) Taxes or Other Taxes (as to which Section 2.13 shall govern) and (y) changes in the rate of, or the imposition of, any Excluded Tax), in each case, by an amount deemed by such Bank to be material, then the Borrowers shall from time to time, within 15 days after demand by such Bank (with a copy of such demand to the Agent), pay to the Agent for the account of such Bank additional amounts sufficient to compensate such Bank for such increased cost or such reduction suffered, as the case may be; provided, however, that the Borrowers shall not be required to pay to such Bank any portion of such additional amounts that are incurred more than 90 days prior to any such demand (except that, if the event giving rise to such increased costs or reductions is retroactive, then the 90-day period referred to above shall be extended to include the period of retroactive effect thereof). (b) If following the introduction of or any change in any applicable law or regulation or any guideline or request from any central bank or other governmental authority (whether or not having the force of law, and for the avoidance of doubt, including any changes resulting from requests, rules, guidelines or directives concerning capital adequacy or liquidity issued after the date hereof in connection with the Dodd-Frank Wall Street Reform and Consumer Protection Act or promulgated after the date hereof by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III) made or issued after the date of this Agreement any Bank determines that compliance by such Bank with any such law or regulation or guideline or request regarding capital adequacy or liquidity requirements has or would have the effect of reducing the rate of return on such Bank’s capital or the capital of any Person controlling such Bank as a consequence of such Bank’s commitment to lend or to issue or participate in Letters of Credit hereunder or the issuance or maintenance of or participation in Letters of Credit to a level below that which such Bank or such Person could have achieved but for such introduction or change in law, regulation, guideline or request (taking into consideration such Bank’s or such Person’s policies and the policies of such Bank or such Person with respect to capital adequacy) by an amount deemed by such Bank to be material, then, within 15 days after demand by such Bank (with a copy of such demand to the Agent), the Borrowers shall pay to the Agent for the account of such Bank, from time to time as specified by such Bank, such additional amounts sufficient to compensate such Bank or such Person for any such reduction suffered;

40 US-DOCS\161783810.15 provided, however, that the Borrowers shall not be required to pay to such Bank any portion of such additional amounts that are incurred more than 90 days prior to any such demand (except that, if the event giving rise to such reductions is retroactive, then the 90-day period referred to above shall be extended to include the period of retroactive effect thereof). (c) Each Bank shall make reasonable efforts (consistent with its internal policies and legal and regulatory restrictions) to select a jurisdiction for its Lending Office or change the jurisdiction of its Lending Office, as the case may be, so as to avoid the imposition of any increased costs under this Section 2.12 or to eliminate the amount of any such increased cost which may thereafter accrue; provided that no such selection or change of the jurisdiction for its Lending Office shall be made if, in the reasonable judgment of such Bank, such selection or change would be materially disadvantageous to such Bank. (d) A certificate of a Bank setting forth in reasonable detail the amounts necessary to compensate such Bank as specified in clause (a) or (b) of this Section 2.12 shall be submitted to the Borrower Representative and the Agent by such Bank and shall be conclusive and binding for all purposes, absent manifest error. Notwithstanding the foregoing, no Bank shall be entitled to seek compensation pursuant to this Section 2.12 unless the certificate referred to in the preceding sentence shall (i) state that it is the general practice of such Bank at the time to seek compensation under similar circumstances from other similarly situated borrowers (to the extent such Bank has the right under such similar credit facilities to do so) and (ii) set forth in reasonable detail the manner in which such amount or amounts were determined. (e) For purposes of this Agreement and to the extent permitted by applicable laws, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, are, in each case, deemed to have gone into effect and been adopted after the date of this Agreement. Section 2.13 Taxes. (a) Any and all payments by or on account of any obligation of the Borrowers hereunder or under the Notes shall be made, in accordance with Section 2.11, free and clear of and without deduction or withholding for any and all present or future taxes, levies, imposts, deductions, charges and withholdings (including backup withholding) imposed by any taxation authority, and all interest, additions to tax or penalties applicable with respect thereto (for purposes of this Section 2.13(a), “taxes”), excluding, in the case of each Bank and the Agent, any of the following taxes imposed on or with respect to such Bank or the Agent or required to be withheld or deducted from a payment to such Bank or the Agent, (i) taxes imposed on or measured by net income (however denominated), franchise taxes, and branch profits taxes, in each case, (A) imposed as a result of such Bank or Agent being organized under the laws of, or having its principal office or, in the case of any Bank, its applicable lending office located in, the jurisdiction imposing such tax (or any political subdivision thereof) or (B) that are Other Connection Taxes, (ii) any U.S. Federal withholding taxes resulting from any law in effect on the date a Bank becomes a party to this Agreement (other than pursuant to an assignment request by the Borrower Representative under Section 2.17) or designates a new Lending Office, except to the extent that such Bank (or its assignor, if any) was entitled, at the time of designation of a new Lending Office

41 US-DOCS\161783810.15 (or assignment), to receive additional amounts from the Borrowers with respect to such withholding taxes pursuant to this Section 2.13(a), (iii) any taxes resulting from a Bank’s or Agent’s failure to comply with Section 2.13(f), and (iv) any withholding taxes imposed under FATCA (subsections (i) through (iv) referred to as the “Excluded Taxes” and all other taxes, levies, imposts, deductions, charges, and withholdings (including backup withholding) imposed by any taxation authority and interest, additions to tax or penalties applicable with respect thereto, other than the Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrowers under any Loan Document being hereinafter referred to as “Taxes”), except as may otherwise be required by law. If the Borrowers or Agent (as determined in its good faith discretion) shall be required by law to deduct or withhold any taxes from or in respect of any sum payable hereunder or under any Note to any Bank or the Agent, (i) if such taxes are Taxes, then the sum payable shall be increased by such amount (an “Additional Amount”) as may be necessary so that after making all required deductions or withholdings for Taxes (including deductions or withholdings applicable to additional sums payable under this Section 2.13) such Bank or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions or withholdings for Taxes been made, (ii) the Borrowers or Agent, as applicable, shall be entitled to make such deductions or withholdings and (iii) the Borrowers or Agent, as applicable, shall pay the full amount deducted or withheld to the relevant taxation authority or other authority in accordance with applicable law. (b) In addition, the Borrowers agree to timely pay all present or future stamp, court or documentary, intangible, recording, filing or similar taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.17) (hereinafter referred to as “Other Taxes”) to the relevant taxation authority or other authority in accordance with applicable law, or at the option of the Agent timely reimburse it for the payment of, any Other Taxes. (c) The Borrowers will indemnify each Bank and the Agent for the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on or attributable to amounts payable under this Section 2.13) payable or paid by such Bank or the Agent (as the case may be) or required to be withheld or deducted from a payment to such Bank or the Agent and, in each case, any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted by the relevant taxation authority. Payments under any indemnification provided for in this Section 2.13(c) shall be made within 30 days from the date such Bank or the Agent (as the case may be) makes written demand therefor describing such Taxes or Other Taxes in reasonable detail. A certificate as to the amount of such payment delivered to the Borrower Representative by a Bank (with a copy to the Agent), or by the Agent on its own behalf or on behalf of a Bank, shall be conclusive absent manifest error. (d) If the Agent or a Bank reasonably determines that it has finally and irrevocably received a refund in respect of any Taxes or Other Taxes as to which it has been indemnified by the Borrowers, or with respect to which the Borrowers have paid Additional Amounts, pursuant to this Section 2.13, it shall within 30 days from the date of such receipt pay over such refund to the Borrowers (but only to the extent such refund is attributable, as reasonably determined by the Agent or such Bank, to such indemnity payments made, or Additional Amounts

42 US-DOCS\161783810.15 paid, by the Borrowers under this Section 2.13 with respect to the Taxes or Other Taxes giving rise to such refund), net of all reasonable out-of-pocket expenses (including taxes) of the Agent or Bank and without interest (other than interest paid by the relevant taxation authority with respect to such refund); provided, however, that the Borrowers, upon the request of the Agent or such Bank, agree to repay the amount paid over to the Borrowers (plus penalties, interest or other charges, if any, imposed by the relevant taxation authority in respect of such repayment) to the Agent or such Bank in the event the Agent or such Bank is required to repay such refund to the applicable taxation authority. Notwithstanding anything to the contrary in this Section 2.13(d), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 2.13(d) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or Additional Amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the indemnifying party or any other person. (e) Within 30 days after the date of any payment of Taxes by the Borrowers to a taxation authority pursuant to this Section 2.13, the Borrower Representative will furnish to the Agent, at its address referred to in Section 8.02, the original or a certified copy of a receipt evidencing payment thereof or a copy of the return reporting such payment (or other evidence of payment reasonably satisfactory to the Agent). (f) (i) Each Bank that is entitled to an exemption from or reduction of withholding tax with respect to payments made under any Loan Document shall deliver to the Borrower Representative and the Agent, at the time or times reasonably requested by the Borrowers or the Agent, such properly completed and executed documentation reasonably requested by the Borrower Representative or the Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Bank, if reasonably requested by the Borrower Representative or the Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower Representative or the Agent as will enable the Borrowers or the Agent to determine whether or not such Bank is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in paragraphs (f)(ii)(A), (ii)(B) and (ii)(D) of this Section) shall not be required if in the Bank’s reasonable judgment such completion, execution or submission would subject such Bank to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Bank. (ii) Without limiting the generality of the foregoing, (A) any Bank that is a U.S. Person shall deliver to the Borrower Representative and the Agent on or prior to the date on which such Bank becomes a Bank under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower Representative or the Agent), executed copies of IRS Form W-9 (or any successor form) certifying that such Bank is exempt from U.S. federal backup withholding tax;

43 US-DOCS\161783810.15 (B) any Foreign Bank shall, to the extent it is legally entitled to do so, deliver to the Borrower Representative and the Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Bank becomes a Bank under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower Representative or the Agent), whichever of the following is applicable: (1) in the case of a Foreign Bank claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E (or any successor form) establishing an exemption from, or reduction of, U.S. federal withholding tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E (or any successor form) establishing an exemption from, or reduction of, U.S. federal withholding tax pursuant to the “business profits” or “other income” article of such tax treaty; (2) executed copies of IRS Form W-8ECI (or any successor form); (3) in the case of a Foreign Bank claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate reasonably satisfactory to Borrower Representative to the effect that such Foreign Bank is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of any Borrower within the meaning of Section 871(h)(3)(B) of the Code, or a “controlled foreign corporation” related to any Borrower as described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W- 8BEN or IRS Form W 8BEN-E (or any successor form); or (4) to the extent a Foreign Bank is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W 8BEN-E, a U.S. Tax Compliance Certificate, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable (including, in each case, any successor forms); provided that if the Foreign Bank is a partnership and one or more direct or indirect partners of such Foreign Bank are claiming the portfolio interest exemption, such Foreign Bank may provide a U.S. Tax Compliance Certificate reasonably satisfactory to the Borrower Representative on behalf of each such direct and indirect partner; (C) any Foreign Bank shall, to the extent it is legally entitled to do so, deliver to the Borrower Representative and the Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Bank becomes a Bank under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower Representative or the Agent), executed copies of any other form prescribed by applicable law as a basis

44 US-DOCS\161783810.15 for claiming exemption from or a reduction in U.S. federal withholding tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrowers or the Agent to determine the withholding or deduction required to be made; and (D) if a payment made to a Bank under any Loan Document would be subject to U.S. federal withholding tax imposed by FATCA if such Bank were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Bank shall deliver to the Borrower Representative and the Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower Representative or the Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower Representative or the Agent as may be necessary for the Borrowers and the Agent to comply with their obligations under FATCA and to determine that such Bank has complied with such Bank’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement. Each Bank agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower Representative and the Agent in writing of its legal inability to do so. For purposes of this Section 2.13(f), (i) the term “U.S. Person” shall mean any Person (or, if such Person is disregarded as an entity separate from another Person for U.S. federal income tax purposes, such other Person) that is a “United States person” as defined in Section 7701(a)(30) of the Code, (ii) the term “Foreign Bank” shall mean a Bank that is not a U.S. Person and (iii) the term “Bank” shall include the Agent. (g) Any Bank claiming any indemnity payment or Additional Amounts payable pursuant to this Section 2.13 shall use reasonable efforts (consistent with its generally applicable internal policy and legal and regulatory restrictions) to file any certificate or document reasonably requested in writing by the Borrower Representative and to designate a different Lending Office following the reasonable request in writing of the Borrower Representative if the making of such a filing or change would avoid the need for or reduce the amount of any such indemnity payment or Additional Amounts that may thereafter accrue and would not, in the sole determination of such Bank, require the disclosure of information that such Bank reasonably considers confidential, or be otherwise materially disadvantageous to such Bank. Section 2.14 Sharing of Payments, Etc. If any Bank shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the principal of or interest on the Advances owing to it (except amounts payable pursuant to Sections 2.08, 2.12, 2.13, 2.17 or 8.08 and except that (i) any Bank may receive less than its Pro Rata Share of interest to the extent Section 8.06 is applicable to it, (ii) if the Stated Termination Date for all Banks is not the same, then principal payments due pursuant to Section 2.06(a) in respect of the Stated Termination Date for any Bank (but not in respect of payments due before

45 US-DOCS\161783810.15 the relevant Stated Termination Date as contemplated by Section 2.06(a)) shall be distributed ratably among all Banks having that same Stated Termination Date (and not to those Banks with a Stated Termination Date occurring later), and (iii) if, in respect of any Change in Control, not all Banks are Exercising Banks, then payments due from the Borrowers pursuant to Section 2.23 shall be distributed ratably among all such Exercising Banks (and not to those Banks that are not Exercising Banks)) in excess of its Pro Rata Share of payments on account of the principal of or interest on the Advances obtained by all the Banks, such Bank shall forthwith purchase from the other Banks such participations in the Advances owing to them as shall be necessary to cause such purchasing Bank to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Bank, such purchase from each Bank shall be rescinded and such Bank shall repay to the purchasing Bank the purchase price to the extent of such Bank’s ratable share (according to the proportion of (A) the amount of the participation purchased from such Bank as a result of such excess payment to (B) the total amount of such excess payment) of such recovery together with an amount equal to such Bank’s ratable share (according to the proportion of (A) the amount of such Bank’s required repayment to (B) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. Each Borrower agrees that any Bank so purchasing a participation from another Bank pursuant to this Section 2.14 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Bank were the direct creditor of such Borrower in the amount of such participation. Section 2.15 Illegality. Notwithstanding any other provision of this Agreement, if any Bank (“Affected Bank”) shall notify the Borrower Representative and the Agent that the introduction of or any change in any law or regulation after the date of this Agreement makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for the Affected Bank to perform its obligations hereunder to make SOFR Advances or to fund or maintain SOFR Advances hereunder, (a) the obligation of the Affected Bank to make, or to Convert Advances into, SOFR Advances shall forthwith be suspended (and any request by the Borrowers for a Borrowing comprised of SOFR Advances shall, as to each Affected Bank, be deemed a request for a Base Rate Advance to be made on the same day as the SOFR Advances of the Banks that are not Affected Banks and such Base Rate Advance shall be considered as part of such Borrowing) until the Affected Bank shall notify the Borrower Representative, the other Banks and the Agent that the circumstances causing such suspension no longer exist and (b) on the last day of the then applicable Interest Period (or such earlier date required by law as specified in such notice from such Affected Bank to the Agent and the Borrower Representative), all SOFR Advances of such Affected Bank shall be deemed to be Converted to Base Rate Advances (but will otherwise continue to be considered as a part of the respective Borrowings that they were a part of prior to such Conversion). In the event any Bank shall notify the Agent of the occurrence of any circumstance contemplated under this Section 2.15, all payments and prepayments of principal that would otherwise have been applied to repay the SOFR Advances that would have been made by such Bank or the Converted SOFR Advances shall instead be applied to repay the Base Rate Advances made by such Bank in lieu of such SOFR Advances or resulting from the Conversion of such SOFR Advances and shall be made at the time that payments on the SOFR Advances of the Banks that are not Affected Banks are made. Each Bank that has delivered a notice of illegality pursuant to this Section 2.15 above agrees that it will notify the Borrower Representative as soon as practicable if the conditions giving rise to the illegality cease to exist.

46 US-DOCS\161783810.15 Section 2.16 Conversion of Advances. The Borrower Representative may on any Business Day, upon notice given to the Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Conversion and subject to the provisions of Sections 2.02(b), 2.09 and 2.15, Convert all Advances of one Type comprising the same Borrowing into Advances of the other Type; provided, however, that (a) any Conversion of any SOFR Advances into Base Rate Advances shall be made on, and only on, the last day of an Interest Period for such SOFR Advances, except as provided in Section 2.15, (b) Advances comprising a Borrowing may not be Converted into SOFR Advances if the outstanding principal amount of such Borrowing is less than $10,000,000 or if any Event of Default under Section 6.01(a) or Section 6.01(e) shall have occurred and be continuing on the date the related notice of Conversion would otherwise be given pursuant to this Section 2.16 and (c) a Swingline Advance may not be Converted into SOFR Advances. Each such notice of a Conversion shall, within the restrictions specified above, specify (i) the date of such Conversion, (ii) the Advances to be Converted and (iii) if such Conversion is into SOFR Advances, the duration of the initial Interest Period for each such Advance. Each notice of Conversion shall be irrevocable and binding on the Borrowers. If any Event of Default under Section 6.01(a) or Section 6.01(e) shall have occurred and be continuing on the third Business Day prior to the last day of any Interest Period for any SOFR Advances, the Borrowers agree to Convert all such Advances into Base Rate Advances on the last day of such Interest Period. Section 2.17 Replacement or Removal of Bank. In the event that any Bank shall claim payment of any increased costs pursuant to Section 2.12 or the Borrowers are required to pay any Additional Amounts, Taxes or Other Taxes to or on account of any Bank pursuant to Section 2.13, or any Bank exercises its rights under Section 2.15, or if any Bank fails to execute and deliver a consent, amendment or waiver to this Agreement requested by the Borrower Representative by the date specified by the Borrower Representative (or gives the Borrower Representative written notice prior to such date of its intention not to do so) and such consent, amendment or waiver requires the consent of such Bank and the Required Banks have granted their consent, or any Bank is a Defaulting Bank or a Potential Defaulting Bank, the Borrower Representative shall have the right to (a) replace such Bank with an Eligible Assignee in accordance with Section 8.08(a), (b) and (d) (including execution of an appropriate Assignment and Acceptance); provided that such Eligible Assignee (i) shall unconditionally offer in writing (with a copy to the Agent) to purchase on a date therein specified all of such Bank’s rights hereunder and interest in the Advances owing to such Bank and the Note held by such Bank without recourse at the principal amount of such Note plus interest, Commitment Fees and Letter of Credit fees accrued thereon to the date of such purchase and (ii) shall execute and deliver to the Agent an Assignment and Acceptance, as assignee, pursuant to which such Eligible Assignee becomes a party hereto with a Revolving Credit Commitment equal to that of the Bank being replaced (plus, if such Eligible Assignee is already a Bank, the amount of its Revolving Credit Commitment prior to such replacement); provided further, that no Bank or other Person shall have any obligation to increase its Commitment or otherwise to replace, in whole or in part, any Bank or (b) if no Default or Event of Default then exists, remove such Bank without replacing it by (i) giving notice to such Bank and the Agent of such removal and (ii) simultaneously with such notice paying to the Agent for the account of such Bank all principal owed to such Bank, all accrued interest, Commitment Fees and Letter of Credit fees owed to such Bank, all requested costs accruing to the date of removal which the Borrowers are obligated to pay to such Bank under Section 8.04 and all other amounts owed by the Borrowers to such Bank under this Agreement; provided that if the Bank being

47 US-DOCS\161783810.15 replaced or removed pursuant to this sentence is an Issuing Bank, the Borrowers shall take such steps (which may include delivery of cash collateral) requested by such Issuing Bank to fully protect such Issuing Bank from any loss, cost, expense or liability related to or in connection with any Letter of Credit issued by such Issuing Bank. Upon satisfaction of the requirements for replacement set forth in the first sentence of this Section 2.17, payment to such Bank of the purchase price in immediately available funds by the Eligible Assignee replacing such Bank, execution of such Assignment and Acceptance by such Bank (which Bank shall execute such Assignment and Acceptance contemporaneously with or prior to the payment of all amounts required to be paid to it pursuant to this sentence; provided that such Bank shall be deemed to have executed such Assignment and Acceptance if it shall have not executed such assignment within ten (10) Business Days after the request to sign such assignment), such Eligible Assignee and the Agent, the payment by the Borrowers of all requested costs accruing to the date of purchase which the Borrowers are obligated to pay under Section 8.04 and all other amounts owed by the Borrowers to such Bank under this Agreement (other than Commitment Fees and Letter of Credit fees accrued for the account of such Bank and the principal of and interest on the Advances of such Bank purchased by such Eligible Assignee) and notice by the Borrowers to the Agent that such payment has been made, such Eligible Assignee shall constitute a “Bank” hereunder with a Revolving Credit Commitment as so specified and the Bank being so replaced shall no longer constitute a “Bank” hereunder except that the rights under Sections 2.08, 2.12, 2.13 and 8.04 of the Bank being so replaced shall continue with respect to events and occurrences occurring before or concurrently with its ceasing to be a “Bank” hereunder. If, however, such Eligible Assignee fails to purchase such rights and interest on such specified date in accordance with the terms of such offer or such Eligible Assignee or the Agent fails to execute the relevant Assignment and Acceptance, the Borrowers shall continue to be obligated to pay the increased costs to such Bank pursuant to Section 2.12 or the Additional Amounts pursuant to Section 2.13, as the case may be. Upon satisfaction of the requirements for removal set forth in the first sentence of this Section 2.17, the Bank being so removed shall no longer constitute a “Bank” hereunder except that the rights under Sections 2.08, 2.12, 2.13 and 8.04 of the Bank being so removed shall continue with respect to events and occurrences occurring before or concurrently with its ceasing to be a “Bank” hereunder. Section 2.18 Evidence of Indebtedness. Each Bank shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrowers to such Bank resulting from each Advance owing to such Bank from time to time, including the amounts of principal and interest payable and paid to such Bank from time to time hereunder. The Borrowers agree that upon notice by any Bank to the Borrower Representative (with a copy of such notice to the Agent) to the effect that a promissory note or other evidence of indebtedness is required or appropriate in order for such Bank to evidence (whether for purposes of pledge, enforcement or otherwise) the Advances owing to, or to be made by, such Bank, the Borrowers shall promptly execute and deliver to such Bank, with a copy to the Agent, a Revolving Note in substantially the form of Exhibit A-1 hereto, payable to such Bank in a principal amount equal to the Revolving Credit Commitment of such Bank. The Borrowers agree that upon notice by the Swingline Bank to the Borrower Representative (with a copy of such notice to the Agent) to the effect that a promissory note or other evidence of indebtedness is required or appropriate in order for the Swingline Bank to evidence (whether for purposes of pledge, enforcement or otherwise) the Swingline Advances owing to, or to be made by, the Swingline Bank, the Borrowers shall promptly execute and deliver to the Swingline Bank, with a copy to the Agent, a Swingline Note in

48 US-DOCS\161783810.15 substantially the form of Exhibit A-2 hereto, payable to such Bank in a principal amount equal to the Swingline Sublimit. All references to Notes in the Loan Documents shall mean Notes, if any, to the extent issued hereunder. Section 2.19 [Reserved]. Section 2.20 Increase in the Aggregate Revolving Credit Commitments. (a) The Borrowers may, from time to time at least 90 days prior to the latest Stated Termination Date for any Bank, by notice from the Borrower Representative to the Agent, request that the aggregate amount of the Revolving Credit Commitments be increased by a minimum amount of $25,000,000 or an integral multiple of $5,000,000 in excess thereof (each a “Commitment Increase”) to be effective as of a date that is at least 90 days prior to the latest Stated Termination Date for any Bank (the “Increase Date”) as specified in the related notice to the Agent; provided, however that (i) in no event shall the aggregate amount of all increases effected pursuant to this Section 2.20 exceed $500,000,000 and (ii) on the date of any request by the Borrower Representative for a Commitment Increase and on the related Increase Date, the applicable conditions set forth in Article III shall be satisfied. (b) The Agent shall promptly notify the Banks of a request by the Borrower Representative for a Commitment Increase, which notice shall include (i) the proposed amount of such requested Commitment Increase, (ii) the proposed Increase Date and (iii) the date by which Banks wishing to participate in the Commitment Increase must commit to an increase in the amount of their respective Revolving Credit Commitments (the “Commitment Date”). Each Bank that is willing to participate in such requested Commitment Increase (each an “Increasing Lender”) shall, in its sole discretion, give written notice to the Agent on or prior to the Commitment Date of the amount by which it is willing to increase its Revolving Credit Commitment. (c) Promptly following each Commitment Date, the Agent shall notify the Borrower Representative as to the amount, if any, by which Banks are willing to participate in the requested Commitment Increase. If the aggregate amount by which Banks are willing to participate in any requested Commitment Increase on any such Commitment Date is less than the requested Commitment Increase, then the Borrowers may extend offers to one or more Eligible Assignees to participate in any portion of the requested Commitment Increase that has not been committed to by Banks as of the applicable Commitment Date; provided, however, that the Revolving Credit Commitment of each such Eligible Assignee shall be in an amount of $10,000,000 or an integral multiple of $1,000,000 in excess thereof. The Borrowers at their discretion, may withdraw their request for a Commitment Increase at any time prior to the Increase Date. (d) On each Increase Date, (i) each Eligible Assignee that accepts an offer to participate in a requested Commitment Increase in accordance with Section 2.20(c) (each such Eligible Assignee, an “Assuming Lender”) shall become a Bank party to this Agreement as of such Increase Date and (ii) the Revolving Credit Commitment of each Increasing Lender for such requested Commitment Increase shall be so increased by the amount allocated to such Bank as agreed between the Borrowers and the Agent (not to exceed the amount by which such Bank was willing to increase its Revolving Credit Commitment (as specified in such Bank’s relevant notice

49 US-DOCS\161783810.15 pursuant to Section 2.20(b))); provided, however, that the Agent shall have received on or before such Increase Date the following, each dated such date: (A) an assumption agreement from each Assuming Lender, if any, in form and substance satisfactory to the Borrowers and the Agent (each an “Assumption Agreement”), duly executed by such Assuming Lender, the Agent and the Borrowers; and (B) confirmation from each Increasing Lender of the increase in the amount of its Commitment in a writing satisfactory to the Borrowers and the Agent. On each Increase Date, upon fulfillment of the conditions set forth in the immediately preceding sentence of this Section 2.20(d), the Agent shall notify the Banks (including each Assuming Lender) and the Borrower Representative, on or before 1:00 P.M. (New York City time), by electronic communication (e-mail), of the occurrence of the Commitment Increase to be effected on such Increase Date and shall record in the Register the relevant information with respect to each Increasing Lender and each Assuming Lender on such date. On the last day of each Interest Period in effect on any Increase Date, the Borrowers shall make such Borrowings and prepayments as shall be necessary to cause the outstanding SOFR Advances related to such Interest Period and, in the case of the first such Interest Period, the Base Rate Advances to be ratable with the revised Commitments resulting from any non-ratable increase in the Commitments under this Section 2.20. (e) Notwithstanding any other provision of this Section 2.20, no increase of any Commitment shall be effected pursuant to this Section 2.20 without the consent of the Agent, the Issuing Banks and the Swingline Bank (which consents shall not be unreasonably withheld, delayed or conditioned). Section 2.21 New Issuing Banks. From time to time, with the approval of the Agent (which approval shall not be unreasonably withheld), the Borrowers may enter into an agreement with a Person that is not already an Issuing Bank hereunder pursuant to which such Person shall become an Issuing Bank hereunder, if (a) such agreement provides that such Person expressly agrees to perform in accordance with their terms all the obligations that by the terms of this Agreement are required to be performed by it as an Issuing Bank, (b) such agreement sets forth such Person’s Lending Office and the amount of its Letter of Credit Commitment (which information shall be recorded by the Agent in the Register) and (c) a copy of such agreement is promptly delivered to the Agent. Section 2.22 Extension of Commitments. (a) The Borrowers may request by notice from the Borrower Representative (an “Extension Request Notice”) to the Agent (which shall promptly notify the Banks), given during any period beginning on (and including) the day that is 75 days prior to an anniversary of the Effective Date and ending on (and including) the day that is 30 days prior to such anniversary, but in no event later than 30 days prior to the latest Stated Termination Date for any Bank, that the Banks extend their respective Revolving Credit Commitments for an additional year; provided that the Borrowers may effectuate an extension pursuant to this Section 2.22 only two times; provided further that the Borrowers agree that they shall not make

50 US-DOCS\161783810.15 such request unless on the date of such request it has satisfied all conditions that would be required pursuant to Article III for a Revolving Credit Advance on such date (other than the giving of a Notice of Revolving Credit Borrowing). If a Bank agrees, in its sole and absolute discretion, to so extend its Revolving Credit Commitment, it will give notice to the Agent of its decision to do so within the ten day period following the date of such Extension Request Notice. Promptly following expiration of such ten day period, the Agent will notify the Borrowers and the Banks of the Banks from which it has received such a notice agreeing to so renew (“Extending Banks”). Any failure by a Bank to so notify the Agent shall be deemed to be a decision by such Bank to not so extend its Revolving Credit Commitment (each a “Non-Extending Bank”). (b) If all Banks elect to so extend their respective Revolving Credit Commitments, the Stated Termination Date for each Bank shall automatically become the date that is one year following the Stated Termination Date for such Bank as in effect immediately prior to such extension. (c) The Borrowers shall have the right, on or before the anniversary of the Effective Date in respect of which an Extension Request Notice is given, to replace each Non- Extending Bank with, and add as “Banks” under this Agreement in place thereof, one or more Eligible Assignees (each, an “Additional Commitment Bank”) as provided in Section 8.08, each of which Additional Commitment Banks shall have entered into an Assignment and Acceptance pursuant to which such Additional Commitment Bank shall, effective as of such anniversary, undertake a Revolving Credit Commitment (and, if any such Additional Commitment Bank is already a Bank, its Revolving Credit Commitment shall be in addition to any other Revolving Credit Commitment of such Bank hereunder on such date). (d) If the Revolving Credit Commitments of the Extending Banks and the Additional Commitment Banks aggregate 50% or less of the aggregate Revolving Credit Commitments of all Banks, none of the Revolving Credit Commitments (including the Revolving Credit Commitment of any Extending Bank) will be extended and the Stated Termination Date for each Bank shall remain unchanged. (e) If the Revolving Credit Commitments of the Extending Banks and the Additional Commitment Banks aggregate greater than 50% and less than 100% of the aggregate Revolving Credit Commitments of all Banks, (i) the Stated Termination Date for each Bank that is an Extending Bank or an Additional Commitment Bank shall automatically become the date that is one year following the Stated Termination Date for such Bank (or in the case of an Additional Commitment Bank that was not already a Bank with a Revolving Credit Commitment, one year following the Stated Termination Date of the Bank it replaced) as in effect immediately prior to such extension, (ii) the Stated Termination Date for each Bank that is a Non-Extending Bank shall remain unchanged and (iii) each Additional Commitment Bank shall thereupon become a “Bank” for all purposes of this Agreement with a Revolving Credit Commitment as contemplated by Section 2.22(c). (f) The election by any Bank to renew at any time shall not obligate such Bank to renew at any other time, it being agreed that each election of any Bank to renew or not renew shall be made by such Bank in its sole and absolute discretion and that such discretion shall not be limited by any prior election to renew.

51 US-DOCS\161783810.15 (g) The Borrowers agree to deliver to the Agent on each date that any extension pursuant to this Section 2.22 becomes effective a certificate of a Responsible Officer to the effect that on such date the Borrowers have satisfied all conditions that would be required pursuant to Article III for a Revolving Credit Advance on such date (other than the giving of a Notice of Revolving Credit Borrowing). Section 2.23 Change in Control. (a) If a Change in Control occurs, (i) the Borrower Representative shall promptly notify the Agent (which shall promptly notify the Banks) of such occurrence and specify in such notice a date (the “Early Maturity Date”) on which the matters referred to in clauses (ii) and (iii) of this Section 2.23(a) shall occur as to each Bank, at the option of such Bank, which date shall be any Business Day not earlier than 60 days after, and not later than 90 days after, the Borrower Representative gives such notice, (ii) any Bank may, at its sole option, elect to require the following to occur on the Early Maturity Date: (A) termination of its Revolving Credit Commitment, if any, (B) payment in full by the Borrowers of all Obligations owed to such Bank and (C) grant by the Borrowers of a first priority perfected security interest in, and delivery by the Borrowers to each Issuing Bank, for such Issuing Bank’s sole benefit, of, an amount in Dollars and in same day funds equal to such Bank’s Pro Rata Share of all outstanding Letters of Credit issued by such Issuing Bank, to be held as cash collateral by such Issuing Bank under the sole control and dominion of such Issuing Bank and subject to the terms of this Agreement; provided that any such election shall elect all (and not less than all) of the actions referred to in such clauses (A), (B) and (C), and (iii) any Issuing Bank may, at its sole option, elect to require the following to occur on the Early Maturity Date: (A) termination of its Letter of Credit Commitment, if any, (B) payment in full by the Borrowers of all Obligations owed to such Issuing Bank and (C) grant by the Borrowers of a first priority perfected security interest in, and delivery by the Borrowers to such Issuing Bank, for such Issuing Bank’s sole benefit, of, an amount in Dollars and in same days funds equal to the Available Amount of all outstanding Letters of Credit issued by such Issuing Bank (but without duplication of amounts, if any, delivered in respect of such Letters of Credit pursuant to Section 2.23(a)(ii)(C)), to be held as cash collateral by such Issuing Bank under the sole control and dominion of such Issuing Bank and subject to the terms of this Agreement; provided that any such election shall elect all (and not less than all) of the actions referred to in such clauses (A), (B) and (C). Any Bank that is also an Issuing Bank and elects to exercise its rights under clause (ii) or (iii) of this Section 2.23(a) shall elect to exercise its rights under both such clauses. (b) Any Bank (an “Exercising Bank”) may exercise its rights pursuant to Section 2.23(a) by giving the Agent and the Borrower Representative a written notice of such exercise not earlier than 20 days after, and not later than 40 days after, such Bank’s receipt of a notice from the Agent under Section 2.23(a) (but the failure to so exercise such rights in respect of any Change in Control shall not impair the exercise of any such rights in respect of any other Change in Control). (c) On the relevant Early Maturity Date, each Exercising Bank’s Revolving Credit Commitment shall terminate, and the Borrowers shall (i) pay in full all Obligations owed to such Bank hereunder, including all of such Bank’s outstanding Advances together with interest thereon accrued to such Early Maturity Date and any amounts payable pursuant to Section 8.04(b), all Commitment Fees and Letter of Credit fees accrued to such Early Maturity Date with respect to such Bank’s Revolving Credit Commitment and all amounts then owing to such Bank pursuant

52 US-DOCS\161783810.15 to Sections 2.08, 2.12, 2.13 and 8.04, (ii) grant the security interest and deliver to the relevant Issuing Banks the respective amounts contemplated by clause (ii)(C) of Section 2.23(a) and (iii) if immediately after giving effect to such termination and payment, the sum of the aggregate Available Amount of all outstanding Letters of Credit plus the aggregate principal amount of all outstanding Letter of Credit Advances would exceed the Revolving Credit Facility, pay to the Agent in same day funds at the Agent’s office, for deposit in the Cash Collateral Account, an amount equal to such excess; provided that such termination of such Bank’s Revolving Credit Commitment shall not occur until the requirements of clause (ii) of this sentence and this clause (iii) are satisfied, but effective as of the Early Maturity Date such Bank shall have no further obligation to make any Revolving Credit Advance, no obligation to make Letter of Credit Advances in respect of Letters of Credit issued after such Early Maturity Date and no obligation to purchase any share or portion of any Letter of Credit Advance in respect of Letters of Credit issued or Swingline Advances made after such Early Maturity Date. Upon termination of such Bank’s Revolving Credit Commitment in accordance with this Section 2.23(c), such Bank shall cease to be a party hereto, except that (A) rights of such Bank under Sections 2.08, 2.12, 2.13 and 8.04 shall continue with respect to events and occurrences occurring before or on such Early Maturity Date, (B) the obligations of such Bank under Section 7.07 shall continue as to events, actions and circumstances arising on or prior to such Early Maturity Date and (C) such Bank shall be liable to each Issuing Bank for such Bank’s Pro Rata Share of any loss incurred by such Issuing Bank as a result of the collateral provided pursuant to this Section 2.23 to such Issuing Bank being inadequate for any reason, but no Issuing Bank, solely in its capacity as such, shall be liable to another Issuing Bank under this clause (C). Nothing contained in this Section 2.23 shall impair the obligation of the Borrowers to pay any amount owing to the Banks hereunder when due prior to an Early Maturity Date. (d) On the relevant Early Maturity Date, such Exercising Bank’s Letter of Credit Commitment shall terminate, and the Borrowers shall (i) pay in full all Obligations owed to such Issuing Bank, including all of such Issuing Bank’s outstanding Advances together with interest thereon accrued to such Early Maturity Date and any amounts payable pursuant to Section 8.04(b), all Letter of Credit fees and all amounts then owing to such Issuing Bank pursuant to Sections 2.12, 2.13 and 8.04 and (ii) grant the security interest and deliver to such Issuing Bank the amount contemplated by Section 2.23(a)(iii)(C). Nothing contained in this Section 2.23 shall impair the obligation of the Borrowers to pay any amount owing to the Issuing Banks hereunder when due prior to an Early Maturity Date. (e) The Borrowers shall have the right, on or before the Early Maturity Date, to replace each Exercising Bank with, and add as “Banks” under this Agreement in place thereof, one or more Eligible Assignees (each, an “Additional Change in Control Commitment Bank”) as provided in Section 8.08, each of which Additional Change in Control Commitment Banks shall have entered into an Assignment and Acceptance pursuant to which such Additional Change in Control Commitment Bank shall, effective as of such Early Maturity Date, undertake a Revolving Credit Commitment or Letter of Credit Commitment, as the case may be (and, if any such Additional Change in Control Commitment Bank is already a Bank, its Revolving Credit Commitment or Letter of Credit Commitment, as the case may be, shall be in addition to any other Revolving Credit Commitment or Letter of Credit Commitment, as the case may be, of such Bank hereunder on such date).

53 US-DOCS\161783810.15 Section 2.24 Defaulting Bank Provisions. If a Bank becomes, and during the period it remains, a Defaulting Bank, the following provisions shall apply: (a) the Defaulting Bank Exposure of such Defaulting Bank will, subject to the limitation in the first proviso below, automatically be reallocated (effective on the day such Bank becomes a Defaulting Bank) among the Non-Defaulting Banks pro rata in accordance with their respective Revolving Credit Commitments; provided that (i) the sum of all Non-Defaulting Banks’ Unused Revolving Credit Commitments may not in any event be less than zero as in effect at the time of such reallocation and (ii) neither such reallocation nor any payment by a Non-Defaulting Bank pursuant thereto will constitute a waiver or release of any claim the Borrowers, the Agent, an Issuing Bank, the Swingline Bank or any other Bank may have against such Defaulting Bank or cause such Defaulting Bank to be a Non-Defaulting Bank; (b) to the extent that any portion (the “unreallocated portion”) of the Defaulting Bank Exposure cannot be so reallocated, whether by reason of the first proviso in Section 2.24(a) or otherwise, the Borrowers will, not later than three (3) Business Days after demand by the Agent (at the direction of an Issuing Bank and/or the Swingline Bank, as the case may be), (i) pay to the Agent in same day funds at the Agent’s office, for deposit in the Cash Collateral Account, an amount equal to the unreallocated portion of such Defaulting Bank Exposure, (ii) prepay (subject to clause (c) below) the Swingline Advances and/or (iii) make other arrangements satisfactory to the Agent, the Issuing Banks and the Swingline Bank, as the case may be, in their sole discretion to protect them against the risk of non-payment by such Defaulting Bank; and (c) if the Borrowers, the Agent, the Issuing Banks and the Swingline Bank agree in writing in their discretion that a Bank is no longer a Defaulting Bank or a Potential Defaulting Bank, as the case may be, the Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any amounts then held in the Cash Collateral Account), such Bank will, to the extent applicable, purchase at par such portion of outstanding Advances of the other Banks and/or make such other adjustments as the Agent may determine to be necessary to cause the Unused Revolving Credit Commitments of the Banks to be on a pro rata basis in accordance with their respective Revolving Credit Commitments, whereupon such Bank will cease to be a Defaulting Bank or Potential Defaulting Bank and will be a Non-Defaulting Bank (and the Defaulting Bank Exposure of each Bank will automatically be adjusted on a prospective basis to reflect the foregoing); provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrowers while such Bank was a Defaulting Bank; and provided further that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Bank or Potential Defaulting Bank to Non- Defaulting Bank will constitute a waiver or release of any claim of any party hereunder arising from such Bank’s having been a Defaulting Bank or Potential Defaulting Bank. Section 2.25 Acknowledgment and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

54 US-DOCS\161783810.15 (a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder that may be payable to it by any party hereto that is an Affected Financial Institution; and (b) the effects of any Bail-In Action on any such liability, including, if applicable: (i) a reduction in full or in part or cancellation of any such liability; (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or (iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority. Section 2.26 Benchmark Replacement Setting. (a) Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event, the Administrative Agent and the Borrowers may amend this Agreement to replace the then-current Benchmark with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all affected Banks and the Borrowers so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from Banks comprising the Required Banks. No replacement of a Benchmark with a Benchmark Replacement pursuant to this Section 2.26(a) will occur prior to the applicable Benchmark Transition Start Date. (b) Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. (c) Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower Representative and the Banks of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Administrative Agent will notify the Borrower Representative of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 2.26(d) and (y) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Bank (or group of Banks) pursuant to this Section 2.26, including any determination with respect to a tenor, rate or

55 US-DOCS\161783810.15 adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.26. (d) Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor. (e) Benchmark Unavailability Period. Upon the Borrower Representative’s receipt of notice of the commencement of a Benchmark Unavailability Period, the applicable Borrower may revoke any pending request for a SOFR Advance of, conversion to or continuation of SOFR Advances to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the applicable Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to Base Rate Advances. During a Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of Base Rate. ARTICLE III CONDITIONS OF LENDING Section 3.01 Conditions Precedent to Effectiveness. This Agreement shall become effective on and as of the first date (the “Effective Date”) on which the Agent shall have received a counterpart of this Agreement duly executed by each Borrower and a counterpart of, or a copy of a signature page to, this Agreement duly executed by all of the Banks and the following additional conditions precedent shall have been satisfied, except that Section 2.04(a) shall become effective as of the first date on which the Agent shall have received counterparts of (or, in the case

56 US-DOCS\161783810.15 of any Bank, a copy of a signature page to) this Agreement duly executed by each Borrower and all of the Banks: (a) The Borrower Representative shall have notified the Agent in writing as to the proposed Effective Date. (b) The Agent shall have received on or before the Effective Date the following, each dated such day, in form and substance reasonably satisfactory to the Agent: (i) The Notes to the Banks to the extent requested by any Bank pursuant to Section 2.18. (ii) Certified copies of the resolutions of the Board of Directors or Board of Managers, as applicable, of each of the Borrowers approving each Loan Document, and of all documents evidencing other necessary corporate or organizational action and governmental approvals, if any, with respect to each Loan Document. (iii) A certificate of the secretary or an assistant secretary of the Borrowers certifying the names and true signatures of the officers of the Borrowers authorized to sign each Loan Document and the other documents to be delivered by the Borrowers hereunder. (iv) A certificate of a Responsible Officer stating the respective ratings by each of S&P and Moody’s of the senior unsecured long-term debt of HALCO as in effect on the Effective Date. (v) A certificate of a Responsible Officer stating that (A) all “Revolving Credit Commitments” (as defined in the Existing Agreement) of the “Banks” (as defined in the Existing Agreement) have been terminated, (B) either (1) no letter of credit is outstanding thereunder or (2) any such letters of credit are deemed to be Existing Letters of Credit under this Agreement, (C) no “Advances” (as defined in the Existing Agreement) are outstanding under the Existing Agreement, and (D) all fees and other amounts known by the Borrowers to be payable under the Existing Agreement have been paid in full. Each Bank that is a party to the Existing Agreement waives the requirement of Section 2.05 of the Existing Agreement that notice of such termination be given at least three (3) Business Days prior to such termination. (vi) A favorable opinion of Pamela L. Taylor, (i) Vice President, Public Law and Assistant Secretary of HALCO, and (ii) Vice President and Assistant Secretary of HOFC. (vii) A favorable opinion of Baker Botts L.L.P., counsel for the Borrowers. (c) On the Effective Date, the following statements shall be true and the Agent shall have received a certificate signed by a Responsible Officer, dated the Effective Date, stating that:

57 US-DOCS\161783810.15 (i) The representations and warranties contained in Section 4.01 are true and correct in all material respects (or, with respect to any representation or warranty qualified by materiality or a material adverse change or material adverse effect standard, in all respects) on and as of the Effective Date, and (ii) No event has occurred and is continuing that constitutes a Default or an Event of Default. (d) All accrued fees and reasonable and documented out-of-pocket expenses of the Joint Lead Arrangers shall have been paid (including the reasonable and documented fees and expenses of counsel to the Joint Lead Arrangers for which invoices have been submitted to the Borrower Representative at least two (2) Business Days prior to the Effective Date). (e) (i) The Borrowers shall have delivered the documentation, certifications and other information to the Joint Lead Arrangers and the Banks that are required by regulatory authorities under applicable “know-your-customer” rules and regulations, including the Patriot Act, at least three (3) Business Days prior to the Effective Date, to the extent such documentation or other information is requested at least ten (10) days prior to the Effective Date and (ii) to the extent any Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, such Borrower shall have delivered a Beneficial Ownership Certification to the Joint Lead Arrangers and the Banks at least three (3) Business Days prior to the Effective Date, to the extent requested at least five (5) Business Days prior to the Effective Date. (f) The Borrowers shall have paid all accrued fees and reasonable and documented out-of-pocket expenses of the Agent (including reasonable and documented fees and expenses of counsel for which invoices have been submitted to the Borrowers at least two (2) Business Days prior to the Effective Date). Section 3.02 Conditions Precedent to each Advance, each Commitment Increase and each Issuance, Renewal and Increase of each Letter of Credit. The obligation of each Bank to make an Advance (other than a Letter of Credit Advance made by an Issuing Bank or a Bank pursuant to Section 2.03(c)) (including the initial Revolving Credit Advance) and each Issuing Bank to issue or renew Letters of Credit (including the initial Letter of Credit), each Commitment Increase and each amendment of a Letter of Credit that has the effect of increasing the Available Amount of such Letter of Credit shall be subject to the conditions precedent that on the date of such Advance, such Commitment Increase or such issuance, renewal or increase of a Letter of Credit, the following statements shall be true (and each of the giving of the applicable Notice of Revolving Credit Borrowing, Notice of Swingline Advance, Notice of Issuance and Application for Letter of Credit, request for a Commitment Increase or request for increase of a Letter of Credit and the acceptance by the Borrowers of the proceeds of such Advance, such Commitment Increase, such Letter of Credit or of the renewal or increase of such Letter of Credit shall constitute a representation and warranty by the Borrowers that on the date of such Advance, such Commitment Increase or such issuance, renewal or increase of a Letter of Credit such statements are true): (a) the representations and warranties contained in Section 4.01 are true and correct in all material respects (or, with respect to any representation or warranty qualified by materiality or a material adverse change or material adverse effect standard, in all respects) on and

58 US-DOCS\161783810.15 as of the date of such Revolving Credit Advance, such Swingline Advance, such Commitment Increase or such issuance, renewal or increase of a Letter of Credit (other than those representations and warranties contained in Section 4.01(e) and Section 4.01(f) and those other representations and warranties that expressly relate solely to a specific earlier date, which shall remain true and correct in all material respects as of such earlier date) before and after giving effect to such Advance, such Commitment Increase or such issuance, renewal or increase and to the application of the proceeds therefrom, as though made on and as of such date, and (b) no event has occurred and is continuing, or would result from such Advance, such Commitment Increase or such issuance, renewal or increase or from the application of the proceeds therefrom, which constitutes a Default or an Event of Default. Section 3.03 Determinations Under Section 3.01. For purposes of determining compliance with the conditions specified in Section 3.01, the Agent, the Joint Lead Arrangers and each Bank shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to such Persons unless an officer of the Agent responsible for the transactions contemplated by this Agreement shall have received notice from such Person prior to the date that the Borrower Representative, by notice to the Agent, designates as the proposed Effective Date, specifying its objection thereto. The Agent shall promptly notify the Banks and the Borrower Representative of the occurrence of the Effective Date, which notice shall be conclusive and binding. Section 3.04 Additional Defaulting Bank Requirements. In addition to the other conditions precedent herein set forth, if any Bank becomes, and during the period it remains, a Defaulting Bank or a Potential Defaulting Bank, no Issuing Bank will be required to issue any Letter of Credit or to amend any outstanding Letter of Credit and the Swingline Bank will not be required to make any Swingline Advances, unless such Issuing Bank or the Swingline Bank, as the case may be, is satisfied that any exposure that would result therefrom is eliminated or fully covered by the Revolving Credit Commitments of the Non-Defaulting Banks or by deposits in the Cash Collateral Account or a combination thereof satisfactory to the Issuing Banks or Swingline Bank. ARTICLE IV REPRESENTATIONS AND WARRANTIES Section 4.01 Representations and Warranties of the Borrowers. Each Borrower represents and warrants as follows: (a) Each of the Borrowers and their respective Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite organizational power and authority to own its properties, to conduct its business as now being conducted and to execute, deliver and perform each Loan Document to which it is or is to be a party, except for any failures to be so organized, existing, qualified to do business or in good standing or to have such power and authority as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

59 US-DOCS\161783810.15 (b) The execution, delivery and performance by each Borrower of each Loan Document and the consummation of the transactions contemplated hereby (including each Revolving Credit Borrowing, Swingline Advance and issuance or renewal of a Letter of Credit hereunder and the use of the proceeds thereof) and the transactions contemplated thereby (i) are within such Borrower’s corporate or limited liability company power, as applicable, (ii) have been duly authorized by all necessary corporate or limited liability company action, as applicable, and (iii) do not contravene (A) such Borrower’s certificate of incorporation, certificate of formation, by-laws or operating agreement, as applicable, (B) any law, rule, regulation, order, writ, injunction or decree, or (C) any contractual restriction under any material agreements binding on or affecting the Borrowers or any Subsidiary or any other contractual restriction, which, in the cases of the foregoing clauses (iii)(B) and (iii)(C), the contravention of which would have a Material Adverse Effect. (c) No authorization, approval, consent, license or other action by, and no notice to or filing with, any governmental authority, regulatory body or other Person is required to be made or obtained by the Borrowers or any Subsidiary thereof for the due execution, delivery and performance by the Borrowers of each Loan Document to which it is or is to be a party, or for the consummation of the transactions contemplated hereby (including each Revolving Credit Borrowing, Swingline Advance and issuance or renewal of a Letter of Credit hereunder and the use of the proceeds thereof) and the transactions contemplated thereby, except (i) consents, authorizations, filings and notices which have been obtained or made and are in full force and effect, (ii) approvals that would be required under agreements that are not material agreements and (iii) as otherwise permitted by the Loan Documents. (d) This Agreement has been, and each other Loan Document when delivered hereunder will have been, duly executed and delivered by the Borrowers and constitute legal, valid and binding obligations of the Borrowers enforceable against the Borrowers in accordance with their respective terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally. (e) The Financial Statements have been reported on by KPMG LLP and fairly present in all material respects the consolidated financial position of HALCO and its consolidated Subsidiaries as at December 31, 2024 and the consolidated results of their operations and cash flows for the year then ended, all in accordance with GAAP. Since December 31, 2024 through the date hereof there has been no material adverse change in the business, financial condition, operations, performance or properties of HALCO and its Subsidiaries, taken as a whole, except as disclosed in HALCO’s Form 10-Q for the quarter ended June 30, 2025 or any filing by HALCO with the SEC on Form 8-K not less than five days prior to the date hereof. (f) As of the date hereof, except as disclosed in HALCO’s Form 10-K for the fiscal year ended December 31, 2024, Form 10-Q for the quarter ended June 30, 2025 or any filing by HALCO with the SEC on Form 8-K not less than five (5) days prior to the date hereof, there is no litigation, investigation or proceeding pending or, to HALCO’s knowledge, threatened against or affecting HALCO, any of its Subsidiaries or any of its or their respective rights or properties before any court or by or before any arbitrator or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (i) that would reasonably be expected to have a Material Adverse Effect or (ii) that in any manner draws into question or purports to affect

60 US-DOCS\161783810.15 any transaction contemplated hereby or the legality, validity, binding effect or enforceability of HALCO’s obligations or the rights and remedies of the Banks relating to this Agreement and the other Loan Documents. (g) Neither the Borrowers nor any Subsidiary is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U). Following the application of the proceeds of each Advance and each Letter of Credit, (i) not more than 25% of the value of the assets of the Borrowers that are subject to any arrangement with the Agent or any Bank (herein or otherwise) whereby the Borrowers’ right or ability to sell, pledge or otherwise dispose of assets is in any way restricted (or pursuant to which the exercise of any such right is or may be cause for accelerating the maturity of all or any portion of the Advances or any other amount payable hereunder or under any such other arrangement), will be margin stock (within the meaning of Regulation U); and (ii) not more than 25% of the value of the assets of the Borrowers and its Subsidiaries that are subject to any arrangement with the Agent or any Bank (herein or otherwise) whereby the right or ability of the Borrowers or any of their respective Subsidiaries to sell, pledge or otherwise dispose of assets is in any way restricted (or pursuant to which the exercise of any such right is or may be cause for accelerating the maturity of all or any portion of the Advances or any other amount payable hereunder or under any such other arrangement), will be any such margin stock. No proceeds of any Advance or any Letter of Credit will be used in any manner that is not permitted by Section 5.02. (h) Neither Borrower is required to register as an “investment company”, within the meaning of the Investment Company Act of 1940, as amended. (i) No statement or information contained in this Agreement or any other document, certificate or written statement furnished to the Agent or the Banks by or on behalf of the Borrowers for use in connection with the transactions contemplated by the Loan Documents (as modified or supplemented by other information furnished) contains as of the date such statement, information, document or certificate was so furnished any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained herein or therein (taken as a whole) not misleading in light of the circumstances under which they were made; provided, however, that, with respect to any such information, exhibit or report consisting of statements, estimates, pro forma financial information, forward-looking statements and projections regarding the future performance of the Borrowers or any of their respective Subsidiaries (“Projections”), no representation or warranty is made other than that such Projections have been prepared in good faith based upon assumptions believed by the Borrowers or such Subsidiary to be reasonable at the time. (j) Neither the Borrowers, nor any of their respective Subsidiaries, nor, to the knowledge of the Borrowers, any of their respective directors, officers, employees or agents engaged by them and conducting activities on their behalf, is (i) an individual or entity that is currently the subject of any Sanctions or (ii) included on OFAC’s List of Specially Designated Nationals and Blocked Persons or HMT’s Consolidated List of Financial Sanctions Targets and the Investment Ban List. Neither the Borrowers nor any of their respective Subsidiaries has established and maintains a physical presence, or is otherwise organized or resident, in a Designated Jurisdiction in violation of Sanctions other than as disclosed to the Joint Lead Arrangers prior to the date hereof.

61 US-DOCS\161783810.15 (k) Other than as could not reasonably be expected to have a Material Adverse Effect, the Borrowers and their respective Subsidiaries are in compliance, with (i) the Patriot Act, (ii) the Beneficial Ownership Regulation and (iii) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 C.F.R. Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto. The Borrowers and their respective Subsidiaries and, to the knowledge of the Borrowers, any of their respective directors, officers, employees or agents engaged by them and conducting activities on their behalf, are in compliance with applicable Sanctions in all material respects. (l) Other than as could not reasonably be expected to have a Material Adverse Effect, the Borrowers and their respective Subsidiaries and, to the knowledge of the Borrowers, their respective directors, officers, employees and agents engaged by them and conducting activities on their behalf, are in compliance with applicable Anti-Corruption Laws. (m) As of the Effective Date, the information included in the Beneficial Ownership Certification is true and correct in all respects. ARTICLE V COVENANTS OF THE BORROWERS Section 5.01 Affirmative Covenants. So long as any Advance or any other amount payable by any Borrower hereunder or under any other Loan Document shall remain unpaid, any Letter of Credit shall be outstanding or any Bank or Issuing Bank shall have any Commitment hereunder, each Borrower will, unless the Required Banks shall otherwise consent in writing: (a) Compliance with Laws, Etc. Comply, and cause each of its Subsidiaries to comply, with all applicable law, rules, regulations and orders (including ERISA and environmental laws and permits) except to the extent that failure to so comply (in the aggregate for all such failures) could not reasonably be expected to have a Material Adverse Effect. (b) Preservation of Corporate or Organizational Existence, Etc. (i) Preserve and maintain and cause each of its Subsidiaries to preserve and maintain (unless, in the case of any Subsidiary, any Borrower or such Subsidiary determines that such preservation and maintenance is no longer necessary in the conduct of the business of such Borrower and its respective Subsidiaries, taken as a whole), their corporate or organizational existence, rights (charter and statutory), franchises, permits, licenses, approvals and privileges in the jurisdiction of its organization; provided, however, that any Borrower and its Subsidiaries may consummate any merger, consolidation conveyance, transfer, lease or disposition permitted under Section 5.02(b); and provided further that (x) neither any Borrower nor any of its Subsidiaries shall be required to preserve any right, permit, license, approval, privilege, franchise or, solely in the case of Subsidiaries, existence, if the failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (y) that nothing herein shall prevent any Subsidiary (other than HOFC) from moving its organizational existence from its current jurisdiction of organization to another jurisdiction of organization if doing so would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and (z) nothing herein shall

62 US-DOCS\161783810.15 prevent any Borrower from moving its organizational existence from its current jurisdiction of organization to another jurisdiction of organization pursuant to Section 5.02(b); and (ii) qualify and remain qualified, and cause each of its Subsidiaries to qualify and remain qualified, as a foreign organization in each jurisdiction in which qualification is necessary or desirable in view of its business and operations or the ownership of its Properties, except where the failure to so qualify or remain qualified could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. (c) Payment of Taxes, Etc. Pay and discharge, and cause each of its Subsidiaries to pay and discharge, within 90 days after becoming due or, in the case of taxes, assessments, charges and like levies, if later, prior to the date on which penalties are imposed for such unpaid taxes, assessments, charges and like levies (i) all taxes, assessments, charges and like levies levied or imposed upon it or upon its income, profits or Property and (ii) all lawful claims that, if unpaid, might by law become a Lien upon its Property; provided that neither any Borrower nor any Subsidiary shall be required to pay and discharge any such tax, assessment, charge, levy or claim if (A) the failure to do so (in the aggregate for all such failures) could not reasonably be expected to have a Material Adverse Effect or (B) the same is being contested in good faith and by appropriate proceedings and reserves, if required by GAAP, have been established in conformity with GAAP. (d) Reporting Requirements. Furnish to the Agent: (i) not later than 60 days after the end of each of the first three quarters of each fiscal year of HALCO, (A) the consolidated balance sheet of HALCO and its consolidated subsidiaries as at the end of such quarter and the consolidated statements of income and cash flows of HALCO and its consolidated subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, all in reasonable detail, (B) a copy of HALCO’s Form 10-Q for such quarter as filed with the SEC and (C) a certificate of a Responsible Officer as to compliance with the terms of this Agreement; (ii) not later than 120 days after the end of each fiscal year of HALCO, (A) copies of the audited consolidated balance sheet of HALCO and its consolidated subsidiaries as at the end of such fiscal year and audited consolidated statements of income, retained earnings and cash flows of HALCO and its consolidated subsidiaries for such fiscal year, (B) a copy of HALCO’s Form 10-K for such year as filed with the SEC and (C) a certificate of a Responsible Officer as to compliance with the terms of this Agreement; (iii) within five (5) Business Days after filing with the SEC, copies of all registration statements (other than on Form S-8), proxy statements, Forms 8-K (other than press releases) and Schedules 13-D filed by, or in respect of, HALCO or any of its Subsidiaries with the SEC; (iv) as soon as possible, and in any event within ten (10) days after any Responsible Officer has obtained knowledge of the occurrence of any Default or Event of

63 US-DOCS\161783810.15 Default, written notice thereof setting forth details of such Default or Event of Default and the actions, if any, that the Borrowers have taken and propose to take with respect thereto; (v) promptly (and in any event within five (5) Business Days) after any change in, or withdrawal or termination of, the rating of any senior unsecured long-term debt of HALCO by S&P or Moody’s, notice thereof; (vi) promptly after the sending or filing thereof, copies of all reports that HALCO sends to any of its holders of common stock; and (vii) such other information as any Bank through the Agent may from time to time reasonably request. Information required to be delivered pursuant to Sections 5.01(d)(i) or 5.01(d)(ii) shall be deemed to have been delivered on the date on which the Borrower Representative provides notice to the Agent that such information has been posted on HALCO’s website on the Internet at www.halliburton.com, at sec.gov/edaux/searches.htm or at another website identified in such notice and accessible by the Banks without charge; provided that the Borrower Representative shall deliver paper copies of the information referred to in such Sections to the Agent for distribution to (x) any Bank to which the above referenced websites are for any reason not available if such Bank has so notified the Borrower Representative and (y) any Bank that has notified the Borrower Representative that it desires paper copies of all such information; provided further that the Agent shall notify the Banks as provided in Section 8.02 of any materials delivered pursuant to this Section 5.01(d) (other than Sections 5.01(d)(iii) and 5.01(d)(vi)). Information required to be delivered pursuant to Sections 5.01(d)(iii) or 5.01(d)(vi) shall be deemed to have been delivered on the date when posted on a website as provided in the preceding sentence. (e) Inspections. At any reasonable time and from time to time, in each case upon reasonable notice to the Borrower Representative and subject to any applicable restrictions or limitations on access to any facility or information that is classified or restricted by contract or by law, regulation or governmental guidelines, permit the Agent to visit and inspect the properties of the Borrowers or any material Subsidiary of the Borrowers, and to examine and make copies of and abstracts from the records and books of account of the Borrowers and their material Subsidiaries and discuss the affairs, finances and accounts of the Borrowers and their material Subsidiaries with their officers and independent accountants; provided, however, that advance notice of any discussion with such independent public accountants shall be given to the Borrower Representative and the Borrowers shall have the opportunity to be present at any such discussion. (f) Keeping of Books. Keep proper books of record and account, in which full and correct entries in all material respects shall be made of all financial transactions and the assets and business of the Borrowers and each Subsidiary in accordance with GAAP on a consolidated basis. (g) Maintenance of Properties, Etc. Maintain and preserve, and cause each of its material Subsidiaries to maintain and preserve, all of its material properties that are used or useful in the conduct of the business of the Borrowers and their material Subsidiaries, taken as a whole, in good working order and condition, ordinary wear and tear excepted.

64 US-DOCS\161783810.15 (h) Transactions with Affiliates. Conduct, and cause each of their respective Subsidiaries to conduct, all transactions otherwise permitted under this Agreement with any of their Affiliates on terms that are fair and reasonable to the Borrowers or such Subsidiary and, if a comparable arm’s-length transaction is known by the Borrowers, no less favorable to the Borrowers or such Subsidiary than it would obtain in a comparable arm’s-length transaction with a Person not an Affiliate; provided, however, that the foregoing restriction shall not apply to (i) transactions (a) between the Borrowers, (b) between a Borrower and its Subsidiaries, and (c) between or among Subsidiaries of HALCO; (ii) transactions or payments pursuant to any employment arrangements or employee, officer or director benefit plans or arrangements entered into by HALCO or any of its Subsidiaries in the ordinary course of business; (iii) to the extent permitted by law, customary loans, advances, fees and compensation paid to, and indemnity provided on behalf of, officers, directors, employees or consultants of any Borrower or any of its Subsidiaries; (iv) transactions pursuant to any contract or agreement in effect on the date hereof, as the same may be amended, modified or replaced from time to time, so long as any such contract or agreement as so amended, modified or replaced is, taken as a whole, no less favorable to a Borrower and its Subsidiaries in any material respect than such contract or agreement as in effect on the date hereof; (v) any transaction or series of transactions between a Borrower or any Subsidiary and any of their joint ventures, provided that such transaction or series of transactions is in the ordinary course of business and consistent with past practices of a Borrower, and/or its Subsidiaries and their joint ventures; (vi) the issuance of Equity Interests of a Borrower to any Person; or (vii) transactions entered into by a Person prior to the time such Person becomes a Subsidiary or is merged or consolidated into a Borrower or a Subsidiary; provided such transaction is not entered into in contemplation of such event. (i) Sanctions; Anti-Corruption Laws. The Borrowers will maintain in effect and enforce policies and procedures designed and reasonably intended to procure compliance, in all material respects, by the Borrowers, their respective Subsidiaries and their respective directors, officers, employees and agents engaged by them and conducting activities on their behalf with applicable Anti-Corruption Laws and Sanctions. Section 5.02 Negative Covenants. So long as any Advance or any other amount payable by any Borrower hereunder or under any other Loan Document shall remain unpaid, any Letter of Credit shall be outstanding or any Bank or Issuing Bank shall have any Commitment hereunder, each Borrower will not, without the written consent of the Required Banks: (a) Liens, Etc. (x) Create or suffer to exist, or permit any of its Subsidiaries to create or suffer to exist, any Lien on or with respect to any of its Properties whether now owned

65 US-DOCS\161783810.15 or hereafter acquired to secure Indebtedness or reimbursement obligations in respect of letters of credit, or (y) except for collateral assignments, which are governed by Section 5.02(a)(x), assign, or permit any of its Subsidiaries to assign, any accounts or other right to receive income to secure Indebtedness or reimbursement obligations in respect of Letters of Credit, except: (i) Liens incurred pursuant to, and assignments made in connection with, Securitization Transactions; (ii) Liens on or with respect to any of the Properties of such Borrower and any of its Subsidiaries existing on the date hereof; (iii) (A) Liens upon or in Property acquired from any Person other than a Borrower or a Subsidiary (including acquisitions through merger or consolidation or the acquisition of Equity Interests of any Person owning such Property), leased, constructed, improved or repaired by a Borrower or any of its Subsidiaries (including general intangibles, proceeds and improvements, accessories and upgrades thereto) and created contemporaneously with, or within 12 months after, such acquisition or lease or the commencement or completion of construction, improvement or repair to secure or provide for the payment of all or a portion of the purchase price of such Property or the cost of construction or improvement or repair thereof (including any Indebtedness and other obligations incurred to finance such acquisition, lease, construction, improvement or repair), as the case may be and (B) Liens on Property (including any unimproved portion of partially improved Property) of a Borrower or any its Subsidiaries created within 12 months of completion of construction of a new plant or plants on such property to secure all or part of the cost of such construction (including any Indebtedness incurred to finance such construction) if, in the opinion of such Borrower, such property or such portion thereof was prior to such construction substantially unimproved for the use intended by such Borrower; provided, however, no such Lien shall extend to or cover any property other than the property being acquired, constructed or improved (including any unimproved portion of a partially improved property) including general intangibles, proceeds and improvements, accessories and upgrades thereto; (iv) Liens arising in connection with capitalized leases, provided that no such Lien shall extend to or cover any assets other than the assets subject to such capitalized leases; and proceeds (including proceeds from associated contracts and insurances) of, and improvements, accessories and upgrades to, the property leased pursuant thereto; (v) Any Lien existing on any Property (including general intangibles, proceeds and improvements, accessories and upgrades thereto) prior to the acquisition (including acquisition through merger or consolidation or the acquisition of the Equity Interests of any Person owning such Property) thereof by such Borrower or any of its Subsidiaries or existing on any property of any Person that becomes a Subsidiary after the date hereof (including Liens on the Equity Interests of such Person) prior to the time such Person becomes a Subsidiary, provided that such Lien is not created in contemplation or in connection with such acquisition or such Person becoming a Subsidiary and no such Lien shall be extended to cover Property other than the asset being acquired and other assets of such Person (and any Subsidiary of that Person) that are required to be pledged pursuant to

66 US-DOCS\161783810.15 agreements existing as of the date of such acquisition or such Person becoming a Subsidiary (including general intangibles, proceeds and improvements, accessories and upgrades thereto); (vi) Liens to secure any extension, renewal, refinancing, refunding or replacement (or successive extensions, renewals, refinancings, refundings or replacements), in whole or in part, of any Indebtedness or other obligation secured by any Lien referred to in the foregoing clauses (ii), (iii), (iv) and (v) and the following clause (vii), provided that (A) the principal amount of the Indebtedness or other obligation secured thereby is no greater than the outstanding principal amount of such Indebtedness, or, if greater, the existing commitment amount of such Indebtedness (provided that such commitment amount has not been increased in contemplation of such event), or other obligation immediately before such extension, renewal, refinancing, refunding or replacement plus any amount necessary to pay any accrued interest, fees or expenses, premiums and original issue discount related thereto and (B) such Lien shall only extend to the same type of assets as are already permitted by this Agreement to be subject to a Lien in respect of such Indebtedness or other obligation; (vii) Liens arising in connection with the pledge of any Equity Interests in any joint venture (that is not a Subsidiary), and liens on the assets of a JV Subsidiary, in each case to secure Joint Venture Debt of such joint venture and/or such JV Subsidiary. For purposes hereof, “Joint Venture Debt” shall mean Indebtedness and other obligations as to which the lenders in respect thereof will not, pursuant to the terms of the agreements governing such Indebtedness or other obligations, have any recourse to the stock or assets of a Borrower or any Subsidiary, other than such pledged assets of such JV Subsidiary and such pledged Equity Interests; (viii) (A) Liens arising in connection with the pledge of any Equity Interests in, and assets of, any Project Finance Subsidiary, including the income, cash flow or other proceeds deriving from such Property, so long as such Liens secure only a Project Financing incurred by such Project Finance Subsidiary and (B) Liens securing only other Permitted Non-Recourse Indebtedness incurred by such Borrower or any of its Subsidiaries so long as such Liens do not extend to or cover any Property other than the Property being financed with the proceeds of such Permitted Non-Recourse Indebtedness and the income, cash flow or other proceeds deriving from such Property; (ix) Liens securing other Indebtedness and reimbursement obligations in respect of letters of credit, provided that at the time of the creation, incurrence or assumption of any Indebtedness or reimbursement obligations in respect of letters of credit secured by such Liens and after giving effect thereto, the sum of the principal amount of such Indebtedness and the maximum possible amount of reimbursement obligations in respect of letters of credit (assuming compliance at such time with all conditions to drawing) secured by Liens permitted by this clause (ix) shall not exceed 15% of Consolidated Net Worth as reflected in the most recent financial statements delivered pursuant to Section 5.01(d)(i) and (ii);

67 US-DOCS\161783810.15 (x) Liens securing Indebtedness listed on Schedule 5.02(a) (or securing any extension, renewal, refinancing, refunding or replacement (or successive extensions, renewals, refinancings, refundings or replacements), in whole or in part, of such Indebtedness, if the aggregate principal amount of such Indebtedness (as so extended, renewed, refinanced, refunded or replaced) is no greater than the outstanding principal amount of such Indebtedness immediately before such extension, renewal, refinancing, refunding or replacement, plus any amount necessary to pay any accrued interest, fees or expenses, premiums and original issue discount related thereto), provided that the Obligations of the Borrowers hereunder and under the other Loan Documents are secured equally and ratably with such Indebtedness and all extensions, renewals, refinancings, refundings and replacements, whether or not initial or successive and whether in or whole or in part, of such Indebtedness for so long as such Indebtedness or such extension, renewal, refinancing, refunding or replacement of such Indebtedness, as applicable, is secured; (xi) Liens in favor of one or more Banks pursuant to Section 2.01(b), Section 2.03(e), Section 2.06(c)(i), Section 2.06(c)(ii), Section 2.23 or Section 6.02; (xii) Liens arising from the deposit of funds or securities in trust for the purpose of decreasing or defeasing Indebtedness; (xiii) Liens in respect of Indebtedness incurred by Subsidiaries of HALCO (other than HOFC) in an amount not to exceed $200,000,000 at any time outstanding; (xiv) Liens in favor of the United States or any state thereof or any other country or political subdivision thereof, or any governmental authority of any of the foregoing, to secure partial, progress, advance or other payments or performance pursuant to the provisions of any contract or statute, or any Liens securing industrial development, pollution control or similar revenue bonds; and (xv) Liens for Taxes that are not yet delinquent or are being contested in compliance with Section 5.01(c)(B). (b) Mergers, Etc. Merge or consolidate with or into, redomicile, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of related transactions), all or substantially all of its assets (whether now owned or hereafter acquired) to, any Person; provided, however, that this Section 5.02(b) shall not prohibit any such merger, redomiciliation, consolidation, conveyance, transfer, lease or dispositions if (i) at the time of, and immediately after giving effect to, such merger, redomiciliation, consolidation, conveyance, transfer, lease or disposition, no Default or Event of Default exists or would result therefrom, and (ii) either (A) HALCO is the surviving corporation in such merger or consolidation or the transferee of such conveyance, transfer, lease or disposition, (B) HOFC is the surviving corporation in such merger or consolidation or the transferee of such conveyance, transfer, lease or disposition, or (C) if such Borrower is not the surviving corporation or the transferee, or in the case of a redomiciliation of a Borrower, the survivor, the transferee or the redomiciled Person shall be an entity organized and existing under the laws of the United States or a state thereof and, as the successor in such consolidation or merger, the transferee of such conveyance, transfer, lease

68 US-DOCS\161783810.15 or disposition or the redomiciled Person, shall have assumed all Obligations and other liabilities of such Borrower under the Loan Documents; provided that the foregoing shall not apply to mergers or consolidations among Subsidiaries (other than HOFC) or conveyances, transfers, leases or other dispositions among a Borrower and/or its Subsidiaries. (c) Use of Proceeds. Use the proceeds of any Advance or use any Letter of Credit for any purpose other than for general corporate purposes of any Borrower and its Subsidiaries or use any such proceeds (i) in a manner which violates or results in a violation of any law or regulation, (ii) to purchase or carry any margin stock (as defined in Regulation U), except that this clause (ii) shall not prohibit HALCO from using proceeds of the Advances to purchase its own common stock, (iii) to extend credit to others for the purpose of purchasing or carrying any margin stock (as defined in Regulation U), or (iv) to acquire any equity security of a class which is registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, if such acquisition would give the applicable Borrower a controlling interest in the Person that has issued such security, unless the board of directors or equivalent governing body of such Person or of the parent of such Person shall have approved such acquisition. (d) Sanctions; Anti-Corruption Laws. Each Borrower will not, and will not permit any Subsidiary to directly or, to the knowledge of such Borrower or any Subsidiary, indirectly, use the proceeds of any Advance, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or any other Person, (A) to fund, in a manner that would result in a violation of applicable Sanctions, any activities of or business with any Person, or in any Designated Jurisdiction, that, at the time of such funding, is the subject of any Sanction, or in any other manner that will result in a violation by any such Borrower, any Subsidiary or any Bank of Sanctions or (B) for any purpose which would violate any applicable Anti-Corruption Law. ARTICLE VI EVENTS OF DEFAULT Section 6.01 Events of Default. If any of the following events (“Events of Default”) shall occur and be continuing: (a) (i) Any Borrower shall fail to pay any principal of any Advance when the same becomes due and payable, whether at the due date thereof or by acceleration thereof or otherwise or (ii) any Borrower shall fail to pay any interest on any Advance or any fees hereunder or other amount payable hereunder, in each case under this clause (ii), within five (5) Business Days of when the same becomes due and payable, whether at the due date thereof or by acceleration thereof or otherwise; or (b) Any representation, warranty or certification made by any Borrower (or any of its Responsible Officers) herein, pursuant to or in connection with any Loan Document or in any certificate or document furnished to any Bank pursuant to or in connection with any Loan Document, or any representation or warranty deemed to have been made by such Borrower pursuant to Section 3.02, shall prove to have been incorrect or misleading in any material respect when made or so deemed to have been made or when delivered; or

69 US-DOCS\161783810.15 (c) (i) Any Borrower shall fail to perform or observe any term, covenant or agreement contained in Sections 5.01(b)(i) (solely with respect to the legal existence of such Borrower) or 5.02; or (ii) any Borrower shall fail to perform or observe any other term, covenant or agreement contained in this Agreement on its part to be performed or observed (other than any term, covenant or agreement covered by Section 6.01(a)) and, in each case under this clause (ii), such failure shall remain unremedied for 30 days after notice thereof shall have been given to the Borrower Representative by the Agent or by any Bank; or (d) (i) Any Borrower or any material Subsidiary of any Borrower shall default in the payment when due (subject to any applicable grace period), whether by acceleration or otherwise, of any Indebtedness (other than the Advances (which are covered by Section 6.01(a)), Project Financing or Permitted Non-Recourse Indebtedness) (whether principal, interest, premium or otherwise) of, or directly or indirectly guaranteed by, any Borrower or any such material Subsidiary, as the case may be, in excess of $200,000,000 or (ii) any Borrower or any material Subsidiary of any Borrower shall default in the performance or observance of any obligation or condition, or any other event or circumstance shall occur, with respect to any such Indebtedness (other than the Advances (which are covered by Section 6.01(a)), Project Financing or Permitted Non-Recourse Indebtedness) if the effect of such default, event or circumstance is to accelerate the maturity of or require the posting of cash collateral in excess of $200,000,000 with respect to any such Indebtedness or, in any case, any such Indebtedness shall become due prior to its stated maturity (other than by a regularly-scheduled required payment and mandatory prepayments from proceeds of asset sales, debt incurrence, excess cash flow, equity issuances and insurance proceeds); provided that for the avoidance of doubt the parties acknowledge and agree (i) that any payment required to be made under an assumption or other direct or contingent liability referred to in clause (c) of the definition herein of Indebtedness shall be due and payable at the time such payment is due and payable under the terms of such assumption or liability (taking into account any applicable grace period) and such payment shall not be deemed to have been accelerated or have become due as a result of the obligation assumed or for which any Borrower or any material Subsidiary of any Borrower is otherwise liable having become due and (ii) the conversion of any convertible Indebtedness shall not be a Default or Event of Default; or (e) Any Borrower or any material Subsidiary of any Borrower shall be adjudicated a bankrupt or insolvent by a court of competent jurisdiction, or generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against any Borrower or any such material Subsidiary seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its Property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 90 days, or any of the actions sought in such proceeding (including the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its Property) shall occur, or shall be consented to or acquiesced in by such Borrower or such material Subsidiary; or such Borrower or any such material Subsidiary shall take any corporate or organizational action to authorize any of the actions set forth above in this Section 6.01(e); or

70 US-DOCS\161783810.15 (f) Any final, non-appealable judgment or order by a court of competent jurisdiction for the payment of money in excess of $200,000,000 over and above the amount of insurance coverage available from a financially sound insurer that has not denied coverage shall be rendered against any Borrower or any material Subsidiary of any Borrower and not discharged within 30 days after such order or judgment becomes final (or 60 days in the case of any foreign order or judgment); or any judgment, writ, warrant of attachment or execution or similar process shall be issued or levied against a substantial part of the property of any Borrower or any material Subsidiary of any Borrower and such judgment, writ, warrant of attachment or execution or similar process shall not be released, stayed, vacated or fully bonded within 30 days after its issue or levy (or 60 days in the case of any foreign judgment, writ, warrant or similar process); or (g) Any Borrower or any of its ERISA Affiliates shall both (i) incur liability in excess of $250,000,000 in the aggregate as a result of one or more of the following: (A) the occurrence of any ERISA Event; (B) the partial or complete withdrawal of any Borrower or any of its ERISA Affiliates from a Multiemployer Plan; or (C) the reorganization or termination of a Multiemployer Plan and (ii) fail to pay such liability within fifteen days of such incurrence; then, and in any such event, the Agent (y) shall at the request, or may with the consent, of the Required Banks, by notice to the Borrower Representative, declare the obligation of each Bank to make Advances (other than Letter of Credit Advances by an Issuing Bank or a Bank pursuant to Section 2.03(c)) and of each Issuing Bank to issue Letters of Credit to be terminated, whereupon the same (and all of the Commitments) shall forthwith terminate, and (z) shall at the request, or may with the consent, of the Required Banks, by notice to the Borrower Representative, declare the Advances, all interest thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Advances, all such interest and all such other amounts shall become and be forthwith due and payable, without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or any other notice of any kind, all of which are hereby expressly waived by each Borrower; provided, however, that upon the occurrence of any Event of Default described in Section 6.01(e) with respect to any Borrower, (1) the Commitment of each Bank and the obligation of each Bank to make Advances (other than Letter of Credit Advances by an Issuing Bank or a Bank pursuant to Section 2.03(c)) and of each Issuing Bank to issue Letters of Credit shall automatically be terminated, and (2) the Advances, all interest thereon and all other amounts payable under this Agreement shall automatically and immediately become and be due and payable, without presentment, demand, protest, notice of intent to accelerate, notice of acceleration, or any other notice of any kind, all of which are hereby expressly waived by each Borrower. Section 6.02 Actions in Respect of the Letters of Credit upon Default. If any Event of Default shall have occurred and be continuing, the Agent may, or shall at the request of the Required Banks, irrespective of whether it is taking any of the actions described in Section 6.01 or otherwise, make demand upon any Borrower to, and forthwith upon such demand such Borrower will, pay to the Agent on behalf of the Banks in same day funds at the Agent’s office designated in such demand, for deposit in the Cash Collateral Account, an amount equal to the aggregate Available Amount of all Letters of Credit then outstanding; provided, however, that upon the occurrence of any Event of Default described in Section 6.01(e) with respect to any Borrower, such Borrower shall be obligated to pay to the Agent on behalf of the Banks in same day funds at the Agent’s office, for deposit in the Cash Collateral Account, an amount equal to the

71 US-DOCS\161783810.15 aggregate Available Amount of all Letters of Credit then outstanding. If at any time the Agent determines that any funds held in the Cash Collateral Account are subject to any right or claim of any Person other than the Agent and the Banks or that the total amount of such funds is less than the aggregate Available Amount of all Letters of Credit, each Borrower will, forthwith upon demand by the Agent, pay to the Agent, as additional funds to be deposited and held in the Cash Collateral Account, an amount equal to the excess of (a) such aggregate Available Amount over (b) the total amount of funds, if any, then held in the Cash Collateral Account that the Agent determines to be free and clear of all such rights and claims. Upon the drawing of any Letter of Credit for which funds are on deposit in the Cash Collateral Account, such funds shall be applied to reimburse the relevant Issuing Bank or the Banks, as applicable, to the extent permitted by applicable law. ARTICLE VII THE AGENT Section 7.01 Authorization and Action. Each Bank hereby appoints and authorizes the Agent to take such action as Agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Agent by the terms hereof or of any other Loan Document, together with such powers and discretion as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement (including enforcement or collection of the Notes), the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Banks and such instructions shall be binding upon all Banks and all holders of Notes; provided, however, that the Agent shall not be required to take any action which exposes the Agent to personal liability or which is contrary to any Loan Document or applicable law. The Agent agrees to give to each Bank prompt notice of each notice given to it by the Borrower Representative, and, promptly, copies of any document, instrument or agreement provided to it by the Borrower Representative, pursuant to the terms of this Agreement. The provisions of this Article are solely for the benefit of the Agent, the Banks, the Issuing Banks and the Swingline Bank, and the Borrowers shall not have rights as a third party beneficiary of any of such provisions. Section 7.02 Agent’s Reliance, Etc. Neither the Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with any Loan Document, except for their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Agent: (i) may consult with legal counsel (including counsel for the Borrowers), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (ii) makes no warranty or representation to any Bank and shall not be responsible to any Bank for any statements, warranties or representations (whether written or oral) made in or in connection with any of the Loan Documents or any other instrument or document; (iii) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any of the Loan Documents or any other instrument or document on the part of the Borrowers or any Subsidiary of the Borrowers or to inspect the Property (including the books and records) of the Borrowers or any Subsidiary of the Borrowers; (iv) shall not be responsible to any Bank for the

72 US-DOCS\161783810.15 due execution, legality, validity, enforceability, genuineness, sufficiency or value of any of the Loan Documents or any other instrument or document; (v) shall incur no liability under or in respect of any of the Loan Documents or any other instrument or document by acting upon any notice (including telephonic notice), consent, certificate or other instrument or writing (which may be by facsimile or other electronic communication) believed by it to be genuine and signed, given or sent by the proper party or parties and (vi) shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of an Advance, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Bank or an Issuing Bank, the Agent may presume that such condition is satisfactory to such Bank or Issuing Bank unless the Agent shall have received notice to the contrary from such Bank or Issuing Bank prior to the making of such Advance or the issuance of such Letter of Credit. Section 7.03 Exculpatory Provisions. The Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Agent: (a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or an Event of Default has occurred and is continuing; (b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Agent is required to exercise as directed in writing by the Required Banks (or such other number or percentage of the Banks as shall be expressly provided for herein or in the other Loan Documents), provided that the Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Agent to liability or that is contrary to any Loan Document or applicable law; and (c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrowers or any of their respective Affiliates that is communicated to or obtained by the Person serving as the Agent or any of its Affiliates in any capacity. The Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Banks (or such other number or percentage of the Banks as shall be necessary, or as the Agent shall believe in good faith shall be necessary, under the circumstances as provided in Article VI or Section 8.01) or (ii) in the absence of its own gross negligence or willful misconduct. The Agent shall be deemed not to have knowledge of any Default or Event of Default unless and until notice describing such Default or Event of Default is given to the Agent by the Borrower Representative, a Bank, an Issuing Bank or the Swingline Bank.

73 US-DOCS\161783810.15 The Agent shall not be responsible for or have any duty to ascertain or inquire into (A) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (B) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (C) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (D) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (E) the satisfaction of any condition set forth in Article III or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Agent. Section 7.04 Delegation of Duties. The Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Agent. The Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Agent. Section 7.05 The Agent and its Affiliates. With respect to its Commitment, the Advances owed to it and the Notes issued to it, each Bank which is also the Agent shall have the same rights and powers under this Agreement as any other Bank and may exercise the same as though it were not the Agent; and the term “Bank” or “Banks” shall, unless otherwise expressly indicated, include any Bank serving as the Agent in its individual capacity. Any Bank serving as the Agent and its affiliates may accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from and generally engage in any kind of business with, the Borrowers, any Affiliate of the Borrowers and any Person who may do business with or own securities of the Borrowers or any Affiliate of the Borrowers, all as if such Bank were not the Agent and without any duty to account therefor to the Banks. In the event that Citi or any of its Affiliates shall be or become an indenture trustee under the Trust Indenture Act of 1939 (as amended, the “Trust Indenture Act”) in respect of any securities issued or guaranteed by the Borrowers, the parties hereto acknowledge and agree that any payment or property received in satisfaction of or in respect of any Obligation of the Borrowers hereunder or under any other Loan Document by or on behalf of Citi in its capacity as the Agent for the benefit of any Bank under any Loan Document (other than Citi or an Affiliate of Citi) and which is applied in accordance with the Loan Documents shall be deemed to be exempt from the requirements of Section 311 of the Trust Indenture Act pursuant to Section 311(b)(3) of the Trust Indenture Act. Section 7.06 Bank Credit Decision. Each Bank acknowledges that it has, independently and without reliance upon the Agent or any other Bank and based on the Financial Statements and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents or any other instrument or document.

74 US-DOCS\161783810.15 Section 7.07 Indemnification. The Banks (other than the Issuing Banks and the Swingline Bank) agree to indemnify the Agent, each of its Affiliates and each of their respective directors, officers, employees, agents, advisors and representatives (to the extent not timely reimbursed by the Borrowers), ratably according to the respective principal amounts of the Advances then held by each of such Banks (or if no Advances are at the time outstanding or if any Advances (other than Letter of Credit Advances held by an Issuing Bank or Swingline Advances held by the Swingline Bank) are held by Persons which are not such Banks, ratably according to either (a) the respective amounts of the Banks’ Revolving Credit Commitments, or (b) if no Revolving Credit Commitments are at the time outstanding, the respective amounts of the Revolving Credit Commitments immediately prior to the time the Revolving Credit Commitments ceased to be outstanding), from and against any and all claims, damages, losses, liabilities and expenses (including fees and expenses of counsel) of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Agent in connection with such capacity in any way relating to or arising out of any of the Loan Documents or any other instrument or document furnished pursuant hereto or in connection herewith, or any action taken or omitted by the Agent under any of the Loan Documents or any other instrument or document furnished pursuant hereto or in connection herewith (“Indemnified Costs”); provided that no Bank shall be liable for any portion of any and all claims, damages, losses, liabilities and expenses (including fees and expenses of counsel) resulting from the Agent’s gross negligence or willful misconduct as found in a final, non-appealable judgment by a court of competent jurisdiction. Without limitation of the foregoing, each Bank (other than the Issuing Banks and the Swingline Bank) agrees to reimburse the Agent promptly upon demand for such Bank’s Pro Rata Share of any reasonable costs and expenses (including reasonable counsel fees) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, any of the Loan Documents or any other instrument or document furnished pursuant hereto or in connection herewith to the extent that the Agent is not reimbursed for such expenses by the Borrowers and to the extent the same does not result from the Agent’s gross negligence or willful misconduct as found in a final, non-appealable judgment by a court of competent jurisdiction. In the case of any investigation, litigation or proceeding giving rise to any Indemnified Costs, this Section 7.07 applies whether any such investigation, litigation or proceeding is brought by the Agent, any other Agent, any Bank or a third party. Section 7.08 Successor Agent. (a) The Agent may resign at any time by giving written notice thereof to the Banks and the Borrowers and may be removed at any time with or without cause by the Required Banks. Upon any such resignation or removal, the Required Banks shall have the right to appoint a successor Agent which, if such successor Agent is not a Bank and no Event of Default shall have occurred and is continuing, is approved by the Borrowers (which approval will not be unreasonably withheld). If no successor Agent shall have been so appointed by the Required Banks (and, if not a Bank, approved by the Borrowers), and shall have accepted such appointment, within 30 days after the retiring Agent’s giving of notice of resignation or the Required Banks’ removal of the retiring Agent, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a commercial bank organized or licensed under the laws of the United States of

75 US-DOCS\161783810.15 America or of any State thereof and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. After any retiring Agent’s resignation or removal hereunder as Agent, the provisions of this Article VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. (b) Any resignation by Citi as Agent pursuant to this Section 7.08 shall also constitute its resignation as the Swingline Bank and as an Issuing Bank. Upon the acceptance of a successor’s appointment as Agent hereunder, (i) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Swingline Bank, and (ii) the retiring Swingline Bank shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents. Section 7.09 Joint Lead Arrangers, Co-Syndication Agents and Co-Documentation Agents. The Joint Lead Arrangers, Co-Syndication Agents and Co-Documentation Agents shall have no duties, obligations or liabilities hereunder or in connection herewith. Section 7.10 Defaulting Bank Provisions. Anything herein to the contrary notwithstanding, if at any time the Required Banks determine that the Person serving as Agent is (without taking into account any provision in the definition of “Defaulting Bank” requiring notice from the Agent or any other party) a Defaulting Bank pursuant to clause (iv) of the definition thereof, the Required Banks (determined after giving effect to Section 8.01) may by notice to the Borrower Representative and such Person remove such Person as Agent and, in consultation with the Borrowers, appoint a replacement Agent hereunder. Such removal will, to the fullest extent permitted by applicable law, be effective on the earlier of (a) the date a replacement Agent is appointed and (b) the date 30 days after the giving of such notice by the Required Banks (regardless of whether a replacement Agent has been appointed). Section 7.11 Erroneous Payments. (a) If the Administrative Agent (x) notifies a Bank or any Person who has received funds on behalf of a Bank (any such Bank or other recipient (and each of their respective successors and assigns), a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds (as set forth in such notice from the Administrative Agent) received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously or mistakenly transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Bank or other Payment Recipient on its behalf) (any such funds, whether transmitted or received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and (y) demands in writing the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent pending its return or repayment as contemplated below in this Section 7.11 and held in trust for the benefit of the Administrative Agent, and such Bank shall (or, with respect to any Payment Recipient who

76 US-DOCS\161783810.15 received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two Business Days thereafter (or such later date as the Administrative Agent may, in its sole discretion, specify in writing), return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon (except to the extent waived in writing by the Administrative Agent) in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error. (b) Without limiting immediately preceding clause (a), each Bank, or any Person who has received funds on behalf of a Bank (and each of their respective successors and assigns), agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in this Agreement or in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Bank, or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part), then in each such case: (i) it acknowledges and agrees that (A) in the case of immediately preceding clauses (x) or (y), an error and mistake shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error and mistake has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and (ii) such Bank shall (and shall use commercially reasonable efforts to cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of the occurrence of any of the circumstances described in immediately preceding clauses (x), (y) and (z)) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 7.11(b). For the avoidance of doubt, the failure to deliver a notice to the Administrative Agent pursuant to this Section 7.11(b) shall not have any effect on a Payment Recipient’s obligations pursuant to Section 7.11(a) or on whether or not an Erroneous Payment has been made.

77 US-DOCS\161783810.15 (c) Each Bank hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Bank under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Bank under any Loan Document with respect to any payment of principal, interest, fees or other amounts, against any amount that the Administrative Agent has demanded to be returned under immediately preceding clause (a). (d) (i) In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor in accordance with immediately preceding clause (a), from any Bank that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Administrative Agent’s notice to such Bank at any time, then effective immediately (with the consideration therefor being acknowledged by the parties hereto), (A) such Bank shall be deemed to have assigned its Advances (but not its Commitments) with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Advances (but not Commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) (on a cashless basis and such amount calculated at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Administrative Agent in such instance)), and is hereby (together with the Borrowers) deemed to execute and deliver an Assignment and Acceptance (or, to the extent applicable, an agreement incorporating an Assignment and Acceptance by reference pursuant to the Platform as to which the Administrative Agent and such parties are participants) with respect to such Erroneous Payment Deficiency Assignment, and such Bank shall deliver any Notes evidencing such Advances to the Borrowers or the Administrative Agent (but the failure of such Person to deliver any such Notes shall not affect the effectiveness of the foregoing assignment), (B) the Administrative Agent as the assignee Bank shall be deemed to have acquired the Erroneous Payment Deficiency Assignment, (C) upon such deemed acquisition, the Administrative Agent as the assignee Bank shall become a Bank, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Bank shall cease to be a Bank, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Commitments which shall survive as to such assigning Bank, (D) the Administrative Agent and the Borrowers shall each be deemed to have waived any consents required under this Agreement to any such Erroneous Payment Deficiency Assignment, and (E) the Administrative Agent will reflect in the Register its ownership interest in the Advances subject to the Erroneous Payment Deficiency Assignment. For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Bank and such Commitments shall remain available in accordance with the terms of this Agreement.

78 US-DOCS\161783810.15 (ii) Subject to Section 8.08 (but excluding any assignment consent or approval requirements (other than from the Borrowers)), the Administrative Agent may, in its discretion, sell any Advances acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Bank shall be reduced by the net proceeds of the sale of such Advance (or portion thereof), and the Administrative Agent shall retain all other rights, remedies and claims against such Bank (and/or against any recipient that receives funds on its respective behalf). In addition, an Erroneous Payment Return Deficiency owing by the applicable Bank (x) shall be reduced by the proceeds of prepayments or repayments of principal and interest, or other distribution in respect of principal and interest, received by the Administrative Agent on or with respect to any such Advances acquired from such Bank pursuant to an Erroneous Payment Deficiency Assignment (to the extent that any such Advances are then owned by the Administrative Agent) and (y) may, in the sole discretion of the Administrative Agent, be reduced by any amount specified by the Administrative Agent in writing to the applicable Bank from time to time. (e) The parties hereto agree that (x) irrespective of whether the Administrative Agent may be equitably subrogated, in the event that an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights and interests of such Payment Recipient (and, in the case of any Payment Recipient who has received funds on behalf of a Bank, to the rights and interests of such Bank, as the case may be) under the Loan Documents with respect to such amount (the “Erroneous Payment Subrogation Rights”) (provided that the Borrowers’ Obligations under the Loan Documents in respect of the Erroneous Payment Subrogation Rights shall not be duplicative of such Obligations in respect of Advances that have been assigned to the Administrative Agent under an Erroneous Payment Deficiency Assignment) and (y) an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrowers; provided that this Section 7.11 shall not be interpreted to increase (or accelerate the due date for), or have the effect of increasing (or accelerating the due date for), the Obligations of the Borrowers relative to the amount (and/or timing for payment) of the Obligations that would have been payable had such Erroneous Payment not been made by the Administrative Agent; provided, further, that for the avoidance of doubt, immediately preceding clauses (x) and (y) shall not apply to the extent any such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrowers for the purpose of making such Erroneous Payment. (f) To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including any defense based on “discharge for value” or any similar doctrine. (g) Each party’s obligations, agreements and waivers under this Section 7.11 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Bank, the termination of the Commitments and/or the

79 US-DOCS\161783810.15 repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document. ARTICLE VIII MISCELLANEOUS Section 8.01 Amendments, Etc. (a) No amendment or waiver of any provision of this Agreement or any Note, nor consent to any departure by any Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Banks, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall: (i) waive any of the conditions specified in Section 3.01 without the written consent of each Bank, (ii) increase or extend the term of the Commitment of any Bank without the written consent of such Bank (it being understood that a waiver of any condition precedent in Section 3.02 or the waiver of any Default shall not constitute an increase or extension of any Commitment of any Bank), (iii) reduce the principal of, or the stated rate of interest on, the Advances or any fees or other amounts payable hereunder, without the written consent of each Bank affected thereby, (iv) postpone any date fixed for any payment of principal of, or interest on, the Advances or any fees or other amounts payable hereunder without the written consent of each Bank affected thereby, (v) amend the definition of “Required Banks”, or the percentage of the Advances or of the Revolving Credit Commitments, or the number or percentage of Banks, that shall be required for the Banks or any of them to take or approve, or direct the Agent to take, any action hereunder or under any other Loan Document, without the written consent of each Bank or (vi) amend the definition of “Pro Rata Share”, Section 2.14 or this Section 8.01 without the written consent of each Bank; and provided further that (w) no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Banks required above to take such action, affect the rights or duties of the Agent under this Agreement or any of the Notes, (x) no amendment, waiver or consent shall, unless in writing and signed by each Issuing Bank in addition to the Banks required above to take such action, affect the rights or obligations of any Issuing Bank under this Agreement, (y) no amendment, waiver or consent shall, unless in writing and signed by the Swingline Bank in addition to the Banks required above to take such action, affect the rights or duties of the Swingline Bank under this Agreement or any of the Notes and (z) the Borrowers and the Agent may enter into amendments in accordance with Section 2.26. (b) Anything herein to the contrary notwithstanding, during such period as a Bank is a Defaulting Bank, to the fullest extent permitted by applicable law, such Bank will not be entitled to vote in respect of amendments and waivers hereunder and the Commitment and the outstanding Advances or other extensions of credit of such Bank hereunder will not be taken into account in determining whether the Required Banks or all of the Banks, as required, have approved any such amendment or waiver (and the definition of “Required Banks” will automatically be deemed modified accordingly for the duration of such period); provided that any such amendment or waiver that would increase or extend the term of the Commitment of such Defaulting Bank,

80 US-DOCS\161783810.15 extend the date fixed for the payment of principal or interest owing to such Defaulting Bank hereunder, reduce the principal amount of any obligation owing to such Defaulting Bank, reduce the amount of or the rate or amount of interest on any amount owing to such Defaulting Bank or of any fee payable to such Defaulting Bank hereunder, or alter the terms of this proviso, will require the consent of such Defaulting Bank. (c) Anything herein to the contrary notwithstanding, if the Agent and the Borrowers shall have jointly identified an obvious error or an error or omission of a technical nature, in each case, in any provision of the Loan Documents, then the Agent and the Borrowers shall be permitted to amend such provision, and, in each case, such amendment shall become effective without any further action or consent of any other party to any Loan Document if the same is not objected to in writing by the Required Banks to the Agent within five (5) Business Days following receipt of notice thereof. Section 8.02 Notices, Etc. (a) Except as otherwise provided in Section 8.02(b) or in the proviso to this Section 8.02(a), all notices and other communications provided for hereunder shall be in writing (including facsimile or other electronic communication) and mailed, telecopied, or delivered (i) if to the Borrowers, at their address at 3000 N. Sam Houston Pkwy E., Houston, Texas 77032 Attention: Treasurer, Facsimile: (281) 575-3570; (ii) if to any Bank listed on the signature pages hereof, at its Lending Office as on file with the Agent; (iii) if to any other Banks, at its Lending Office specified in the Assignment and Acceptance pursuant to which it becomes a Bank; (iv) if to the Agent or the Swingline Bank, at the addresses set forth below: Citibank Delaware 1 Penns Way, Ops II New Castle, DE 19720 Attn: Agency Operations Phone: (302) 894-6010 Fax: (646) 274-5080 Borrower inquiries only: AgencyABTFSupport@citi.com Borrower notifications: GlAgentOfficeOps@Citi.com Disclosure Team Mail (Financial Reporting): Oploanswebadmin@citi.com Investor Relations Team (investor inquiries only): global.loans.support@citi.com (but references herein to the address of the Agent for purposes of payments or making available funds or for purposes of Section 8.08(c) shall not include the address to which copies are to be sent); or, as to the Borrowers, the Agent or the Swingline Bank, at such other address as shall be designated by such party in a written notice to the other parties and, as to each other party, at such other address as shall be designated by such party in a written notice to the Borrower Representative and the Agent, provided that materials required to be delivered pursuant to Section 5.01(d)(i), (ii), (iii) or (vi), unless delivered by posting to a website as provided in Section 5.01(d), shall be delivered to the Agent as specified in Section 8.02(b) or as otherwise specified to the Borrowers by the Agent. Each such notice or communication shall be effective (A) if mailed, upon receipt, (B) if delivered by hand, upon delivery with written receipt, and (C) if

81 US-DOCS\161783810.15 telecopied, when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient), except that any notice or communication to the Agent pursuant to this Agreement shall not be effective until actually received by the Agent. Notices delivered through electronic communications to the extent provided in Section 8.02(b), shall be effective as provided in Section 8.02(b). (b) Electronic Communications. Notices and other communications to the Agent, the Banks, the Issuing Banks and the Swingline Bank hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Agent, provided that the foregoing shall not apply to notices to any Bank or Issuing Bank pursuant to Article II if such Bank or Issuing Bank, as applicable, has notified the Agent that it is incapable of receiving notices under such Article by electronic communication. The Agent or the Borrowers may, in their discretion, agree to accept notices and other communications to them hereunder by electronic communications pursuant to procedures approved by them, provided that approval of such procedures may be limited to particular notices or communications. Unless the Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor. (c) The Borrowers hereby agree that they will provide to the Agent all information, documents and other materials that they are obligated to furnish to the Agent pursuant to the Loan Documents, including all notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding any such communication that (i) relates to a request for a new, or a Conversion of an existing, Borrowing or other extension of credit (including any election of an interest rate or interest period relating thereto), (ii) relates to the payment of any principal or other amount due under this Agreement prior to the scheduled date therefor, (iii) provides notice of any Default or Event of Default, (iv) is required to be delivered to satisfy any condition precedent to the effectiveness of this Agreement and/or any Borrowing or other extension of credit hereunder or (v) is delivered by posting to a website as provided in Section 5.01(d) (all such non-excluded communications being referred to herein collectively as “Communications”), by transmitting the Communications in an electronic/soft medium in a format acceptable to the Agent to oploanswebadmin@citigroup.com. In addition, the Borrowers agree to continue to provide the Communications to the Agent in the manner specified in the Loan Documents but only to the extent requested by the Agent. The Borrowers further agree that the Agent may make the Communications available to the Banks by posting the Communications on Debtdomain, Intralinks or a substantially similar electronic transmission system (the “Platform”). The Platform is provided “as is” and “as available”. The Agent Parties (as defined below)

82 US-DOCS\161783810.15 do not warrant the accuracy or completeness of the Communications, or the adequacy of the Platform and expressly disclaim liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects, is made by the Agent Parties in connection with the Communications or the Platform. In no event shall the Agent or any of its Affiliates or any of their respective officers, directors, employees, agents, advisors or representatives (collectively, “Agent Parties”) have any liability to the Borrowers, any Bank or any other Person or entity for damages of any kind, including direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of the Borrowers’ or the Agent’s transmission of Communications through the internet, except to the extent the liability of any Agent Party is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted primarily from such Agent Party’s gross negligence or willful misconduct. The Agent agrees that the receipt of the Communications by the Agent at its e-mail address set forth above shall constitute effective delivery of the Communications to the Agent for purposes of the Loan Documents. The Borrowers hereby acknowledge that certain of the Banks (each, a “Public Bank”) may have personnel who do not wish to receive material non-public information with respect to the Borrowers or their Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Borrowers hereby agree that (w) all materials that are to be made available to Public Banks (excluding (i) information delivered pursuant to Section 5.01(d)(i), (ii), (iii), (v) or (vi) and (ii) any information posted on HALCO’s website or the Internet at www.halliburton.com, at sec.gov/edaux/searches.htm or at another website identified by the Borrowers pursuant to Section 5.01 (collectively, “Deemed Public Information”)) shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking such materials “PUBLIC,” the Borrowers shall be deemed to have authorized the Agent, the Joint Lead Arrangers, the Issuing Banks and the Banks to treat such materials (and any Deemed Public Information) as not containing any material non-public information with respect to the Borrowers or their securities for purposes of United States Federal and state securities laws (provided, however, that such materials shall be treated as set forth in Section 8.14); (y) all materials marked “PUBLIC”, together with all Deemed Public Information, are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (z) the Agent and the Joint Lead Arrangers shall be entitled to treat any materials that are not marked “PUBLIC” (other than Deemed Public Information) as being suitable only for posting on a portion of the Platform not designated “Public Side Information.” (d) Each Bank agrees that notice to it (as provided in the next sentence) (a “Notice”) specifying that any Communications have been posted to the Platform shall constitute effective delivery of such Communications to such Bank for purposes of this Agreement; provided that if requested by any Bank the Agent shall deliver a copy of the Communications to such Bank by email or facsimile. Each Bank agrees (i) to notify the Agent in writing of such Bank’s e-mail address to which a Notice may be sent by electronic transmission (including by electronic communication) on or before the date such Bank becomes a party to this Agreement (and from time to time thereafter to ensure that the Agent has on record an effective e-mail address for such Bank) and (ii) that any Notice may be sent to such e-mail address.

83 US-DOCS\161783810.15 (e) Nothing herein shall prejudice the right of the Agent or any Bank to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document. Section 8.03 No Waiver; Remedies. No failure on the part of any Bank or the Agent to exercise, and no delay in exercising, any right hereunder or under any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law. Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against any Borrower shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Agent in accordance with Article VI for the benefit of all the Banks and the Issuing Banks; provided, however, that the foregoing shall not prohibit (a) the Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Agent) hereunder and under the other Loan Documents, (b) any Issuing Bank or the Swingline Bank from exercising the rights and remedies that inure to its benefit (solely in its capacity as an Issuing Bank or Swingline Bank, as the case may be) hereunder and under the other Loan Documents, (c) any Bank from exercising setoff rights in accordance with Section 8.05 (subject to the terms of Section 2.14), or (d) any Bank from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Borrower under any bankruptcy or insolvency law; and provided further that if at any time there is no Person acting as Agent hereunder and under the other Loan Documents, then (i) the Required Banks shall have the rights otherwise ascribed to the Agent pursuant to Article VI and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.14, any Bank may, with the consent of the Required Banks, enforce any rights and remedies available to it and as authorized by the Required Banks. Section 8.04 Expenses; Compensation. (a) Each Borrower agrees to pay on demand (i) all reasonable and documented out-of-pocket costs and expenses (including the reasonable and documented fees and expenses of counsel) of the Joint Lead Arrangers and the Agent and each of their respective Affiliates in connection with the preparation, execution, delivery and administration of the Loan Documents and the other documents and instruments delivered hereunder or in connection with any amendments, modifications, consents or waivers in connection with the Loan Documents, (ii) all reasonable and documented fees and expenses of counsel for the Joint Lead Arrangers and the Agent and, during the existence of any Event of Default, any Bank with respect to advising any Joint Lead Arranger or the Agent or, during the existence of any Event of Default, any Bank as to its rights and responsibilities under the Loan Documents and (iii) all reasonable and documented out-of-pocket costs and expenses (including the reasonable and documented fees and expenses of counsel) of the Joint Lead Arrangers, the Agent and each Bank in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of the Loan Documents (including the enforcement of rights under this Section 8.04(a)) and the other documents and instruments delivered hereunder and rights and remedies hereunder and thereunder.

84 US-DOCS\161783810.15 (b) If any payment or purchase of principal of, or Conversion of, any SOFR Advance is made other than on the last day of the Interest Period for such Advance, as a result of a payment, purchase or Conversion pursuant to Section 2.09, Section 2.10, Section 2.15, Section 2.16, Section 2.17 or Section 2.23(c), acceleration of the maturity of the Advances pursuant to Section 6.01 or for any other reason, or if the Borrowers, for any reason other than as provided in Section 2.02(c), fail to borrow or continue, or Convert any Base Rate Advance into, a SOFR Advance, the Borrowers shall, within 15 days after demand by any Bank (with a copy of such demand to the Agent), pay to the Agent for the account of such Bank any amounts required to compensate such Bank for any additional losses, costs or expenses which it may reasonably incur as a result of such payment, purchase or Conversion, or such failure to borrow, continue or Convert, including any loss (excluding loss of anticipated profits), cost or expense reasonably incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Bank to fund or maintain such Advance. A certificate as to the amount of such additional losses, costs or expenses, submitted to the Borrowers and the Agent by such Bank, shall be conclusive and binding for all purposes, absent manifest error. (c) Each Borrower agrees to indemnify and hold harmless the Agent, each Joint Lead Arranger, each Bank, each Issuing Bank, each Co-Syndication Agent, each Co- Documentation Agent and each of their respective Affiliates and each of their respective officers, directors, employees, agents, advisors and representatives, and any Related Parties of any of the foregoing Persons (each, an “Indemnified Person”) from and against (and will promptly reimburse each Indemnified Person as the same are incurred for) any and all claims, damages, losses, liabilities and expenses (including the reasonable and documented fees, disbursements and other charges of one counsel for all Indemnified Persons selected by the Joint Lead Arrangers and one local counsel in each relevant jurisdiction (and one additional counsel to each group of affected Indemnified Persons that are similarly situated to the extent such Indemnified Persons reasonably conclude that their interests conflict with those of any other Indemnified Person, and one local counsel in each relevant jurisdiction)), joint or several, that may be incurred by or asserted or awarded against any Indemnified Person (including in connection with any investigation, litigation or proceeding (a “Proceeding”) or the preparation of a defense in connection therewith), in each case arising out of or in connection with (i) this Agreement or any other Loan Document or the transactions contemplated hereby or thereby, (ii) any use made or proposed to be made with the proceeds of any Advance or any Letter of Credit or (iii) the existence of any condition on any property of such Borrower or any of its Subsidiaries that constitutes a violation of any environmental protection law or any other law, rule, regulation or order, except to the extent such claim, damage, loss, liability or expense (i) is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnified Person, (ii) arises from a material breach of such Indemnified Person’s obligations hereunder as determined in a final, non-appealable judgment by a court of competent jurisdiction or (iii) arises from a Proceeding by an Indemnified Person against another Indemnified Person (other than a Proceeding involving (A) alleged conduct by such Borrower or any of its Affiliates or (B) against an arranger, bookrunner or administrative agent in its capacity as such). In the case of a Proceeding to which the indemnity in this Section 8.04(c) applies, such indemnity shall be effective, whether or not such Proceeding is brought by the Borrowers or

85 US-DOCS\161783810.15 any of their Affiliates, securityholders or creditors, an Indemnified Person or any other person, or an Indemnified Person is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated. No Indemnified Person shall have any liability (whether direct or indirect, in contract, tort or otherwise) to any Borrower or any of its Affiliates, securityholders or creditors for or in connection with the transactions contemplated hereby, except to the extent such liability is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Person’s (i) gross negligence, bad faith or willful misconduct or (ii) a material breach of such Indemnified Person’s obligations hereunder. In no event, however, shall any Indemnified Person be liable for any special, indirect, consequential or punitive damages (including any loss of profits, business or anticipated savings). No Indemnified Person shall be liable for any damages arising from the use by unintended recipients of any information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby. Each Borrower shall not, without the prior written consent of an Indemnified Person (which consent shall not be unreasonably withheld), effect any settlement of any pending or threatened Proceeding against an Indemnified Person in respect of which indemnity could have been sought hereunder by such Indemnified Person unless such settlement (i) includes an unconditional release of such Indemnified Person from all liability or claims that are the subject matter of such Proceeding, (ii) does not include any statement as to any admission by or on behalf of such Indemnified Person (it being understood that an Indemnified Person may reasonably withhold its consent to any settlement that does not comply with clauses (i) and (ii) of this sentence) and (iii) is in writing in form reasonably acceptable to the applicable Indemnified Persons. Each Indemnified Person will promptly notify the Borrower Representative upon receipt of written notice of any claim or threat to institute a claim, provided that any failure by any Indemnified Person to give such notice shall not relieve any Borrower from the obligation to indemnify the Indemnified Persons to the extent that such Borrower is not materially prejudiced as a result of such failure. Payments under any indemnification provided for in this Section 8.04(c) shall be made within 30 days from the date such Indemnified Person makes written demand therefor. (d) Section 8.04(a)-(c) shall not apply to taxes which shall be governed solely by Sections 2.12 and 2.13. (e) Without prejudice to the survival of any other agreement of the Borrowers hereunder, all obligations of the Borrowers, the Agent and the Banks under Section 2.12, Section 2.13 and this Section 8.04 shall survive the termination of the Commitments and this Agreement and the payment in full of all amounts hereunder and under the Notes. Section 8.05 Right of Set-Off. Upon (a) the occurrence and during the continuance of any Event of Default and (b) the making by the Required Banks of the request or the granting by the Required Banks of the consent specified by Section 6.01 to authorize the Agent to declare the Advances due and payable pursuant to the provisions of Section 6.01, each Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and

86 US-DOCS\161783810.15 apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Bank (or by any branch, agency, subsidiary or other Affiliate of such Bank, wherever located) to or for the credit or the account of any Borrower against any and all of the obligations of the Borrowers now or hereafter existing under this Agreement or any Note held by such Bank, whether or not such Bank shall have made any demand under this Agreement or any such Note and although such obligations may be unmatured. Each Bank agrees promptly to notify the Administrative Agent and the Borrower Representative after any such set-off and application made by such Bank, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Bank under this Section 8.05 are in addition to other rights and remedies (including other rights of setoff) which such Bank may have. Section 8.06 Limitation and Adjustment of Interest. (a) Notwithstanding anything to the contrary set forth herein, in any other Loan Document or in any other document or instrument, no provision of any of the Loan Documents or any other instrument or document furnished pursuant hereto or in connection herewith is intended or shall be construed to require the payment or permit the collection of interest in excess of the maximum non-usurious rate permitted by applicable law. Accordingly, if the transactions with any Bank contemplated hereby would be usurious under applicable law, if any, then, in that event, notwithstanding anything to the contrary in any Note payable to such Bank, this Agreement or any other document or instrument, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under applicable law that is contracted for, taken, reserved, charged or received by such Bank under any Note payable to such Bank, this Agreement or any other document or instrument shall under no circumstances exceed the maximum amount allowed by such applicable law, and any excess shall be canceled automatically and, if theretofore paid, shall, at the option of such Bank, be credited by such Bank on the principal amount of the indebtedness owed to such Bank by the Borrowers or refunded by such Bank to the Borrowers, and (ii) in the event that the maturity of any Note payable to such Bank is accelerated or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to such Bank may never include more than the maximum amount allowed by such applicable law and excess interest, if any, to such Bank provided for in this Agreement or otherwise shall be canceled automatically as of the date of such acceleration or prepayment and, if theretofore paid, shall, at the option of such Bank, be credited by such Bank on the principal amount of the indebtedness owed to such Bank by the Borrowers or refunded by such Bank to the Borrowers. In determining whether or not the interest contracted for, taken, reserved, charged or received by any Bank exceeds the maximum non- usurious rate permitted by applicable law, such determination shall be made, to the extent that doing so does not result in a violation of applicable law, by amortizing, prorating, allocating and spreading, in equal parts during the period of the full stated term of the loans hereunder, all interest at any time contracted for, taken, charged, received or reserved by such Bank in connection with such loans. (b) In the event that at any time the interest rate applicable to any Advance made by any Bank would exceed the maximum non-usurious rate allowed by applicable law, the rate of interest to accrue on the Advances by such Bank shall be limited to the maximum non- usurious rate allowed by applicable law, but shall accrue, to the extent permitted by law, on the principal amount of the Advances made by such Bank from time to time outstanding, if any, at the maximum non-usurious rate allowed by applicable law until the total amount of interest accrued

87 US-DOCS\161783810.15 on the Advances made by such Bank equals the amount of interest which would have accrued if the interest rates applicable to the Advances pursuant to Article II had at all times been in effect. In the event that upon the final payment of the Advances made by any Bank and termination of the Revolving Credit Commitment of such Bank, the total amount of interest paid to such Bank hereunder and under the Notes is less than the total amount of interest which would have accrued if the interest rates applicable to such Advances pursuant to Article II had at all times been in effect, then the Borrowers agree to pay to such Bank, to the extent permitted by law, an amount equal to the excess of (i) the lesser of (A) the amount of interest which would have accrued on such Advances if the maximum non-usurious rate allowed by applicable law had at all times been in effect or (B) the amount of interest which would have accrued on such Advances if the interest rates applicable to such Advances pursuant to Article II had at all times been in effect over (ii) the amount of interest otherwise accrued on such Advances in accordance with this Agreement. Section 8.07 Binding Effect. This Agreement shall become effective as provided in Section 3.01 and thereafter shall be binding upon and inure to the benefit of the Borrowers and the Agent and each Bank and their respective successors and assigns, except that no Borrower shall have the right to assign its rights or obligations hereunder or under any other Loan Document or any interest herein or therein without the prior written consent of all of the Banks (and any attempted assignment without such consent shall be null and void). This Agreement and the other Loan Documents, and any separate letter agreements with respect to fees, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Section 8.08 Assignments and Participations. (a) Each Bank may assign to one or more banks or other entities all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment, the Advances owing to it and the Notes held by it); provided, however, that (i) each such assignment shall be of a constant, and not a varying, percentage of all rights and obligations under this Agreement, (ii) except in the case of an assignment of all of a Bank’s rights and obligations under this Agreement, the amount of the Commitment of the assigning Bank being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $5,000,000, (iii) each such assignment shall be to an Eligible Assignee, and (iv) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with the Notes subject to such assignment and a processing and recordation fee of $3,500. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Bank hereunder and (y) the Bank assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of an assigning Bank’s rights and obligations under this Agreement, such Bank shall cease to be a party hereto) except that the rights of the assigning Bank under Sections 2.08, 2.12, 2.13 and 8.04 shall continue with respect to events and occurrences occurring before or concurrently with the effective date of such Assignment and Acceptance.

88 US-DOCS\161783810.15 (b) By executing and delivering an Assignment and Acceptance, the Bank assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Bank makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with any Loan Document or any other instrument or document furnished pursuant hereto or in connection herewith or the execution, legality, validity, enforceability, genuineness, sufficiency or value of any Loan Document or any other instrument or document furnished pursuant hereto or in connection herewith; (ii) such assigning Bank makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrowers or any other Person or the performance or observance by the Borrowers or any other Person of any of its respective obligations under any Loan Document or any other instrument or document furnished pursuant hereto or in connection herewith; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01(d)(i) and (ii) and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Agent, such assigning Bank or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement, any of the other Loan Documents or any other instrument or document; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Agent to take such action as Agent on its behalf and to exercise such powers and discretion under the Loan Documents as are delegated to the Agent by the terms hereof or thereof, together with such powers and discretion as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Bank. (c) The Agent, acting solely for this purpose as a non-fiduciary agent of the Borrowers, shall maintain at its address referred to in Section 8.02 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Banks and the Commitment of, and the principal amount (and stated interest) of the Revolving Credit Advances owing to, each Bank from time to time (the “Register”). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrowers, the Agent and the Banks shall treat each Person whose name is recorded in the Register as a Bank hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrowers or any Bank at any reasonable time and from time to time upon reasonable prior notice. (d) Upon its receipt of an Assignment and Acceptance executed by an assigning Bank and an assignee representing that it is an Eligible Assignee, together with the Notes, if any, subject to such assignment, the Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit C, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrowers. Within five (5) Business Days after its receipt of such notice, the Borrowers shall execute and deliver to the Agent in exchange for the surrendered Notes, if any, a new Note (if requested by the assignee) payable to such Eligible Assignee in an amount equal to the Revolving Credit Commitment assumed by it pursuant to such Assignment and Acceptance

89 US-DOCS\161783810.15 (plus any Revolving Credit Commitment already held by it) and, if the assigning Bank has retained a Revolving Credit Commitment hereunder, a new Note payable to the assigning Bank in an amount equal to the Revolving Credit Commitment retained by it hereunder (such new Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit A-1). (e) Each Bank may sell participations to one or more banks or other entities (other than the Borrowers or any of its Affiliates) in or to all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment, the Advances owing to it and the Notes held by it) (each such recipient of a participation, a “Participant”); provided, however, that (i) such Bank’s obligations under this Agreement (including its Commitment to the Borrowers hereunder) shall remain unchanged, (ii) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Bank shall remain the holder of any such Notes for all purposes of this Agreement, (iv) the Borrowers, the Agent and the other Banks shall continue to deal solely and directly with such Bank in connection with such Bank’s rights and obligations under this Agreement, and (v) the terms of any such participation shall not restrict such Bank’s ability to make any amendment or waiver of this Agreement or any Note or such Bank’s ability to consent to any departure by the Borrowers therefrom without the approval of the Participant, except that the approval of the Participant may be required to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, or postpone any date fixed for any payment of principal of or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation. Each Bank that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in Advances or other Obligations under the Loan Documents (the “Participant Register”); provided that no Bank shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Advances, Letters of Credit or other Obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Advance, Letter of Credit or other Obligation is in registered form under Section 5f.103-1(c) or Proposed Section 1.163-5(b) (or, in each case, any amended or successor sections) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Bank shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register. (f) Each Issuing Bank may assign to an Eligible Assignee all or a portion of its rights and obligations under the undrawn portion of its Letter of Credit Commitment at any time; provided, however, that (i) each such assignment shall be to an Eligible Assignee and (ii) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with a processing and recordation fee of $3,500.

90 US-DOCS\161783810.15 (g) Any Bank may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 8.08, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrowers or any of their respective Subsidiaries furnished to such Bank by or on behalf of the Borrowers or any of their respective Subsidiaries; provided that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree to comply with Section 8.14. (h) Notwithstanding any other provision set forth in this Agreement, any Bank may at any time create a pledge or security interest in all or any portion of its rights under this Agreement (including the Revolving Credit Advances owing to it and the Note or Notes held by it) to secure obligations of such Bank, including any pledge in favor of any Federal Reserve Bank in accordance with Regulation A of the Federal Reserve Board; provided that no such pledge or security interest shall release such Bank from any of its obligations hereunder or substitute any pledgee or secured party for such Bank as a party hereto. Section 8.09 No Liability of Issuing Banks. Each Borrower assumes all risks of the acts or omissions of any beneficiary or transferee of any Letter of Credit with respect to its use of such Letter of Credit. Neither any Issuing Bank nor any other Bank nor any of its employees, Affiliates, advisors, attorneys, agents, officers or directors shall be liable or responsible for: (a) the use that may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith; (b) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; (c) payment by such Issuing Bank against presentation of documents that do not comply with the terms of a Letter of Credit, including failure of any documents to bear any reference or adequate reference to such Letter of Credit; or (d) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit, except that the such Borrower shall have a claim against such Issuing Bank, and such Issuing Bank shall be liable to such Borrower, to the extent of any direct, but not consequential, damages suffered by such Borrower that such Borrower proves were caused by (i) such Issuing Bank’s willful misconduct or gross negligence as determined in a final, non-appealable judgment by a court of competent jurisdiction in determining whether documents presented under any Letter of Credit comply with the terms of such Letter of Credit or (ii) such Issuing Bank’s willful failure to make lawful payment under a Letter of Credit after the presentation to it of a draft and certificates strictly complying with the terms and conditions of the Letter of Credit. In furtherance and not in limitation of the foregoing, an Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary. Section 8.10 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of a copy of a signature page to this Agreement by facsimile or other electronic communication (e-mail) shall be as effective as delivery of a manually executed counterpart of this Agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement and/or the other Loan Documents or any other document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include Electronic Signatures (as defined below), deliveries or the

91 US-DOCS\161783810.15 keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper- based recordkeeping system, as the case may be. “Electronic Signatures” means any electronic symbol or process attached to, or associated with, any contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record. Section 8.11 Judgment. (a) If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder in Dollars into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Agent could purchase Dollars with such other currency at Citi’s principal office in London at 11:00 A.M. (London time) on the Business Day preceding that on which final judgment is given. (b) If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder in a Foreign Currency into Dollars, the parties agree to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Agent could purchase such Foreign Currency with Dollars at Citi’s principal office in London at 11:00 A.M. (London time) on the Business Day preceding that on which final judgment is given. (c) The obligation of the Borrowers in respect of any sum due from them in any currency (the “Primary Currency”) to any Bank or the Agent hereunder shall, notwithstanding any judgment in any other currency, be discharged only to the extent that on the Business Day following receipt by such Bank or the Agent (as the case may be), of any sum adjudged to be so due in such other currency, such Bank or the Agent (as the case may be) may in accordance with normal banking procedures purchase the applicable Primary Currency with such other currency; if the amount of the applicable Primary Currency so purchased is less than such sum due to such Bank or the Agent (as the case may be) in the applicable Primary Currency, the Borrowers agree, as a separate obligation and notwithstanding any such judgment, to indemnify such Bank or the Agent (as the case may be) against such loss, and if the amount of the applicable Primary Currency so purchased exceeds such sum due to any Bank or the Agent (as the case may be) in the applicable Primary Currency, such Bank or the Agent (as the case may be) agrees to remit to the Borrowers such excess. Section 8.12 Governing Law. This Agreement and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York. Section 8.13 Jurisdiction; Damages. To the fullest extent it may effectively do so under applicable law, (a) each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its Property, to the exclusive jurisdiction of any New York state court or federal court sitting in New York City, Borough of Manhattan, and any appellate court from any appeal thereof, in any action or proceeding (whether in tort, law or equity) arising out of or relating to this Agreement, any of the Notes, or any other instrument or document furnished pursuant hereto or in connection herewith or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of such action or proceeding may be heard and determined in any such court; (b) each of the parties hereto hereby irrevocably and unconditionally waives the defense of an inconvenient forum to the maintenance

92 US-DOCS\161783810.15 of such action or proceeding and any objection that it may now or hereafter have to the laying of venue of any such action or proceeding in any such court; (c) each Borrower hereby agrees that service of copies of the summons and complaint and any other process which may be served in any such action or proceeding may be made by mailing or delivering a copy of such process to such Borrower at its address specified in Section 8.02; and (d) each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing herein shall affect the rights of any Bank or the Agent to serve legal process in any other manner permitted by law. Each of the Borrowers, the Agent and the Banks and each of their respective directors, officers, employees, Affiliates, advisors and agents hereby irrevocably and unconditionally waives, to the fullest extent it may effectively do so under applicable law, any right it may have to claim or recover in any action or proceeding (whether in tort, law or equity) referred to in this Section 8.13 any special, indirect, consequential, punitive, treble or exemplary damages; provided that nothing in this Section 8.13 shall limit any Borrower’s indemnification obligations to the extent such special, indirect, consequential, punitive, treble or exemplary damages are included in any third party claim in connection with which an Indemnified Person is entitled to indemnification hereunder. Section 8.14 Confidentiality. Each Bank agrees that it will maintain the confidentiality of, and will not to disclose without the prior consent of the Borrowers any information with respect to the Borrowers or their respective Subsidiaries which is furnished pursuant to this Agreement other than any such information that is available to the Agent or any Bank on a non-confidential basis prior to the disclosure by the Borrowers; provided that any Bank may disclose any such information (i) to the extent that such information becomes publicly available other than by reason of disclosure in violation of this Agreement by the Banks, (ii) as may be required or appropriate in any report, statement or testimony submitted to or required by any municipal, state or Federal regulatory body having or claiming to have jurisdiction over any Bank or its Affiliates or submitted to or required by the Federal Reserve Board or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or their successors, and including any self-regulatory body having or claiming authority to regulate or oversee any aspect of any Bank’s or its Affiliates’ businesses, (iii) as may be required or appropriate in response to any summons or subpoena in connection with any litigation (in which case such Bank agrees to inform the Borrower Representative promptly thereof prior to such disclosure to the extent not prohibited by law, rule or regulation), (iv) in order to comply with any law, order, regulation or ruling applicable to any Bank (in which case such Bank agrees to inform the Borrower Representative promptly thereof prior to such disclosure to the extent not prohibited by law, rule or regulation unless such disclosure is made in reliance on clause (ii) above), (v) to any assignee, participant, prospective assignee, or prospective participant or any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to the Borrowers and their obligations, this Agreement or payments hereunder, in each case, that has agreed to comply with confidentiality obligations at least as restrictive as those in this Section 8.14, (vi) in connection with the exercise of any remedy by any Bank pertaining to this Agreement, any of the Notes or any other document or instrument delivered in connection herewith, (vii) in connection with any litigation involving any Bank pertaining to any Loan Document or any other document or instrument delivered in connection herewith, (viii) to any other party hereto, (ix) to any Affiliate of such Bank or to such Bank’s employees, legal counsel, independent auditors and other experts, agents or representatives who need to know such

93 US-DOCS\161783810.15 information in connection with the facility evidenced by this Agreement and are informed of the confidential nature of such information, (x) to the extent that such information is received by such Bank from a third party that is not to such Bank’s knowledge subject to confidentiality obligations to the Borrowers, (xi) to the extent that such information is independently developed by the Banks, (xii) on a confidential basis to (A) any rating agency in connection with rating the Borrowers or their respective Subsidiaries or the facility evidenced by this Agreement or (B) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the facility evidenced by this Agreement, and (xiii) with the consent of the Borrowers. For the avoidance of doubt, nothing herein prohibits any individual from communicating or disclosing information regarding suspected violations of laws, rules, or regulations to a governmental, regulatory, or self-regulatory authority. In addition, the Agent and the Banks may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Agent or any Bank in connection with the administration of this Agreement, the other Loan Documents, and the Commitments. Section 8.15 Patriot Act Notice. Each Bank and the Agent (for itself and not on behalf of any Bank) hereby notifies the Borrowers that, pursuant to the requirements of the Patriot Act and/or the Beneficial Ownership Regulation, it is required to obtain, verify and record information that identifies the Borrowers, which information includes the name and address of the Borrowers and other information that will allow such Bank or the Agent, as applicable, to identify the Borrowers in accordance with the Patriot Act and the Beneficial Ownership Regulation. Section 8.16 Waiver of Jury Trial. Each of the Borrowers, the Agent and the Banks hereby irrevocably and unconditionally waives, to the fullest extent it may effectively do so under applicable law, any and all right to trial by jury in any action or proceeding arising out of or relating to this Agreement, any of the Notes, any other Loan Document or any other instrument or document furnished pursuant hereto or in connection herewith or the transactions contemplated hereby. Section 8.17 No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrowers acknowledge and agree that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent, the Joint Lead Arrangers, the Co-Documentation Agents, the Co- Syndication Agents and the Banks are arm’s-length commercial transactions between the Borrowers, on the one hand, and the Administrative Agent, the Joint Lead Arrangers, and the Banks, on the other hand, (B) the Borrowers have consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) the Borrowers are capable of evaluating, and understand and accept, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Administrative Agent, each Joint Lead Arranger, each Co-Documentation Agent, each Co-Syndication Agent and each Bank is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrowers or any of their Affiliates, or any other Person and (B) none of the Administrative Agent, the Joint Lead Arrangers, the Co-Documentation Agents, the Co-Syndication Agents and the Banks has any obligation to the Borrowers or any of their Affiliates with respect to the transactions

94 US-DOCS\161783810.15 contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, the Joint Lead Arrangers, the Co-Documentation Agents, the Co-Syndication Agents and the Banks and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrowers and their Affiliates, and none of the Administrative Agent, the Joint Lead Arrangers, the Co- Documentation Agents, the Co-Syndication Agents and the Banks has any obligation to disclose any of such interests to the Borrowers or their Affiliates. To the fullest extent permitted by law, the Borrowers hereby waive and release any claims that they may have against any of the Administrative Agent, the Joint Lead Arrangers, the Co-Documentation Agents, the Co- Syndication Agents and the Banks with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby. Section 8.18 Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for swap contracts or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York or of the United States or any other state of the United States). (a) In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. (b) As used in this Section 8.18, the following terms have the following meanings: “BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party. “Covered Entity” means any of the following:

95 US-DOCS\161783810.15 a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D). Section 8.19 Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Section 8.20 Joint and Several. Each Borrower hereby unconditionally and irrevocably agrees it is jointly and severally liable to the Administrative Agent, the Issuing Banks and the Lenders for the Obligations. In furtherance thereof, each Borrower agrees that wherever in this Agreement it is provided that a Borrower is liable for a payment, such obligation is the joint and several obligation of each Borrower. Each Borrower acknowledges and agrees that its joint and several liability under this Agreement and the Loan Documents is absolute and unconditional and shall not in any manner be affected or impaired by any acts or omissions whatsoever by the Administrative Agent, any Issuing Bank, any Lender or any other Person (other than the payment in full of the Obligations). Each Borrower’s liability for the Obligations shall not in any manner be impaired or affected by who receives or uses the proceeds of the credit extended hereunder or for what purposes such proceeds are used, and each Borrower waives notice of borrowing requests issued by, and loans or other extensions of credit made to, other Borrowers. Each Borrower hereby agrees not to exercise or enforce any right of exoneration, contribution, reimbursement, recourse or subrogation available to such Borrower against any party liable for payment under this Agreement and the Loan Documents unless and until the payment in full of the Obligations. Each Borrower’s joint and several liability hereunder with respect to the Obligations shall, to the fullest extent permitted by applicable law, be the unconditional liability of such Borrower irrespective of (i) the validity, enforceability, avoidance or subordination of any of the Obligations or of any other document evidencing all or any part of the Obligations, (ii) the absence of any attempt to collect any of the Obligations from any other Borrower or any collateral or other security therefor, or the absence of any other action to enforce the same, (iii) the amendment, modification, waiver, consent, extension, forbearance or granting of any indulgence by the Administrative Agent or any Lender with respect to any provision of any instrument executed by any other Borrower evidencing

96 US-DOCS\161783810.15 or securing the payment of any of the Obligations, or any other agreement now or hereafter executed by any other Borrower and delivered to the Administrative Agent, (iv) the release or compromise, in whole or in part, of the liability of any other Borrower for the payment of any of the Obligations, (v) any increase in the amount of the Obligations beyond any limits imposed herein or in the amount of any interest, fees or other charges payable in connection therewith, in each case, if consented to by any other Borrower, or any decrease in the same, or (vi) any other circumstance that might constitute a legal or equitable discharge or defense of any Borrower (other than the payment in full of the Obligations). After the occurrence and during the continuance of any Event of Default, the Administrative Agent may proceed directly and at once, without notice to any Borrower, against any or all of the Borrowers to collect and recover all or any part of the Obligations, without first proceeding against any other Borrower or against any collateral or other security for the payment or performance of any of the Obligations, and each Borrower waives any provision that might otherwise require the Administrative Agent or the Lenders under applicable law to pursue or exhaust its remedies against any other Borrower before pursuing such Borrower or its property. Each Borrower consents and agrees that neither the Administrative Agent nor any Lender shall be under no obligation to marshal any assets in favor of any Borrower or against or in payment of any or all of the Obligations. ARTICLE IX THE BORROWER REPRESENTATIVE Section 9.01 Appointment; Nature of Relationship. HALCO is hereby appointed by each of the Borrowers as its contractual representative (herein referred to as the “Borrower Representative”) hereunder and under each of the Loan Documents, and each of the Borrowers irrevocably authorizes the Borrower Representative to act as the contractual representative of such Borrower with the rights and duties expressly set forth herein and in the other Loan Documents. The Borrower Representative agrees to act as such contractual representative upon the express conditions contained in this Article IX. Additionally, the Borrowers hereby appoint the Borrower Representative as their agent to receive all of the proceeds of a Revolving Credit Advance, a Letter of Credit Advance or a Swingline Advance Loans, at which time the Borrower Representative shall promptly disburse such Advances to the appropriate Borrower(s). The Administrative Agent and the Lenders, and their respective officers, directors, agents or employees, shall not be liable to the Borrower Representative or any Borrower for any action taken or omitted to be taken by the Borrower Representative or the Borrowers pursuant to this Section 9.01. Section 9.02 Powers. The Borrower Representative shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Borrower Representative by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Borrower Representative shall have no implied duties to the Borrowers, or any obligation to the Lenders to take any action thereunder except any action specifically provided by the Loan Documents to be taken by the Borrower Representative.

97 US-DOCS\161783810.15 Section 9.03 Employment of Agents. The Borrower Representative may execute any of its duties as the Borrower Representative hereunder and under any other Loan Document by or through authorized officers. Section 9.04 Notices. Each Borrower shall immediately notify the Borrower Representative of the occurrence of any Default hereunder, refer to this Agreement, describe such Default, and state that such notice is a “notice of default”. In the event that the Borrower Representative receives such a notice, the Borrower Representative shall give prompt notice thereof to the Administrative Agent and the Lenders. Any notice provided to the Borrower Representative hereunder shall constitute notice to each Borrower on the date received by the Borrower Representative. Section 9.05 Successor Borrower Representative. Upon the prior written consent of the Administrative Agent, the Borrower Representative may resign at any time, such resignation to be effective upon the appointment of a successor Borrower Representative. The Administrative Agent shall give prompt written notice of such resignation to the Lenders. Section 9.06 Execution of Loan Documents. The Borrowers hereby empower and authorize the Borrower Representative, on behalf of the Borrowers, to execute and deliver to the Administrative Agent and the Lenders the Loan Documents and all related agreements, certificates, documents, or instruments as shall be necessary or appropriate to effect the purposes of the Loan Documents. Each Borrower agrees that any action taken by the Borrower Representative or the Borrowers in accordance with the terms of this Agreement or the other Loan Documents, and the exercise by the Borrower Representative of its powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Borrowers. Remainder of Page Intentionally Blank. Signature Pages to Follow.

Signature Page to Five Year Revolving Credit Agreement – Halliburton Company IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written. BORROWERS: HALLIBURTON COMPANY By: /s/ Timothy M. McKeon Name: Timothy M. McKeon Title: Senior Vice President and Treasurer Taxpayer Identification of HALCO: 75-2677995 Address of Principal Place of Business of HALCO: 3000 North Sam Houston Parkway East, Houston, Texas 77032 HALLIBURTON OPERATIONS FINANCE COMPANY, LLC By: /s/ Timothy M. McKeon Name: Timothy M. McKeon Title: Senior Vice President and Treasurer Taxpayer Identification of HOFC: 39-2866367 Address of Principal Place of Business of HOFC: 3000 North Sam Houston Parkway East, Houston, Texas 77032

Signature Page to Five Year Revolving Credit Agreement – Halliburton Company CITIBANK, N.A., as Agent, as an Issuing Bank, as Swingline Bank and as a Bank By: /s/ Maureen Maroney Name: Maureen Maroney Title: Vice President

Signature Page to Five Year Revolving Credit Agreement – Halliburton Company DEUTSCHE BANK AG NEW YORK BRANK, as an Issuing Bank and as a Bank By: /s/ Alison Lugo Name: Alison Lugo Title: Vice President By: /s/ Ming K Chu Name: Ming K Chu Title: Director

Signature Page to Five Year Revolving Credit Agreement – Halliburton Company MUFG BANK, LTD., as an Issuing Bank and as a Bank By: /s/ Kevin Sparks Name: Kevin Sparks Title: Director

Signature Page to Five Year Revolving Credit Agreement – Halliburton Company BANK OF AMERICA, N.A., as an Issuing Bank and as a Bank By: /s/ Tommy Nguyen Name: Tommy Nguyen Title: Vice President

Signature Page to Five Year Revolving Credit Agreement – Halliburton Company BARCLAYS BANK PLC, as an Issuing Bank and as a Bank By: /s/ Sydney G. Dennis Name: Sydney G. Dennis Title: Director

Signature Page to Five Year Revolving Credit Agreement – Halliburton Company BNP PARIBAS, as an Issuing Bank and as a Bank By: /s/ Christopher Sked Name: Christopher Sked Title: Managing Director By: /s/ Valentin Detry Name: Valentin Detry Title: Vice President

Signature Page to Five Year Revolving Credit Agreement – Halliburton Company HSBC BANK USA, N.A., as an Issuing Bank and as a Bank By: /s/ Balaji Rajgopal Name: Balaji Rajgopal Title: Managing Director

Signature Page to Five Year Revolving Credit Agreement – Halliburton Company STANDARD CHARTERED BANK, as an Issuing Bank and as a Bank By: /s/ Matthew Davis Name: Matthew Davis Title: Executive Director, Financing Solutions

Signature Page to Five Year Revolving Credit Agreement – Halliburton Company BANCO BILBAO VIZCAYA ARGENTARIA, S.A. NEW YORK BRANCH, as a Bank By: /s/ Cara Younger Name: Cara Younger Title: Managing Director By: /s/ Andrew Pargament Name: Andrew Pargament Title: Managing Director

Signature Page to Five Year Revolving Credit Agreement – Halliburton Company MORGAN STANLEY BANK, N.A., as a Bank By: /s/ Michael King Name: Michael King Title: Authorized Signatory

Signature Page to Five Year Revolving Credit Agreement – Halliburton Company THE BANK OF NOVA SCOTIA, HOUSTON BRANCH, as a Bank By: /s/ Joe Lattanzi Name: Joe Lattanzi Title: Managing Director

Signature Page to Five Year Revolving Credit Agreement – Halliburton Company WELLS FARGO BANK, N.A., as a Bank By: /s/ Justyn Thomas Name: Justyn Thomas Title: Vice President

Signature Page to Five Year Revolving Credit Agreement – Halliburton Company BANCO SANTANDER, S.A., NEW YORK BRANCH, as a Bank By: /s/ Andres Barbosa Name: Andres Barbosa Title: Managing Director By: /s/ Carolina Gutierrez Name: Carolina Gutierrez Title: Executive Director

Signature Page to Five Year Revolving Credit Agreement – Halliburton Company U.S. BANK NATIONAL ASSOCIATION, as a Bank By: /s/ Beth Johnson Name: Beth Johnson Title: Senior Vice President

Signature Page to Five Year Revolving Credit Agreement – Halliburton Company AGRICULTURAL BANK OF CHINA, NEW YORK BRANCH, as a Bank By: /s/ Nelson Chou Name: Nelson Chou Title: SVP & Head of Corporate Banking Dept.

Signature Page to Five Year Revolving Credit Agreement – Halliburton Company BANK OF CHINA, NEW YORK BRANCH, as a Bank By: /s/ Raymond Qiao Name: Raymond Qiao Title: Executive Vice President

Signature Page to Five Year Revolving Credit Agreement – Halliburton Company CHINA CONSTRUCTION BANK CORPORATION, NEW YORK BRANCH, as a Bank By: /s/ Xisu Cui Name: Xisu Cui Title: Deputy General Manager

Signature Page to Five Year Revolving Credit Agreement – Halliburton Company FIRST ABU DHABI BANK USA N.V., as a Bank By: /s/ Ora Helmholz Name: Ora Helmholz Title: Chief Operating Officer By: /s/ Hussam Al Najjar Name: Hussam Al Najjar Title: Head of Operations

Signature Page to Five Year Revolving Credit Agreement – Halliburton Company NATIONAL BANK OF KUWAIT, S.A.K.P., GRAND CAYMAN BRANCH, as a Bank By: /s/ Gerard Neber Name: Gerard Neber Title: Treasurer, Americas By: /s/ Marcia Bockol Name: Marcia Bockol Title: SVP – Head of Corporate Banking

Signature Page to Five Year Revolving Credit Agreement – Halliburton Company RIYAD BANK HOUSTON AGENCY, as a Bank By: /s/ Chris Chambers Name: Chris Chambers Title: General Manager By: /s/ Ana McQuaig Name: Ana McQuaig Title: L/C Supervisor

Signature Page to Five Year Revolving Credit Agreement – Halliburton Company AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED, as a Bank By: /s/ Cynthia Dioquino Name: Cynthia Dioquino Title: Director

Signature Page to Five Year Revolving Credit Agreement – Halliburton Company ARAB BANKING CORPORATION (B.S.C.), NEW YORK BRANCH, as a Bank By: /s/ Harry Cosgrave Name: Harry Cosgrave Title: Senior Relationship Manager By: /s/ Rebecca Yu Name: Rebecca Yu Title: Head of Credit & Risk

Signature Page to Five Year Revolving Credit Agreement – Halliburton Company THE NORTHERN TRUST COMPANY, as a Bank By: /s/ Keith L. Burson Name: Keith L. Burson Title: Senior Vice President

Signature Page to Five Year Revolving Credit Agreement – Halliburton Company THE STANDARD BANK OF SOUTH AFRICA LIMITED, ISLE OF MAN BRANCH, as a Bank By: /s/ Pablo Gonzalez-Spahr Name: Pablo Gonzalez-Spahr Title: Head, Debt Solutions, International

Signature Page to Five Year Revolving Credit Agreement – Halliburton Company For and on behalf of Absa Bank Limited (acting through its Corporate and Investment Banking division), as Bank By: /s/ Chetan Jeeva Name: Chetan Jeeva Title: Authorised For and on behalf of Absa Bank Limited (acting through its Corporate and Investment Banking division), as Bank By: /s/ SS Webber Name: SS Webber Title: Authorised

Signature Page to Five Year Revolving Credit Agreement – Halliburton Company BANCO BRADESCO S.A., NEW YORK BRANCH, as a Bank By: /s/ Gabriela da Silva Vieira Name: Gabriela da Silva Vieira Title: Manager By: /s/ Fernanda Oliveira Demori Name: Fernanda Oliveira Demori Title: Manager

Signature Page to Five Year Revolving Credit Agreement – Halliburton Company UNITED BANK, as a Bank By: /s/ Edward J. Goedecke Name: Edward J. Goedecke Title: Senior Vice President

HN\1299318.15 ANNEX A “Applicable Commitment Fee Rate” means, for any date, the rate per annum set forth in the table below under the heading “Applicable Commitment Fee Rate” opposite the debt rating from S&P and Moody’s, respectively, in effect on such date for the senior unsecured long-term debt of HALCO, with the higher of the two ratings to be determinative in the case where the ratings from S&P and Moody’s would result in different Applicable Commitment Fee Rates; provided that if the debt rating from one of the Rating Agencies is more than one level below the debt rating from the other Rating Agency, then the debt rating one level below the higher of the two shall be used in determining the Applicable Commitment Fee Rate; provided further that (i) if only one Rating Agency has a rating in effect on such date for the senior unsecured long-term debt of HALCO, then only such rating shall be used in determining the Applicable Commitment Fee Rate, and (ii) if neither Rating Agency has a rating in effect on such date for the senior unsecured long-term debt of HALCO, then the lowest level (i.e., highest Applicable Commitment Fee Rate) shall be used in determining the Applicable Commitment Fee Rate: S&P Moody’s Applicable Commitment Fee Rate ≥ A+ ≥ A1 6.0 bps ≥ A ≥ A2 7.5 bps ≥ A- ≥ A3 9.5 bps ≥ BBB+ ≥ Baa1 12.5 bps < BBB < Baa2 15.0 bps “Applicable Margin” means, for any date, (a) with respect to SOFR Advances, the rate per annum set forth in the table below under the heading “SOFR Advances” and (b) with respect to Base Rate Advances, the rate per annum set forth in the table below under the heading “Base Rate Advances”, in each case, opposite the debt rating from S&P and Moody’s, respectively, in effect on such date for the senior unsecured long-term debt of HALCO, with the higher of the two ratings to be determinative in the case where the ratings from S&P and Moody’s would result in different Applicable Margins; provided that if the debt rating from one of the Rating Agencies is more than one level below the debt rating from the other Rating Agency, then the debt rating one level below the higher of the two shall be used in determining the Applicable Margin; provided further that (i) if only one Rating Agency has a rating in effect on such date for the senior unsecured long-term debt of HALCO, then only such rating shall be used in determining the Applicable Margin, and (ii) if neither Rating Agency has a rating in effect on such date for the senior unsecured long-term debt of HALCO, then the lowest level (i.e., highest Applicable Margin) shall be used in determining the Applicable Margin: S&P Moody’s SOFR Advances Base Rate Advances ≥ A+ ≥ A1 0.750% 0.000% ≥ A ≥ A2 0.875% 0.000% ≥ A- ≥ A3 1.000% 0.000% ≥ BBB+ ≥ Baa1 1.125% 0.125% < BBB < Baa2 1.250% 0.250%